                                                                    EXHIBIT 99.5


                         CONVERSION VALUATION APPRAISAL
                                 UPDATE REPORT

                       INDEPENDENCE COMMUNITY BANK CORP.
                          PROPOSED HOLDING COMPANY FOR
                           INDEPENDENCE SAVINGS BANK
                               Brooklyn, New York

                                  Dated As of:
                                 August 8, 1997




                                  Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                   Suite 2210
                           Arlington, Virginia  22209

                         [RP FINANCIAL, LC. LETTERHEAD]



                                                     August 8, 1997


Board of Trustees
Independence Community Bank Corp. and
Board of Directors
Independence Savings Bank
195 Montague Street
Brooklyn, New York  11201-6297

Gentlemen:

         RP Financial, LC. ("RP Financial") has completed and hereby provides an updated independent appraisal of the estimated pro forma market value of the common stock in connection with the mutual-to-stock conversion transaction whereby Independence Community Bank Corp., a New York chartered mutual holding company (the "Mutual Holding Company"), will be combined with Independence Savings Bank (the "Bank") simultaneously with the Mutual Holding Company's conversion to stock form and the reorganization of the Bank as a subsidiary of a newly-formed Delaware stock corporation, to be known as Independence Community Bank Corp. (the "Company). Newly-formed tax-qualified employee stock benefit plans will be offered common stock of the Company in the conversion offering, with purchases by the Employee Stock Ownership Plan ("ESOP") funded by a loan from the Company. In addition, immediately following the conversion the Company intends to donate to a charitable foundation authorized but unissued shares of Company common stock equal to 8 percent of the shares issued in the conversion.

         This appraisal update is being furnished to the New York State Department of Banking (the "Department") and the Federal Deposit Insurance Corporation ("FDIC"), consistent with the valuation guidelines addressed at length in the Original Appraisal. Our original appraisal report, dated June 20, 1997 (the "Original Appraisal"), is incorporated herein by reference. RP Financial has prepared this appraisal update to reflect more recent financial information for the Bank, as incorporated in the prospectus; changes in the market for thrift stocks, including new issues; and, to the extent publicly-available, updated financial and other information for the Peer Group. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change time to time, no assurance can be given that persons who purchase shares of common stock in the Conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.

Board of Trustees/Directors
August 8, 1997
Page 2


         RP Financial's updated valuation was determined based on the financial condition and operations of the Bank as of May 31, 1997, the date of the financial data included in the Company's Prospectus. The de minimus balance of Mutual Holding Company assets contributed to the Bank in conjunction with the Conversion were considered in the estimated pro forma market value.

         RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client financial institutions.

         This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


DISCUSSION OF RELEVANT CONSIDERATIONS

   1.    Financial Results

           The Original Appraisal was based on the fiscal year March 31, 1997 financials contained in the original application and draft prospectus. With the incorporation of May 31, 1997 "stub" financials in the application and draft prospectus, RP Financial has included such financials in this appraisal update. As described more fully below, some of the interim change in financials through May 31, 1997 reflect the anticipated April 1997 reinvestment of cash into securities following the March 1997 investment portfolio restructuring and consummation of the pending branch purchase in April 1997. Table 1 presents summary balance sheet data as of March 31, and May 31, 1997. The trends are described more fully below.

Board of Trustees/Directors
August 8, 1997
Page 3


                                    Table 1
                           Independence Savings Bank
                           Recent Balance Sheet Data

                                                     At March 31, 1997                       At May 31, 1997
                                                     -----------------                       ---------------
                                                                       % of                                   % of
                                                 Amount               Assets            Amount(1)            Assets
                                                 ------               ------            ---------            ------
                                                 ($000)                 (%)              ($000)                (%)
Selected Balance Sheet Items
----------------------------
Assets                                         $3,733,316              100.00%         $3,820,595             100.00%
Cash & Cash Equivalents                           374,636(2)            10.03             130,993               3.43
Mortgage-Backed & Related Sec.                    190,979                5.12             182,248               4.77
Investment Securities (AFS)                       357,487                9.58             716,943              18.77
Loans Receivable (Net)                          2,503,089               67.05           2,560,926              67.03
Intangible Assets (3)                              60,499                1.62              63,130               1.65
Deposits                                        3,325,558               89.08           3,380,174              88.47
FHLB Advances                                      14,550                0.39              14,550               0.38
Other Borrowings                                    2,682                0.07               2,633               0.07
Stockholders' Equity                              309,114                8.28             316,576               8.29
Tangible Stockholders' Equity                     248,615                6.66             253,446               6.63
AFS Adjustment                                        368                0.01               3,282               0.09

Other Information
-----------------
Loans Serviced for Others                        $314,639                                $309,872
Int.-Earning Assets/Int.-Bearing Liab.               106%                                    109%
Non-Performing Assets/Total Assets                  0.51%                                   0.46%
Loan Loss Allow./Gross Loans                        1.06%                                   1.11%
Loan Loss Allow./Non-Performing Assets            144.92%                                 170.05%

(1) Unaudited; includes a branch office located in Astoria, New York, purchased in April 1997, which had $69.997 million of deposits at March 31, 1997.

(2) Excludes $107.6 million of accounts receivable, or 2.88 percent of assets, as a result of end- of-period investment securities sales. Includes $270.2 million on deposit at the FHLB of New York, or 7.24 percent of assets, as a result of investment securities sales which settled on or prior to March 31, 1997; these funds were subsequently reinvested by April 2, 1997 in U.S. Treasury Securities.

(3) Includes goodwill and other intangibles of $23.7 and $36.8 million at March 31, 1997, respectively, and $23.4 and $39.7 million at May 31, 1997, respectively.

Source:  Audited and unaudited financial reports and offering documents.

Board of Trustees/Directors
August 8, 1997
Page 4


           Growth Trends

           Independence's total assets increased by $87.3 million over the two months ended May 31, 1997 to equal $3.821 billion, largely attributable to the assets transferred (primarily cash) in the April 1997 branch purchase. The portfolio of investment securities (all designated "available for sale") increased from approximately $357.5 million as of March 31, 1997, to $716.9 million as of May 31, 1997, reflecting the April 1997 reinvestment of proceeds from the March 1997 investment portfolio restructuring and cash from the April 1997 branch purchase. Accordingly, the cash balance diminished with the redeployment of funds into investment securities. The loan portfolio also increased from $2.503 billion as of March 31, 1997, to $2.561 billion as of May 31, 1997, with the ratio of loans/assets remaining relatively stable at approximately 67 percent. The portfolio of loans serviced for others declined through normal amortization and prepayment as loan sale activity during the two months was minimal.

           Deposits increased by approximately $54.6 million to equal $3.380 billion at May 31, 1997, less than the nearly $70 million of deposits acquired in the April 1997 branch purchase, reflecting runoff at existing branches. Borrowings remained constant during the interim period, reflecting primary reliance on deposits for asset funding. As a result of the branch purchase, Independence recorded a $2.6 million net increase to intangible assets; intangible assets equaled $63.1 million as of May 31, 1997, equal to 1.65 percent of assets.

           Loan Portfolio

           Table 2 sets forth key characteristics of Independence's portfolio as of March 31, 1997 and updated information as of May 31, 1997. The loan portfolio schedule reflects that total loans have increased by approximately $57.8 million over the two months ended May 31, 1997, to equal $2.561 billion with portfolio composition undergoing small change. Multi-family loans, comprising the largest segment of the loan portfolio at $1.404 billion, or 54.0 percent of total loans, as of May 31, 1997, demonstrated the largest dollar growth of all loan categories. The balance of single-family mortgage loans declined slightly, while commercial and other mortgage loans and cooperative apartment loans increased modestly. As a result, the Bank's credit risk profile increased somewhat during the two month period.

           Investments and Mortgage-Backed Securities

           Information regarding Independence's investment and mortgage-backed securities portfolio as of March 31, 1997, is set forth in Table 3. The balance of U.S. Government and agency securities increased from $345.1 million to $702.4 million, reflecting the reinvestment of cash proceeds from the investment portfolio restructuring and the branch purchase. The other components of the investment and mortgage-backed securities portfolio showed small change over the two months ended May 31, 1997. All of Independence's investment securities and mortgage-backed securities continue to be classified as "available for sale".

Board of Trustees/Directors
August 8, 1997
Page 5


                                    Table 2
                           Independence Savings Bank
                           Loan Portfolio Composition

                                              At March 31, 1997                 At May 31, 1997
                                              -----------------                 ---------------
                                                             % of                              % of
                                            Amount           Total          Amount             Total
                                            ------           -----          ------             -----
                                            ($000)            (%)           ($000)              (%)
Mortgage Loans:
  Single-Family Residential                 $552,745          21.8%           $551,124          21.2%
  Multi-Family Residential (1)             1,365,124          53.7           1,404,304          54.0
  Commercial & Other Real Estate             158,336           6.2             163,136           6.3
                                             -------           ---             -------           ---
     Total Mortgage Loans                 $2,076,205          81.7%         $2,118,564          81.5%
                                          ==========          =====         ==========          =====
Other Loans:
  Coop. Apartment Loans                     $348,029          13.7%           $359,663          13.8%
  Student Loans                               45,262           1.8              44,397           1.7
  Home Equity & Improvement                   19,545           0.8              19,069           0.6
  Commercial Business Loans                   25,249           1.1              30,661           1.2
  Consumer & Other                            27,005           1.0              28,795           1.1
                                              ------           ---              ------           ---
     Total Other Loans                      $465,090          18.3%           $482,585          18.5%
                                            ========          =====           ========          =====

Total Loans Receivable                    $2,541,295         100.0%         $2,601,149         100.0%
                                          ==========         ======         ==========         ======

Less:
  Allowance for Loan Losses                  $27,024                           $28,776
  Unearned Disc. & Def. Fees                  11,182                            11,447
                                              ------                            ------

Loans Receivable, Net                     $2,503,089                        $2,560,926
                                          ==========                        ==========

(1) Includes $294.9 and $306.5 million of loans secured by mixed use properties (combined residential and commercial use) as of March 31, 1997 and May 31, 1997, respectively.

Source:  Prospectus.

Board of Trustees/Directors
August 8, 1997
Page 6


                                    Table 3
                           Independence Savings Bank
                        Investment Portfolio Composition

                                               At                   At
                                            March 31,             May 31,
               Type                           1997                 1997
               ----                           ----                 ----
                                             ($000)               ($000)
U.S. Government & Agencies                   $345,144            $702,360
Municipal & Corporate Securities                1,462               1,462
Stocks                                         10,881              13,121
Mortgage-Backed Securities                    190,979             182,248
                                              -------             -------

   Total                                     $548,466            $899,191
                                             ========            ========

Source:  Prospectus.



           Funding

           Deposit balances increased by $54.6 million, or by 1.6 percent, over the two months ended May 31, 1997, to equal $3.380 billion, as the $70 million of acquired deposits offset the $15.4 million net deposit outflow after accounting for interest credited. As referenced earlier, recent growth of the Bank's deposit base has primarily been the result of acquisition activity as growth at existing offices has been limited. The use of borrowings continued to be limited and the balance remained unchanged at $14.6 million.

           As of May 31, 1997, the savings and transaction accounts amounted to $1.59 billion, or 47.1 percent of total deposits, down from 47.6 percent at March 31, 1997, largely reflecting the CD concentration at the acquired branch in April 1997. The proportion of jumbo CDs relative to total deposits increased slightly during the two months to nearly 5.9 percent.

           Equity

           After-tax earnings of $4.5 million during the two months ended May 31, 1997, coupled with the impact of a $2.9 million upward after-tax adjustment on "available for sale" securities resulted in equity growth to $316.7 million. As a result of interim asset growth attributable to the branch purchase, the Bank's reported and tangible equity/assets ratios did not change significantly, equaling 8.29 and 6.63 percent as of May 31, 1997, respectively. The Bank maintained capital surpluses relative to all of its regulatory capital requirements at May 31, 1997, as summarized below.

Board of Trustees/Directors
August 8, 1997
Page 7


                                             Required                Actual                  Excess
                                             --------                ------                  ------
                                          %        ($000)        %        ($000)          %        ($000)
                                          -        ------        -        ------          -        ------
   Tier I leverage capital ratio         4 .0%     $149,770      6.7%      $249,335      2.7%     $99,579
   Risk-based capital ratios:
        Tier I                           4 .0        95,557     10.4        249,335      6.4      153,798
        Total                            8 .0        191,114    11.6        278,131      3.6       87,017


           Credit Risk Profile

           As shown in Table 4, the Bank's level of non-performing assets ("NPAs") declined during the two month period from 0.51 to 0.46 percent of assets, reflecting a $1.8 million decline in non-performing assets to $17.4 million and interim asset growth. Loan loss provisions during the two months ended May 31, 1997 of $1.45 million and the reduction in non-performing loans led to an improvement in the reserve coverage ratio from 145 percent to 170 percent. The ratio of allowance for loan losses to gross loans also showed marginal improvement. At the same time, the Bank's risk-weighted assets ratio decreased from 65.97 to 62.53 percent, reflecting a slightly lower level of higher risk assets.

                                    Table 4
                           Independence Savings Bank
                             Non-Performing Assets

                                                                At                  At
                                                             March 31,            May 31,
               Type                                            1997                1997
               ----                                            ----                ----
                                                              ($000)               ($000)
Total Non-Performing Loans                                    $18,648             $16,922
Real Estate Owned, Net (1)                                        540                 484
                                                                  ---                 ---
  Total Non-Performing Assets                                 $19,188             $17,406
                                                              =======             =======
Allowance for Possible Loan Losses as a Percent
  of Gross Loans                                                1.06%               1.11%
Allowance for Possible Loan Losses as a Percent
  of Total Non-Performing Loans (2)                           144.92%             170.05%
Non-Performing Loans as a Percent of Gross Loans                0.73%               0.65%
Non-Performing Assets as a Percent of Total Assets (2)          0.51%               0.46%

(1)  Real estate owned balances are shown net of related loss allowances.

(2) Non-performing assets consist of non-performing loans and REO. Non-performing loans consist of non-accruing loans and all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.

Source:  Prospectus.

Board of Trustees/Directors
August 8, 1997
Page 8



           Interest Rate Risk

           The Bank continues to manage interest rate risk through the asset side. As of March 31, 1997, the Bank's one and three year cumulative gap ratios equaled negative 45.6 and 26.4 percent, respectively (based on anticipated maturities and repricing). As of May 31, 1997, the one year cumulative gap lengthened to negative 47.9 percent while the three year cumulative gap improved to negative 17.4 percent. The change during the two month period related primarily to the April reinvestment of cash proceeds from the investment portfolio restructuring and branch purchase. The Bank's rate shock analysis further reveals its interest rate exposure, as measured through percent change in "net portfolio value" as of May 31, 1997, summarized below.

                  Change in                                % Change in
               Interest Rates                          Net Portfolio Value
               --------------                          -------------------
                    +400                                      (36.99)%
                    +200                                      (16.39)
                    -200                                       15.42
                    -400                                       58.45

               Source:  Prospectus.


           Income and Expense Trends

           The operating results analyzed below for the fiscal year ended March 31, 1997 and the trailing 12 month period ended May 31, 1997 reflect certain non-operating and non-recurring items, thus requiring adjustments to estimate core or recurring earnings. The two month stub period ended May 31, 1997 is an indicator of core profitability as non-recurring items are minimal and since the branch purchase, the March/April 1997 portfolio restructuring/reinvestment and recent tax planning are more fully incorporated. At the same time, a two month stub period is considered to be too short of a period to be relied upon exclusively in reaching a valuation conclusion. The following discussion first compares the two trailing 12 month periods and the two month stub period.

           Net income declined for the 12 months ended May 31, 1997, relative to fiscal 1997 levels, primarily as a result of higher operating expenses and, to a lesser extent, a modest increase in loan loss provisions and slightly lower non-interest operating income. Likewise, estimated core earnings decreased by a similar amount as non-operating items did not change significantly. For the 12 months ended May 31, 1997, net income equaled $15.6 million, or 0.42 percent of average assets, while estimated core earnings equaled $24.1 million, equal to 0.64 percent of average assets (see Table 5 for details). The two month stub period indicates annual earnings of $27.3 million, or 0.71 percent of average assets.

Board of Trustees/Directors
August 8, 1997
Page 9


                                    Table 5
                           Independence Savings Bank
                          Recent Income Statement Data

                                                12 Months Ended            12 Months Ended               2 Months Ended
                                                 March 31, 1997             May 31, 1997                May 31, 1997(2)
                                                 --------------             ------------                ---------------
                                              Amount      Pct.(1)        Amount      Pct.(1)         Amount         Pct.(1)
                                              ------      -------        ------      -------         ------         -------
                                              ($000)        (%)          ($000)        (%)           ($000)           (%)
Interest Income                              $255,303        6.84%       $255,689      6.82%          $44,081         6.94%
Interest Expense                             (140,187)      (3.75)       (140,073)    (3.74)          (23,890)       (3.76)
                                              -------         ----        -------       ----           ------         ----
  Net Interest Income                        $115,116        3.08%       $115,616      3.09%          $20,191         3.18%
Provision for Loan Losses                      (7,960)      (0.21)         (8,810)    (0.24)           (1,450)        0.23
                                               ------         ----         ------      ----            ------         ----
  Net Interest Inc. After Provisions         $107,156        2.87%       $106,806      2.85%          $18,741         2.95%
Other Operating Income                          8,034        0.22           7,842      0.21             1,506         0.24
Goodwill Amortization                          (8,278)      (0.22)         (8,216)    (0.22)           (1,484)       (0.23)
Operating Expense                             (65,322)      (1.75)        (67,610)    (1.80)          (12,512)       (1.97)
                                               ------         ----         ------      ----            ------         ----
  Net Operating Income                        $41,590        1.11%        $38,822      1.04%           $6,251         0.98%
Gain(Loss) on Sale of Loans & Sec.             (3,347)      (0.09)         (3,316)    (0.09)                3         0.00
Loss on Sale of Branch Deposits                (1,778)      (0.05)         (1,778)    (0.05)               --        --
SAIF Special Assessment                        (8,553)      (0.23)         (8,553)    (0.23)               --        --
                                               ------         ----          -----      ----                --        --
  Net Non-Operating Inc./Exp.                $(13,678)      (0.37)%      $(13,647)    (0.36)%              $3         0.00%
Net Income Before Tax                          27,912        0.75          25,175      0.67             6,254         0.98
Income Taxes                                  (10,732)      (0.29)         (9,537)    (0.25)           (1,706)       (0.27)
                                               ------        ----          ------      ----             -----
  Net Income (Loss)                           $17,180        0.46%        $15,638      0.42%           $4,548         0.71%

Adjusted Earnings
-----------------
Net Operating Income                          $41,590        1.11%        $38,822      1.04%           $6,251         0.98%
Tax Effect (3)                                (15,991)      (0.43)        (14,707)    (0.39)           (1,705)       (0.27)
                                               ------        ----          ------      ----             -----         ----
  Adjusted Earnings                           $25,599        0.69%        $24,115      0.64%            $4,546        0.71%

Memo:
  Yield/Cost Spread                             3.09%                        3.08%                       2.99%
  Efficiency Ratio (4)                         53.82%                       54.76%                      57.67%
  Return on Equity (5)                          5.69%                        5.14%                       8.75%
  Effective Tax Rate                           38.45%                       37.88%                      27.28%

(1)  Ratios are as a percent of average assets.

(2)  Ratios are annualized.

(3)  Based on effective tax rate for each year.

(4) Reflects operating expenses excluding SAIF assessment and amortization of intangibles as a percent of the sum of other operating income and net interest income.

(5)  Excludes the special SAIF assessment on a tax-effected basis.

Source: Audited and unaudited financial reports and offering documents and RP Financial calculations.

Board of Trustees/Directors
August 8, 1997
Page 10


           Independence's net interest income increased slightly for the most recent trailing 12 month period, reflecting interim asset growth, while the ratio as a percent of average assets remained essentially constant at 3.09 percent. The Bank's net interest income ratio for the two months ended May 31, 1997 annualized equaled 2.95 percent, which reflects a decline from a level of
3.09 percent reported for fiscal 1997, underscoring the previously referenced trend of declining spreads, despite the 70 basis point yield pick-up from the recent investment portfolio restructuring.

           As discussed in the Original Appraisal, the Bank's adherence to a traditional thrift operating strategy, limited level of diversification in the products and services offered, and community service commitment as a low cost provider of financial services have all limited other operating income to modest levels. For the 12 months ended May 31, 1997, other operating income equaled 0.21 percent of assets, a slight decline from the 0.22 percent of assets reported for fiscal 1997. The other operating income ratio for the 2 months ended May 31, 1997 approximated 24 basis points on an annualized basis.

           Independence's operating expenses increased to $67.6 million for the 12 months ended May 31, 1997, equal to 1.80 percent of average assets, versus $65.3 million for fiscal 1997, or 1.75 percent of average assets (before including the special SAIF assessment and goodwill amortization costs). The factors leading to the increase include expenses incurred with respect to the data processing conversion, an increase in compensation and employee benefits expense resulting from the Bay Ridge acquisition and the 1996 and April 1997 branch purchases, partially offset by a reduction in FDIC insurance premiums reflecting a lower assessment rate. For the two month May 31, 1997 stub period, operating expenses before goodwill amortization are running at over $75 million annually, partially reflecting the additional operating expenses of the purchased branch along with the costs of the data processing conversion. Data processing costs reflected a $799,000 increase over the prior year stub period, largely reflecting the conversion costs. Excluding such data processing conversion costs indicates annual operating expenses of $70 million. However, the Bank expects to continue to incur significant additional costs of the data processing conversion through the end of fiscal 1998, so earnings will continue to be adversely impacted. Notwithstanding the increase, the operating expense ratio remains at relatively moderate levels in comparison to industry averages.

           While the intangibles amortization expense remained substantially unchanged, equaling 0.22 percent of average assets for the two trailing twelve month periods, the expense in the most recent period edged approximately $0.7 million higher due to the $4 million premium paid to purchase the branch in April 1997.

           Independence's efficiency ratio (operating expenses before intangibles amortization and the special SAIF assessment as a percent of the sum of net interest income and other operating income) of approximately 54.76 percent for the most recent 12 months reflected a slight increase over the fiscal 1997 ratio of 53.82 percent, largely due to the increase in operating expenses. The efficiency ratio further deteriorated for the two month stub period to 57.67 percent, again largely due to an increase in operating expenses.

           Provisions for loan losses increased to $8.8 million for the 12 months ended May 31, 1997 versus $8.0 million for the 12 months ended March 31, 1997. Loan loss provisions for the

Board of Trustees/Directors
August 8, 1997
Page 11


two month period ended May 31, 1997 indicate an annual rate of $8.7 million. The increase is attributable to the Bank's determination to increase the allowance for loan losses in view of the continued emphasis on originating multi-family mortgage loans as well as the increased volume of larger multi-family mortgage and individual cooperative apartment loans.

           Non-operating expenses for both trailing 12 month periods were similar, comprised of three components: (1) losses on the sale of loans and securities; (2) loss on the sale of branch deposits; and (3) special SAIF assessment. As noted earlier, there were nominal non-recurring gains and losses during the two months ended May 31, 1997.

   2.    Peer Group Financial Comparisons

         Tables 6 through 10 present the financial characteristics and operating results for Independence, the Peer Group and all publicly-traded thrifts. Independence's financial information is based on the 12 month results through May 31, 1997, while the trailing 12 month financial data for the Peer Group is as of the latest date for which comprehensive data is publicly available, either June 30, 1997 or March 31, 1997 (seven of the ten Peer Group companies have reported June 30, 1997 results to date).

         Financial Condition
         In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal (see Table 6). Relative to the Peer Group, the Bank's interest-earning asset composition continued to reflect a higher level of loans and cash and investments and a lower level of MBS.

         The Peer Group continues to be better capitalized than the Bank on both a reported and tangible capital basis. Specifically, the Bank's reported and tangible capital ratios as of May 31, 1997, equaled 8.3 and 6.6 percent, respectively, versus the Peer Group average of 11.1 and 10.4 percent, respectively. On a post-conversion basis, the Bank's pro forma capital is anticipated to exceed the Peer Group's average capitalization, both reported and tangible capital levels. As discussed in the Original Appraisal, the Bank's higher pro forma capital will provide greater leverage potential than the Peer Group, although in the intermediate term the higher capital will lead to a pronounced disadvantage in terms of ROE.

         The Bank's interest-earning assets ("IEA") position (including cash and equivalents) has increased to 94.0 percent which continues to compare unfavorably to the Peer Group average of 96.6 percent. The Bank also continues to maintain a higher ratio of interest-bearing liabilities ("IBL"), equal to
89.0 percent of assets as of May 31, 1997, relative to the Peer Group's ratio of 86.9 percent, reflecting the Bank's lower capitalization. As a result of the foregoing, the Peer Group continues to maintain greater balance sheet strength and earnings power than the Bank, owing to the higher IEA/IBL ratio of
111.2 and 105.6 percent, respectively. The strengthened capital position from the conversion, the partial withdrawal of funds to purchase conversion stock and the reinvestment of proceeds in interest-earning assets should diminish the Bank's comparative disadvantage and improve its earnings power.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 6
                   Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                              As of June 30, 1997

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Independence SB of Brooklyn NY
------------------------------
  May 31, 1997                            22.2   67.0    4.8     88.5      0.5     0.0      8.3      1.7     6.6       0.0

SAIF-Insured Thrifts                      18.0   67.4   11.3     71.2     14.5     0.2     12.7      0.2    12.5       0.0
All Public Companies                      18.8   66.5   11.4     71.7     14.3     0.1     12.5      0.3    12.2       0.0
Comparable Group Average                  18.0   61.6   17.0     74.3     12.6     0.0     11.1      0.7    10.4       0.0
  Mid-Atlantic Companies                  18.0   61.6   17.0     74.3     12.6     0.0     11.1      0.7    10.4       0.0

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY      15.4   71.8    8.3     82.9      3.7     0.0      9.2      1.2     8.0       0.0
DIME  Dime Community Bancorp of NY        21.2   56.3   17.9     73.3     10.6     0.0     14.5      2.0    12.5       0.0
FFIC  Flushing Fin. Corp. of NY(1)        26.0   52.2   19.1     73.7      9.4     0.0     16.0      0.0    16.0       0.0
HAVN  Haven Bancorp of Woodhaven NY       31.5   54.6   11.2     69.4     23.2     0.0      5.9      0.0     5.9       0.0
JSB   JSB Financial, Inc. of NY(1)        40.1   57.0    0.0     74.5      0.0     0.0     22.2      0.0    22.2       0.0
PKPS  Poughkeepsie Fin. Corp. of NY        5.0   73.3   17.4     68.2     22.0     0.0      8.4      0.0     8.4       0.0
PSBK  Progressive Bank, Inc. of NY        15.3   66.8   14.2     90.8      0.0     0.0      8.6      0.9     7.6       0.0
QCSB  Queens County Bancorp of NY          6.7   86.7    4.2     70.3     14.8     0.0     11.9      0.0    11.9       0.0
RELY  Reliance Bancorp, Inc. of NY(1)      5.8   44.7   45.0     72.9     17.7     0.0      8.0      2.4     5.6       0.0
ROSE  T R Financial Corp. of NY           13.5   52.3   32.7     67.5     24.2     0.0      6.2      0.0     6.2       0.0


                                                Balance Sheet Annual Growth Rates                          Regulatory Capital
                                        ------------------------------------------------------------    -------------------------
                                               Cash and   Loans           Borrows.   Net    Tng Net
                                       Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                       ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Independence SB of Brooklyn NY
------------------------------
  May 31, 1997                           -1.09     2.16    -2.90     -0.42   -66.28    7.83   17.52         6.66  10.44    11.64

SAIF-Insured Thrifts                     11.88     7.27    12.70      6.93    19.02   -0.36   -0.71        10.95  11.07    22.68
All Public Companies                     12.24     7.41    12.88      7.21    17.75    1.24    0.78        10.90  10.92    22.29
Comparable Group Average                  6.85    -6.80    14.83      4.69    27.41    0.57    1.12         8.49   8.32    17.07
  Mid-Atlantic Companies                  6.85    -6.80    14.83      4.69    27.41    0.57    1.12         8.49   8.32    17.07

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY      8.32   -18.65    15.26      3.97       NM    4.67    3.56         7.23   7.23    12.80
DIME  Dime Community Bancorp of NY       -4.14   -47.64    24.38      1.40       NM  -10.41  -10.86         9.86   9.87    19.99
FFIC  Flushing Fin. Corp. of NY(1)        9.71   -14.38    24.29      5.48       NM   -6.14   -6.14        11.74  11.74    26.57
HAVN  Haven Bancorp of Woodhaven NY      14.92     1.77    21.96     10.24    33.27   12.61   12.87         6.71   6.71    14.69
JSB   JSB Financial, Inc. of NY(1)       -1.13   -11.18     9.48     -2.33       NM    0.42    0.42           NM     NM       NM
PKPS  Poughkeepsie Fin. Corp. of NY       4.72    12.10     4.93     10.40    -9.01    3.77    3.77         6.89   6.89    11.95
PSBK  Progressive Bank, Inc. of NY       -2.54   -32.54     6.91     -2.91       NM    4.60    7.53           NM   7.58    14.79
QCSB  Queens County Bancorp of NY        12.64    -3.72    14.17      5.53       NM  -19.49  -19.49           NM  10.32    17.55
RELY  Reliance Bancorp, Inc. of NY(1     10.46    30.15    10.82      4.42    53.63    0.22    4.14           NM     NM       NM
ROSE  T R Financial Corp. of NY          15.56    16.06    16.12     10.67    31.75   15.41   15.41           NM   6.22    18.25

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

Board of Trustees/Directors
August 8, 1997
Page 13


         Updated growth rates for the Bank and the Peer Group suggest little change relative to the trends noted in the Original Appraisal (the Bank's growth rates are annual rates for the 14 months ended May 31, 1997 while the Peer Group's growth rates are for the most recently trailing 12 month period for which data is publicly available). The Bank experienced slight shrinkage in comparison to the Peer Group's nearly 7 percent asset growth, reflecting the Bank's slight deposit shrinkage and partial repayment of borrowings. The Bank's tangible equity continues to grow more quickly than the average of the Peer Group, despite much lower profitability, given (a) the Bank's greater amortization of intangible assets and (b) the various capital management strategies employed by the Peer Group, particularly dividends and stock repurchases.

           Income and Expense Trends

           The Bank's last 12 month profitability declined to 0.42 percent of average assets from 0.46 percent for fiscal 1997, while the Peer Group's earnings declined nominally to 0.95 percent of assets (see Table 7). As described in the Original Appraisal, the Peer Group's earnings advantage was largely attributable to higher net interest and non-interest income and lower loan loss provisions and net non-operating losses, despite higher operating expenses. On a core earnings basis, excluding net non-operating items (including the special SAIF assessment) on an after-tax basis, the Peer Group maintains its comparative advantage relative to the Bank, 1.04 and 0.64 percent of average assets, respectively.

           The Peer Group continued to maintain its net interest income ratio advantage -- the net interest income equaled 3.09 percent and 3.60 percent of assets for the Bank and Peer Group, respectively. The Bank's lower interest income ratio reflected a lower level of interest-earning assets as well as lower overall yields while the comparable interest expense ratio reflects a similar core deposit mixture. Following the infusion of the conversion proceeds, coupled with partial conversion proceeds funding by deposit withdrawals, the Bank's net interest margin can be expected to improve following the conversion.

           The relative levels of loan loss provisions remained relatively unchanged, with the Bank continuing to post higher provisions. Although the Bank continues to maintain more favorable non-performing assets ratios relative to the Peer Group (see Table 9), the Bank's greater loan portfolio risk profile (see Table 8) and similar level of net loan chargeoffs (see Table 9) provide support to the Bank's higher loan loss provisions.

           As discussed earlier, operating expenses, before incorporating intangibles amortization and the special SAIF assessment, increased for the Bank. As a result, the updated operating expense ratio equaled 1.80 percent of average assets, more closely approximating the Peer Group average of 1.98 percent of average assets. Since net interest and non-interest income changed only nominally for the Bank and the Peer Group, the Bank's efficiency ratio changed adversely relative to the Peer Group average (54.8 percent for the Bank versus 51.2 percent for the Peer Group).

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 7
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997

                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
Independence SB of Brooklyn NY
------------------------------
  May 31, 1997                               0.42    6.82    3.74   3.09   0.24    2.85    0.00   0.00    0.21     0.21

SAIF-Insured Thrifts                         0.67    7.38    4.10   3.28   0.14    3.14    0.12   0.01    0.29     0.42
All Public Companies                         0.74    7.39    4.06   3.34   0.15    3.19    0.12   0.00    0.29     0.41
Comparable Group Average                     0.95    7.33    3.73   3.60   0.13    3.47    0.06  -0.02    0.23     0.27
  Mid-Atlantic Companies                     0.95    7.33    3.73   3.60   0.13    3.47    0.06  -0.02    0.23     0.27

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY         0.84    7.34    3.61   3.73   0.19    3.54    0.05  -0.04    0.29     0.31
DIME  Dime Community Bancorp of NY           0.96    6.98    3.26   3.72   0.33    3.39    0.05  -0.04    0.19     0.20
FFIC  Flushing Fin. Corp. of NY(1)           0.90    7.35    3.52   3.84   0.04    3.80    0.08  -0.04    0.13     0.16
HAVN  Haven Bancorp of Woodhaven NY          0.56    7.11    4.05   3.07   0.17    2.90    0.07  -0.01    0.53     0.58
JSB   JSB Financial, Inc. of NY(1)           1.77    7.02    2.60   4.42   0.04    4.38    0.18   0.16    0.03     0.36
PKPS  Poughkeepsie Fin. Corp. of NY          0.34    7.59    4.48   3.11   0.13    2.98   -0.02  -0.10    0.34     0.22
PSBK  Progressive Bank, Inc. of NY           0.99    7.73    3.94   3.78   0.28    3.50    0.02  -0.07    0.37     0.32
QCSB  Queens County Bancorp of NY            1.60    7.93    3.54   4.39   0.00    4.39    0.02   0.00    0.12     0.14
RELY  Reliance Bancorp, Inc. of NY(1)        0.56    7.09    3.77   3.32   0.04    3.28    0.05  -0.03    0.13     0.15
ROSE  T R Financial Corp. of NY              0.98    7.15    4.54   2.61   0.03    2.58    0.09  -0.01    0.17     0.25


                                              G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                            ----------------   --------------     -------------------------
                                                                                                                  MEMO:     MEMO:
                                               G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                             Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                             ------- -------   ------- -------     --------- -------- ------ ----------  --------
Independence SB of Brooklyn NY
------------------------------
  May 31, 1997                                 1.80    0.22      -0.36   0.00        7.36      4.28     3.08     5,057      37.88

SAIF-Insured Thrifts                           2.19    0.02      -0.31   0.00        7.26      4.56     2.70     4,343      36.23
All Public Companies                           2.20    0.03      -0.26   0.00        7.25      4.49     2.76     4,460      35.87
Comparable Group Average                       1.98    0.06      -0.13   0.00        7.60      4.31     3.29     5,155      40.50
  Mid-Atlantic Companies                       1.98    0.06      -0.13   0.00        7.60      4.31     3.29     5,155      40.50

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY           2.16    0.10      -0.29   0.00        7.67      4.11     3.56     2,953      35.13
DIME  Dime Community Bancorp of NY             1.78    0.19      -0.11   0.00        7.32      4.10     3.22     5,434      39.30
FFIC  Flushing Fin. Corp. of NY(1)             2.36    0.00      -0.05   0.00        7.60      4.33     3.27     4,056      49.58
HAVN  Haven Bancorp of Woodhaven NY            2.22    0.01      -0.41   0.00        7.30      4.39     2.91     3,257      33.29
JSB   JSB Financial, Inc. of NY(1)             1.83    0.00       0.14   0.00        7.25      3.44     3.81     4,312      42.15
PKPS  Poughkeepsie Fin. Corp. of NY            2.31    0.00      -0.31   0.00        7.96      4.97     2.99     3,178      40.58
PSBK  Progressive Bank, Inc. of NY             2.20    0.16       0.02   0.00        8.05      4.34     3.71     3,150      33.12
QCSB  Queens County Bancorp of NY              1.87    0.00      -0.03   0.00        8.13      4.30     3.83    12,224      41.42
RELY  Reliance Bancorp, Inc. of NY(1)          1.70    0.19      -0.44   0.00        7.46      4.18     3.28     4,953      50.44
ROSE  T R Financial Corp. of NY                1.34    0.00       0.15   0.00        7.27      4.96     2.31     8,036      39.98

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 8
               Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                              As of June 30, 1997


                                                   Portfolio Composition as a Percent of MBS and Loans
                                                ---------------------------------------------------------
                                                            1-4     Constr.   5+Unit    Commerc.
   Institution                                    MBS     Family    & Land    Comm RE   Business  Consumer
   -----------                                  ------    ------    ------    ------    ------    --------
                                                  (%)       (%)       (%)       (%)       (%)        (%)
   Independence SB of Brooklyn NY                  6.55     32.72      0.00     56.31      1.10      3.31

   SAIF-Insured Thrifts                           15.15     61.77      5.40     11.57      6.58      1.70
   All Public Companies                           15.02     60.77      4.91     13.00      6.17      1.97
   Comparable Group Average                       22.02     41.50      1.13     31.27      3.29      1.40

   Comparable Group
   ----------------


   ALBK  ALBANK Fin. Corp. of Albany NY            8.63     68.05      0.83      5.86      8.53      8.42
   DIME  Dime Community Bancorp of NY             25.75     28.33      0.03     45.62      0.66      0.00
   FFIC  Flushing Fin. Corp. of NY(1)             28.62     43.85      0.00     27.49      0.32      0.00
   HAVN  Haven Bancorp of Woodhaven NY            26.69     48.42      0.89     20.75      3.29      0.04
   JSB   JSB Financial, Inc. of NY(1)              0.72      9.39      0.28     86.54      3.39      0.16
   PKPS  Poughkeepsie Fin. Corp. of NY            19.00     48.81      6.72     25.01      3.80      0.88
   PSBK  Progressive Bank, Inc. of NY             16.47     56.25      1.36     15.08      9.16      1.68
   QCSB  Queens County Bancorp of NY               6.65     22.95      0.11     70.32      0.06      0.00
   RELY  Reliance Bancorp, Inc. of NY(1)          50.02     38.85      0.67      7.23      3.29      0.08
   ROSE  T R Financial Corp. of NY                37.61     50.06      0.39      8.81      0.39      2.73




                                                  RWA/     Serviced       Servicing
   Institution                                   Assets    For Others     Assets
   -----------                                   ------    ----------     ------
                                                   (%)         ($000)     ($000)
   Independence SB of Brooklyn NY                  62.53      309,900          0

   SAIF-Insured Thrifts                            51.61      363,118      2,421
   All Public Companies                            52.04      439,787      3,008
   Comparable Group Average                        51.88      123,928        383

   Comparable Group
   ----------------

   ALBK  ALBANK Fin. Corp. of Albany NY            61.17      273,434        570
   DIME  Dime Community Bancorp of NY              50.39       69,648         31
   FFIC  Flushing Fin. Corp. of NY(1)              45.29       46,272          0
   HAVN  Haven Bancorp of Woodhaven NY             49.12      178,785          0
   JSB   JSB Financial, Inc. of NY(1)              60.88       15,229          0
   PKPS  Poughkeepsie Fin. Corp. of NY             63.40       39,299          0
   PSBK  Progressive Bank, Inc. of NY              56.00       52,557         35
   QCSB  Queens County Bancorp of NY               59.27            0          0
   RELY  Reliance Bancorp, Inc. of NY(1)           37.23      424,129      3,046
   ROSE  T R Financial Corp. of NY                 36.10      139,929        151

(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 9
                  Credit Risk Measures and Related Information
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available

                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Independence SB of Brooklyn NY                  0.01      0.46      0.59      1.12    191.57    165.37        2,222        0.09

SAIF-Insured Thrifts                            0.28      0.81      0.88      0.82    170.78    130.14          319        0.12
All Public Companies                            0.27      0.82      0.93      0.93    172.16    131.79          323        0.12
Comparable Group Average                        0.21      1.12      1.26      1.06    125.80    102.57          295        0.08

Comparable Group
----------------

ALBK  ALBANK Fin. Corp. of Albany NY            0.09      0.91      0.85      0.99    116.56     78.77        1,050        0.16
DIME  Dime Community Bancorp of NY              0.13      0.73      1.05      1.43    136.45    112.22          209        0.12
FFIC  Flushing Fin. Corp. of NY(1)              0.03      0.32      0.52      1.15    223.21    200.33          232        0.00
HAVN  Haven Bancorp of Woodhaven NY             0.08      0.74      1.19      1.15     96.49     86.28          885        0.37
JSB   JSB Financial, Inc. of NY(1)              0.75        NA        NA      0.62        NA        NA            7        0.00
PKPS  Poughkeepsie Fin. Corp. of NY             0.77      4.28      4.08      1.45     35.65     25.28          270        0.17
PSBK  Progressive Bank, Inc. of NY              0.16      0.85      1.01      1.65    163.37    131.46           88        0.06
QCSB  Queens County Bancorp of NY               0.00      0.68      0.55      0.74    134.79     95.23            1       -0.01
RELY  Reliance Bancorp, Inc. of NY(1)           0.02        NA        NA      0.57        NA        NA          187        0.00
ROSE  T R Financial Corp. of NY                 0.02      0.46      0.80      0.80     99.87     90.99           19       -0.02

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

Board of Trustees/Directors
August 8, 1997
Page 17


         The Bank's interest rate exposure, as measured by the quarterly change in the net interest income ratio (see Table 10), continued to show greater volatility than the Peer Group average, partially reflecting recent investment portfolio restructuring. On a pro forma basis, the Bank's greater comparative rate exposure should diminish through increased capitalization and investment of proceeds.

   3.    Stock Market Conditions

         Stock market conditions since the June 20, 1997 Original Appraisal have continued to generally improve, even after absorbing the August 8, 1997 selloff triggered by renewed inflation fears. The thrift market, as measured by the SNL Thrift Index, has generally outperformed the broader market indices, as referenced below.

                                                      6/20/97            8/8/97            % Change
                                                      -------            ------            --------
         Dow Jones Industrials                       7,796.5            8,031.2               3.0%
         S&P 500                                       898.7              933.5               3.9
         NASDAQ Composite                            1,447.1            1,598.5              10.5
         SNL Thrift Index                              625.9              664.6               6.2
         SNL Bank Index                                344.8              357.2               3.6

         The renewed inflation fears has led to higher short-term interest rates since the Original Appraisal, particularly rates on securities with terms under one year.

                                                                                           Basis Point
                                                       6/20/97             8/8/97             Change
                                                       -------             ------             ------
         Prime Rate                                     8.50%               8.50%              0.00%
         90 Day T-Bill                                  5.06                5.28               0.22
         One Year T-Bill                                5.63                5.57              (0.06)
         30-Year T-Bond                                 6.66                6.63              (0.03)

         Some of the key economic reports announced since the Original Appraisal are set forth below. The second quarter 1997 GDP growth was reported at 2.2 percent, indicating slower economic growth than reported in the first quarter of 1997. The annualized inflation rate was 2.3 percent for June 1997,
0.1 percent higher than the previous month. The unemployment rate for July 1997 was reported at 4.8 percent, a decline of 0.2 percent from the prior month. The Fed left interest rates unchanged at its early July meeting.

         Consistent with the SNL Thrift Index, the pricing ratios for New York thrifts demonstrated similar pricing trends since the Original Appraisal, but the Peer Group experience was less favorable.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 10
         Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available

                                         Balance Sheet Measures
                                       --------------------------
                                                        Non-Earn.               Quarterly Change in Net Interest Income
                                                                      ----------------------------------------------------------
                                       Equity/     IEA/   Assets/
Institution                            Assets      IBL     Assets     06/30/97  03/31/97  12/31/96  09/30/96  06/30/96  03/31/96
-----------                            ------    ------    ------     --------  --------  --------  --------  --------  --------
                                         (%)       (%)       (%)     (change in net interest income is annualized in basis points)
Independence SB of Brooklyn NY            6.6     105.6       6.0          53       -61        13        -7        12        49

SAIF-Insured Thrifts                     12.1     111.2       3.2           1         1        -0        -2         8         7
All Public Companies                     11.9     111.0       3.2           0         1         0        -1         8         6
Comparable Group Average                 10.4     111.6       3.4          -2         0        10         4        -3        20

Comparable Group
----------------

ALBK  ALBANK Fin. Corp. of Albany NY      8.0     110.3       4.5          -0        11        -1        -8       -17        30
DIME  Dime Community Bancorp of NY       12.5     113.8       4.6         -10         3        46        96        NA        NA
FFIC  Flushing Fin. Corp. of NY(1)       16.0     117.0       2.8          NA        -1         0         9         4        48
HAVN  Haven Bancorp of Woodhaven NY       5.9     105.2       2.7           5       -19        11        -9        10        11
JSB   JSB Financial, Inc. of NY(1)       22.2     130.3       2.9          NA         1         0         4         7         2
PKPS  Poughkeepsie Fin. Corp. of NY       8.4     106.2       4.3          -4        -2        20         9       -24        23
PSBK  Progressive Bank, Inc. of NY        7.6     106.0       3.7          11         7        16       -33        12         4
QCSB  Queens County Bancorp of NY        11.9     114.7       2.4          -8         2         4       -13         9        18
RELY  Reliance Bancorp, Inc. of NY(1)     5.6     105.4       4.5          NA        -2         1        -5       -33        37
ROSE  T R Financial Corp. of NY           6.2     107.5       1.4          -5         4        -1       -10         6        11

(1) Financial information is for the quarter ending March 31, 1997. NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

Board of Trustees/Directors
August 8, 1997
Page 19


                       Median Pricing Characteristics (1)

                                               At                 At
                                             6/20/97            8/8/97           % Change
                                             -------            ------           --------
         Peer Group
         ----------
         Price/Core Earnings (x)              16.01x             16.69x              4.3%
         Price/Tangible Book (%)             167.52%            157.85%             (5.8)%
         Price/Assets (%)                     13.75%             13.32%             (3.1)%

         New York Thrifts
         ----------------
         Price/Core Earnings (x)              17.82x             18.75x              5.2%
         Price/Tangible Book (%)             134.92%            136.75%              1.4%
         Price/Assets (%)                     14.35%             14.70%              2.4%

         (1) Excludes mutual holding companies and companies subject to acquisition.


         The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically always result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB reflects a premium to tangible book value.
Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

         In general, the pace of conversion activity has slowed, but demand has been heavy, resulting in heavy oversubscriptions and rapid aftermarket appreciation despite near peak closing pricing ratios approximating 71 percent of pro forma tangible book value and over 17 times pro forma earnings (see Table 11).

RP Financial, LC.


                                    Table 11
                          RECENT CONVERSIONS PRICING:
             LAST 3 MONTHS NATIONALLY AND LAST 3 YEARS IN NEW YORK

                        Institutional Information                                    Pre-Conversion Data
                                                                           ----------------------------------------
                                                                           Financial Info.            Asset Quality
---------------------------------------------------------------------------------------------------------------------------


                                            Conversion                                Equity/       NPAs/         Res.
Institution                      State         Date       Ticker         Assets       Assets       Assets         Cov.
-----------                      -----         ----       ------         ------       ------       ------         ----
                                                                          ($Mil)         (%)        (%)(2)         (%)
---------------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *          07/09/97    FSPT          $  388        11.81%        0.75%           44%
GSB Financial Corp.              NY            07/09/97    GOSB              96        12.68%        0.07%          188%
FirstBank Corp.                  ID *          07/02/97    FBNW             138         8.00%        0.99%           68%
Montgomery Fin. Corp.(8)         IN            07/01/97    MONT              94         9.83%        0.91%           20%
Community First Bnkg.Corp.       GA            07/01/97    CFBC             366         7.02%        1.68%           40%
First Robinson Fin. Corp.(9)     IL            06/30/97    FRFC              72         6.78%        0.63%           89%
Security Bancorp                 TN            06/30/97    P. Sheet          46         5.46%        0.06%           NM
Sistersville Bancorp             WV            06/26/97    P. Sheet          27        17.91%        0.31%          198%
SFB Bancorp                      TN            05/30/97    P. Sheet          47        10.04%        0.80%           82%
Rocky Ford Financial             CO            05/22/97    P. Sheet          21        13.92%        0.00%           NA

                                                          AVERAGES:      $  130        10.35%        0.62%           91%
                                     AVERAGES, EXCLUDING 2ND STEPS:      $  133        10.40%        0.59%          101%
                                                           MEDIANS:      $   83         9.94%        0.69%           75%
                                      MEDIANS, EXCLUDING 2ND STEPS:      $   72        10.04%        0.63%           82%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY            07/09/97    GOSB          $   96        12.68%        0.07%          188%
Roslyn Bancorp(1)                NY            01/13/97    RSLN           1,973        11.55%        0.82%          137%
AFSALA Bancorp                   NY            10/01/96    AFED             137         6.08%        0.56%          105%
Dime Community Bancorp           NY            06/26/96    DIME           1,094         7.46%        0.75%           77%
Catskill Financial Corp.         NY            04/18/96    CATB             231        12.75%        0.70%          112%
Yonkers Financial Corp.          NY            04/18/96    YFCB             210         7.72%        1.73%           23%
Peekskill Financial Corp.        NY            12/29/95    PEEK             155        13.90%        1.30%           24%
Ambanc Holding Co.               NY            12/27/95    AHCI             342         8.17%        3.52%           24%
Flushing Financial Corp.         NY            11/21/95    FFIC             604         7.69%        1.08%           80%
Tappan Zee Financial             NY            10/05/95    TPNZ              95         8.72%        2.40%           30%
SFS Bancorp                      NY            06/30/95    SFED             154         6.66%        1.41%           44%
Carver FSB                       NY            12/25/94    CARV             309         4.50%        0.93%           45%
Financial Bancorp                NY            08/17/94    FIBC             158         6.51%        3.39%           18%

                                                          AVERAGES:      $  428         8.80%        1.44%           70%
                                                           MEDIANS:      $  210         7.72%        1.08%           45%


                        Institutional Information                              Offering Information                 Insider
                                                                                                                   Purchases

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Benefit Plans
                                                                                                                ---------------
                                            Conversion                    Gross        % of        Exp./                   Recog.
Institution                      State         Date       Ticker          Proc.        Mid.        Proc.        ESOP       Plans
-----------                      -----         ----       ------          -----        ----        -----        ----       -----
                                                                          ($Mil.)        (%)         (%)         (%)         (%)
----------------------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *          07/09/97    FSPT         $  88.6          132%        1.6%        8.0%        4.0%
GSB Financial Corp.              NY            07/09/97    GOSB            22.5          132%        4.1%        8.0%        4.0%
FirstBank Corp.                  ID *          07/02/97    FBNW            19.8          132%        3.5%        8.0%        4.0%
Montgomery Fin. Corp.(8)         IN            07/01/97    MONT            11.9          132%        4.5%        8.0%        4.0%
Community First Bnkg.Corp.       GA            07/01/97    CFBC            48.3          132%        2.9%        8.0%        4.0%
First Robinson Fin. Corp.(9)     IL            06/30/97    FRFC             8.6          132%        4.7%        8.0%        4.0%
Security Bancorp                 TN            06/30/97    P. Sheet         4.4          132%        6.9%        8.0%        4.0%
Sistersville Bancorp             WV            06/26/97    P. Sheet         6.6          110%        6.8%        8.0%        4.0%
SFB Bancorp                      TN            05/30/97    P. Sheet         7.7          132%        3.2%        8.0%        4.0%
Rocky Ford Financial             CO            05/22/97    P. Sheet         4.2          132%        8.3%        8.0%        4.0%

                                                          AVERAGES:     $  22.3          130%        4.7%        8.0%        4.0%
                                     AVERAGES, EXCLUDING 2ND STEPS:     $  23.4          130%        4.7%        8.0%        4.0%
                                                           MEDIANS:     $  10.3          132%        4.3%        8.0%        4.0%
                                      MEDIANS, EXCLUDING 2ND STEPS:     $   8.6          132%        4.1%        8.0%        4.0%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY            07/09/97    GOSB         $  22.5          132%        4.1%        8.0%        4.0%
Roslyn Bancorp(1)                NY            01/13/97    RSLN           436.4          132%        2.1%        8.0%        4.0%
AFSALA Bancorp                   NY            10/01/96    AFED            14.5          132%        4.9%        8.0%        4.0%
Dime Community Bancorp           NY            06/26/96    DIME           145.5          132%        2.5%        8.0%        4.0%
Catskill Financial Corp.         NY            04/18/96    CATB            56.7          132%        3.3%        8.0%        4.0%
Yonkers Financial Corp.          NY            04/18/96    YFCB            35.7          132%        2.7%        8.0%        4.0%
Peekskill Financial Corp.        NY            12/29/95    PEEK            41.0          132%        2.4%        8.0%        4.0%
Ambanc Holding Co.               NY            12/27/95    AHCI            54.2          132%        3.4%        8.0%        4.0%
Flushing Financial Corp.         NY            11/21/95    FFIC            99.2          132%        2.3%        8.0%        4.0%
Tappan Zee Financial             NY            10/05/95    TPNZ            16.2          132%        5.1%        8.0%        4.0%
SFS Bancorp                      NY            06/30/95    SFED            15.0          115%        4.7%        8.0%        4.0%
Carver FSB                       NY            12/25/94    CARV            23.1          132%        5.2%        8.0%        3.0%
Financial Bancorp                NY            08/17/94    FIBC            21.9          175%        7.2%        7.0%        3.0%

                                                          AVERAGES:     $  75.5          134%        3.8%        7.9%        3.8%
                                                           MEDIANS:     $  35.7          132%        3.4%        8.0%        4.0%


                        Institutional Information                      Insider                       Pro Forma Data
                                                                      Purchases          ----------------------------------------
                                                                                                    Pricing Ratios(4)
---------------------------------------------------------------------------------------------------------------------------------


                                            Conversion                   Mgmt.&                          Core
Institution                      State         Date       Ticker         Dirs.           P/TB           P/E(5)           P/A
-----------                      -----         ----       ------         -----           ----           ------           ---
                                                                          (%)(3)           (%)             (x)            (%)
---------------------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *          07/09/97    FSPT              1.5%          72.4%            17.3x         19.1%
GSB Financial Corp.              NY            07/09/97    GOSB              2.6%          72.5%            22.5          19.6%
FirstBank Corp.                  ID *          07/02/97    FBNW              8.2%          71.4%            22.8          12.9%
Montgomery Fin. Corp.(8)         IN            07/01/97    MONT              4.6%          89.1%            24.1          16.0%
Community First Bnkg.Corp.       GA            07/01/97    CFBC              1.0%          72.3%            24.5          11.9%
First Robinson Fin. Corp.(9)     IL            06/30/97    FRFC              9.8%          71.4%            16.7          10.9%
Security Bancorp                 TN            06/30/97    P. Sheet          2.0%          72.0%            14.1           8.8%
Sistersville Bancorp             WV            06/26/97    P. Sheet          5.4%          65.0%            18.9          20.6%
SFB Bancorp                      TN            05/30/97    P. Sheet          5.3%          70.1%            13.9          14.5%
Rocky Ford Financial             CO            05/22/97    P. Sheet         23.6%          67.9%            14.6          17.7%

                                                          AVERAGES:          6.4%          72.4%            18.9x         15.2%
                                     AVERAGES, EXCLUDING 2ND STEPS:          6.6%          70.6%            18.4x         15.1%
                                                           MEDIANS:          5.0%          71.7%            18.1x         15.3%
                                      MEDIANS, EXCLUDING 2ND STEPS:          5.3%          71.4%            17.3x         14.5%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY            07/09/97    GOSB              2.6%          72.5%            22.5x         19.6%
Roslyn Bancorp(1)                NY            01/13/97    RSLN              1.3%          73.8%            15.3          18.6%
AFSALA Bancorp                   NY            10/01/96    AFED              4.7%          71.2%            16.3           9.7%
Dime Community Bancorp           NY            06/26/96    DIME              2.7%          80.3%            17.3          11.9%
Catskill Financial Corp.         NY            04/18/96    CATB              2.6%          73.2%            18.4          20.4%
Yonkers Financial Corp.          NY            04/18/96    YFCB              3.7%          76.5%            15.1          14.8%
Peekskill Financial Corp.        NY            12/29/95    PEEK              2.0%          72.4%            15.3          21.5%
Ambanc Holding Co.               NY            12/27/95    AHCI              0.4%          73.5%            14.8          14.0%
Flushing Financial Corp.         NY            11/21/95    FFIC              1.4%          75.4%            17.2          14.2%
Tappan Zee Financial             NY            10/05/95    TPNZ              2.2%          74.7%            14.6          15.0%
SFS Bancorp                      NY            06/30/95    SFED             10.7%          65.8%            14.1           9.0%
Carver FSB                       NY            12/25/94    CARV              0.7%          73.9%            42.1           7.0%
Financial Bancorp                NY            08/17/94    FIBC              5.6%          76.9%            13.8          12.2%

                                                          AVERAGES:          3.1%          73.9%            18.2x         14.5%
                                                           MEDIANS:          2.6%          73.8%            15.3x         14.2%



                        Institutional Information                             Pro Forma Data
                                                                     ----------------------------------
                                                                             Financial Charac.
-------------------------------------------------------------------------------------------------------


                                            Conversion                                                        IPO
Institution                      State         Date       Ticker         ROA        TE/A        ROE          Price
-----------                      -----         ----       ------         ---        ----        ---          -----
                                                                          (%)         (%)        (%)           ($)
-----------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *          07/09/97    FSPT           1.1%      26.3%        4.2%         $20.00
GSB Financial Corp.              NY            07/09/97    GOSB           0.9%      27.1%        3.2%          10.00
FirstBank Corp.                  ID *          07/02/97    FBNW           0.6%      18.0%        3.1%          10.00
Montgomery Fin. Corp.(8)         IN            07/01/97    MONT           0.7%      17.9%        3.7%          10.00
Community First Bnkg.Corp.       GA            07/01/97    CFBC           0.5%      16.4%        3.0%          20.00
First Robinson Fin. Corp.(9)     IL            06/30/97    FRFC           0.7%      15.2%        4.3%          10.00
Security Bancorp                 TN            06/30/97    P. Sheet       0.6%      12.2%        5.1%          10.00
Sistersville Bancorp             WV            06/26/97    P. Sheet       1.1%      31.6%        3.4%          10.00
SFB Bancorp                      TN            05/30/97    P. Sheet       1.0%      20.7%        5.0%          10.00
Rocky Ford Financial             CO            05/22/97    P. Sheet       1.2%      26.1%        4.7%          10.00

                                                          AVERAGES:       0.8%      21.2%        4.0%         $12.00
                                     AVERAGES, EXCLUDING 2ND STEPS:       0.8%      21.5%        4.0%         $12.22
                                                           MEDIANS:       0.8%      19.4%        3.9%         $10.00
                                      MEDIANS, EXCLUDING 2ND STEPS:       0.9%      20.7%        4.2%         $10.00

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY            07/09/97    GOSB           0.9%      27.1%        3.2%         $10.00
Roslyn Bancorp(1)                NY            01/13/97    RSLN           1.2%      25.2%        4.8%          10.00
AFSALA Bancorp                   NY            10/01/96    AFED           0.6%      13.7%        4.4%          10.00
Dime Community Bancorp           NY            06/26/96    DIME           0.7%      16.9%        4.7%          10.00
Catskill Financial Corp.         NY            04/18/96    CATB           1.1%      27.8%        4.0%          10.00
Yonkers Financial Corp.          NY            04/18/96    YFCB           1.0%      19.4%        5.1%          10.00
Peekskill Financial Corp.        NY            12/29/95    PEEK           1.4%      29.8%        4.7%          10.00
Ambanc Holding Co.               NY            12/27/95    AHCI           0.9%      19.0%        5.0%          10.00
Flushing Financial Corp.         NY            11/21/95    FFIC           0.8%      18.9%        4.4%          11.50
Tappan Zee Financial             NY            10/05/95    TPNZ           1.0%      20.1%        5.1%          10.00
SFS Bancorp                      NY            06/30/95    SFED           0.6%      13.6%        4.7%          10.00
Carver FSB                       NY            12/25/94    CARV           0.2%       9.5%        1.8%          10.00
Financial Bancorp                NY            08/17/94    FIBC           0.9%      15.9%        5.6%          10.00

                                                          AVERAGES:       0.9%      19.8%        4.4%         $10.12
                                                           MEDIANS:       0.9%      19.0%        4.7%         $10.00


                        Institutional Information                                        Post-IPO Pricing Trends
                                                                       ------------------------------------------------------------
                                                                                              Closing Price:
---------------------------------------------------------------------  ------------------------------------------------------------

                                                                             First                         After
                                            Conversion                      Trading            %           First            %
Institution                      State         Date       Ticker              Day            Change       Week(6)        Change
-----------                      -----         ----       ------              ---            ------       -------        ------
                                                                               ($)             (%)           ($)            (%)
-----------------------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *          07/09/97    FSPT                $36.69          83.4%       $36.62           83.1%
GSB Financial Corp.              NY            07/09/97    GOSB                 14.63          46.3%        14.75           47.5%
FirstBank Corp.                  ID *          07/02/97    FBNW                 15.81          58.1%        15.56           55.6%
Montgomery Fin. Corp.(8)         IN            07/01/97    MONT                 11.13          11.2%        11.25           12.5%
Community First Bnkg.Corp.       GA            07/01/97    CFBC                 31.88          59.4%        33.00           65.0%
First Robinson Fin. Corp.(9)     IL            06/30/97    FRFC                 14.50          45.0%        14.38           43.8%
Security Bancorp                 TN            06/30/97    P. Sheet             14.50          45.0%        15.00           50.0%
Sistersville Bancorp             WV            06/26/97    P. Sheet             13.75          37.5%        13.88           38.8%
SFB Bancorp                      TN            05/30/97    P. Sheet             13.81          38.1%        13.38           33.8%
Rocky Ford Financial             CO            05/22/97    P. Sheet             13.00          30.0%        13.13           31.3%

                                                          AVERAGES:            $17.97          45.4%       $18.10           46.1%
                                     AVERAGES, EXCLUDING 2ND STEPS:            $18.73          49.2%       $18.86           49.9%
                                                           MEDIANS:            $14.50          45.0%       $14.57           45.7%
                                      MEDIANS, EXCLUDING 2ND STEPS:            $14.50          45.0%       $14.75           47.5%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY            07/09/97    GOSB                $14.63          46.3%       $14.75           47.5%
Roslyn Bancorp(1)                NY            01/13/97    RSLN                 15.00          50.0%        15.88           58.8%
AFSALA Bancorp                   NY            10/01/96    AFED                 11.38          13.8%        11.31           13.1%
Dime Community Bancorp           NY            06/26/96    DIME                 12.00          20.0%        12.00           20.0%
Catskill Financial Corp.         NY            04/18/96    CATB                 10.38           3.8%        10.50            5.0%
Yonkers Financial Corp.          NY            04/18/96    YFCB                  9.75          -2.5%        10.00            0.0%
Peekskill Financial Corp.        NY            12/29/95    PEEK                12.125          21.2%        11.75           17.5%
Ambanc Holding Co.               NY            12/27/95    AHCI                 10.00           0.0%        10.31            3.1%
Flushing Financial Corp.         NY            11/21/95    FFIC                 13.88          20.7%        14.31           24.4%
Tappan Zee Financial             NY            10/05/95    TPNZ                11.625          16.3%        11.50           15.0%
SFS Bancorp                      NY            06/30/95    SFED                 11.50          15.0%        11.38           13.8%
Carver FSB                       NY            12/25/94    CARV                  7.78         -22.2%         7.88          -21.2%
Financial Bancorp                NY            08/17/94    FIBC                 10.88           8.7%        10.94            9.4%

                                                          AVERAGES:            $11.61          14.7%       $11.73           15.9%
                                                           MEDIANS:            $11.50          15.0%       $11.38           13.8%


                        Institutional Information                        Post-IPO Pricing Trends
                                                                        ---------------------------
                                                                               Closing Price:
---------------------------------------------------------------------------------------------------

                                                                              After
                                            Conversion                        First            %
Institution                      State         Date       Ticker            Month(7)        Change
-----------                      -----         ----       ------            --------        -------
                                                                                ($)            (%)
---------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *          07/09/97    FSPT               $35.63           78.1%
GSB Financial Corp.              NY            07/09/97    GOSB                14.38           43.8%
FirstBank Corp.                  ID *          07/02/97    FBNW                17.88           78.8%
Montgomery Fin. Corp.(8)         IN            07/01/97    MONT                11.75           17.5%
Community First Bnkg.Corp.       GA            07/01/97    CFBC                34.25           71.3%
First Robinson Fin. Corp.(9)     IL            06/30/97    FRFC                16.50           65.0%
Security Bancorp                 TN            06/30/97    P. Sheet            15.25           52.5%
Sistersville Bancorp             WV            06/26/97    P. Sheet            14.00           40.0%
SFB Bancorp                      TN            05/30/97    P. Sheet            14.00           40.0%
Rocky Ford Financial             CO            05/22/97    P. Sheet            13.50           35.0%

                                                          AVERAGES:           $18.71           52.2%
                                     AVERAGES, EXCLUDING 2ND STEPS:           $19.49           56.1%
                                                           MEDIANS:           $14.82           48.2%
                                      MEDIANS, EXCLUDING 2ND STEPS:           $15.25           52.5%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY            07/09/97    GOSB               $14.38           43.8%
Roslyn Bancorp(1)                NY            01/13/97    RSLN                16.00           60.0%
AFSALA Bancorp                   NY            10/01/96    AFED                12.13           21.2%
Dime Community Bancorp           NY            06/26/96    DIME                11.87           18.7%
Catskill Financial Corp.         NY            04/18/96    CATB                10.38            3.8%
Yonkers Financial Corp.          NY            04/18/96    YFCB                 9.94           -0.6%
Peekskill Financial Corp.        NY            12/29/95    PEEK                11.25           12.5%
Ambanc Holding Co.               NY            12/27/95    AHCI                 9.87           -1.3%
Flushing Financial Corp.         NY            11/21/95    FFIC                14.38           25.0%
Tappan Zee Financial             NY            10/05/95    TPNZ                12.00           20.0%
SFS Bancorp                      NY            06/30/95    SFED                11.25           12.5%
Carver FSB                       NY            12/25/94    CARV                 6.38          -36.2%
Financial Bancorp                NY            08/17/94    FIBC                10.38            3.8%

                                                          AVERAGES:           $11.55           14.1%
                                                           MEDIANS:           $11.25           12.5%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrift.
(2)  As reported in summary pages of prospectus.
(3)  As reported in prospectus.
(4)  Does not take into account the adoption of SOP 93-6.
(5)  Excludes impact of special SAIF assessment on earnings.
(6)  Latest price if offering less than one week old.
(7)  Latest price if offering more than one week but less than one month old.
(8)  Second-step conversions.
(9)  Simultaneously converted to commercial bank charter.

                                                               August 11, 1997

Board of Trustees/Directors
August 8, 1997
Page 21


SUMMARY OF ADJUSTMENTS

         In the Original Appraisal we applied various adjustments to the key valuation parameters listed below. In this updated appraisal, we have revised certain of these adjustments, as summarized below.

                                                             Original Appraisal         Updated Appraisal
                                                             ------------------         -----------------
Financial Condition                                          Slight Downward            Slight Downward
Profitability, Growth & Viability of Earnings                Moderate Downward          Slight Downward
Asset Growth                                                 No Adjustment              No Adjustment
Primary Market Area                                          No Adjustment              No Adjustment
Dividends                                                    No Adjustment              No Adjustment
Liquidity of the Shares                                      No Adjustment              No Adjustment
Marketing of the Issue                                       No Adjustment              Moderate Upward
Management                                                   Slight Downward            Slight Downward
Effect of Govt. Regulations & Regulatory Reform              No Adjustment              No Adjustment


         Based on the foregoing financial, comparative and market analyses, we are revising the earnings adjustment to slight downward from moderate downward, particularly with benefit of reviewing the May 31, 1997 stub earnings. The Bank's valuation earnings base is still based on trailing 12 month earnings since the Peer Group's are also based on trailing 12 months. However, we considered the May 1997 stub period results in arriving at a conclusion on the appropriate pro forma earnings multiple.

         Following the date of the Original Appraisal, five standard conversions that were subsequently publicly-traded completed their heavily oversubscribed conversion offerings. The average first day price appreciation of these thrifts approximated 58.5 percent, resulting in average price/tangible book value ratios only modestly discounted to the market average and in a premium earnings multiple (such pricing for certain of these thrifts limits the capacity for stock repurchases given the apparent earnings dilution which would occur). Since the aftermarket prices of these five conversions have stabilized at such levels following their initial increases, we believe it is appropriate to upgrade the "new issue market" component of the "marketing of the issue" key valuation parameter.

         After reviewing the other key valuation factors, no other revisions were considered appropriate.


VALUATION ASSUMPTIONS

         The only change in the valuation assumptions was updating the reinvestment rate. The Original Appraisal reflected a 6.00 percent one-year T-Bill rate as of March 31, 1997. This rate has been updated to 5.77 percent, reflecting the reinvestment rate as of May 31, 1997.

Board of Trustees/Directors
August 8, 1997
Page 22



VALUATION ANALYSIS

         In view of the increased book value and assets valuation bases for the Bank, recent demonstration of the Bank's improved core profitability and recent strong new issue market, the latter two which led to upgrading two key valuation parameters, coupled with generally increased Peer Group pricing, we have increased our pro forma valuation of the Bank from $475 to $550 million. As in the Original Appraisal, we have continued to utilize the three valuation approaches: Price/Book (including the adjustment for intangible assets); Price/Earnings (including the adjustment for core earnings); and Price/Assets. These approaches are described more thoroughly below.

         The Bank has adopted SOP 93-6, in which earnings per share computations will be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing tables and exhibits, we have reflected all ESOP shares to capture the full dilutive effect. However, we have considered the impact of SOP 93-6 in the determination of value.

                     1. Price/Book ("P/B"). As in the Original Appraisal, we considered both reported and tangible book value in applying this approach, utilizing the May 31, 1997 financial data. Based on the $550 million midpoint valuation, the Bank's pro forma P/B and P/TB ratios are 71.30 and 77.68 percent, respectively. In comparison, the Peer Group's median P/B and P/TB ratios as of August 8, 1997 were 146.95 and 157.85 percent, respectively. RP Financial considered the Bank's P/B and P/TB relative discounts to be appropriate in light of the previously referenced valuation adjustments, the nature of the calculation of the pro forma P/B and P/TB ratios which mathematically results in a discounted ratio to book value and tangible book value, comparatively lower pro forma ROE and the resulting pricing ratios under the earnings and assets approaches.

                     The Bank's updated pro forma P/TB ratio of 77.68 percent at the midpoint compares to 74.13 percent in the Original Appraisal, an increase of 4.8 percent. In comparison, the Peer Group's median P/TB declined between these two dates by 5.8 percent.

                     2. Price/Earnings ("P/E").    As in the Original
Appraisal, we considered both reported and core earnings in applying this approach, utilizing trailing 12 month earnings (see Table 5). We also considered the Bank's implied annual earnings for the two month stub period. Based on the Bank's reported and core earnings estimates, and incorporating the previously referenced pro forma assumptions, the Bank's reported and core P/E multiples at the $550 million midpoint value were 21.38 and 16.08 times, respectively. In comparison, the Peer Group's median reported and core P/E multiples are 17.34 and 16.69 times, respectively. The virtual elimination of a core P/E discount at the midpoint was considered appropriate in view of the stub period results and the strength of the new issue thrift market. Accordingly, the upper end of the valuation range reflects a premium core P/E multiple (17.70 and 19.40 times at the maximum and supermaximum, respectively) relative to the Peer Group median of 16.69 times.

Board of Trustees/Directors
August 8, 1997
Page 23


                     The Bank's updated pro forma core P/E ratio of 16.08 times at the midpoint compares to 13.67 times in the Original Appraisal, an increase of 17.6 percent. In comparison, the Peer Group's median core P/E multiple between these dates increased by 4.2 percent. The Bank's increased P/E multiple conclusion took into account the reduced ROE implicit with the increased value, as management has indicated that the Bank's operating strategy is not expected to change with a higher pro forma equity position.

                     3. Price/Assets ("P/A"). At the $550 million midpoint value, the Bank's P/A ratio of 12.86 percent reflects a small discount relative to the Peer Group median of 13.32 percent. At the upper end of the valuation range, the Bank's P/A ratios of 14.56 and 16.44 percent at the maximum and supermaximum, respectively, reflects a premium to the Peer Group median. The computation of the Bank's P/A ratios is assumed to be understated in that deposit withdrawals are expected to be utilized to partially fund stock purchases but such assumption is not reflected in the regulatory valuation formulas.

                     The Bank's updated pro forma P/A ratio of 12.86 percent at the midpoint compares to 11.51 percent in the Original Appraisal, an increase of
11.7 percent. In comparison, the Peer Group's median P/A ratio between the two dates decreased by 3.1 percent.


COMPARISON TO RECENT CONVERSIONS

         As in the Original Appraisal, we have considered the closing and current market pricing of recent conversions, excluding second step conversions), particularly the price/tangible book value ratios. The median closing P/TB ratio for the nine recent standard conversions the last three months was 71.4 percent (all but one oversubscribed) and 72.0 percent for the five of these that were subsequently NASDAQ-listed (see Table 11). The Bank's appraised midpoint P/TB ratio of 77.68 percent exceeds the closing P/TB of the recent conversions by a considerable margin, implying a 25 percent higher dollar value for the Bank than if valued at the closing P/TB of recent conversions.

         In comparison, these five conversions are now trading at a median P/TB ratio of 122.92 percent (see Table 12). The Bank's P/TB at the midpoint value is at a discount to the aftermarket P/TB ratio of recent conversions. As noted earlier, the closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price with no further impact on the equity level.


VALUATION CONCLUSION

         It is our opinion that, as of August 8, 1997, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion was $550 million. Based on this valuation, the Trustees and Directors of the Company and the Bank have established the Initial Purchase Price and the number of shares of Conversion Stock to be offered, including the

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 12
                          Market Pricing Comparatives
                          Prices As of August 8, 1997




                                            Market       Per Share Data
                                        Capitalization  ---------------            Pricing Ratios(3)
                                        ---------------  Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     21.86   146.74   1.16   15.73   21.30  139.24   17.28  143.49   18.63
Special Selection Grouping(8)            22.82    65.60   0.66   18.86   27.63  118.45   24.96  118.45   28.26

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CFBC  Community First Bnkg Co. of GA     34.00    82.08   0.82   27.66      NM  122.92   20.18  122.92      NM
FBNW  FirstBank Corp of Clarkston WA     18.25    36.21   0.44   14.00      NM  130.36   23.51  130.36      NM
FSPT  FirstSpartan Fin. Corp. of SC      35.62   157.80   1.16   27.63      NM  128.92   33.93  128.92      NM
GOSB  GSB Financial Corp. of NY          14.37    32.30   0.44   13.78   27.63  104.28   28.22  104.28      NM
MONT  Montgomery Financial Corp ofIN     11.87    19.62   0.42   11.22      NM  105.79   18.95  105.79   28.26


                                                                         Financial Characteristics(6)
                                             Dividends(4)      -------------------------------------------------------
                                       -----------------------                            Reported         Core
                                       Amount/         Payout   Total  Equity/  NPAs/  ---------------- --------------
Financial Institution                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.38   1.78   29.52   1,128   13.03    0.81    0.55    5.58    0.76    7.56
Special Selection Grouping(8)             0.00   0.00    0.00     249   21.51    1.95    0.67    3.02    0.74    3.45

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CFBC  Community First Bnkg Co. of GA      0.00   0.00    0.00     407   16.42      NA    0.25    1.52    0.49    2.96
FBNW  FirstBank Corp of Clarkston WA      0.00   0.00    0.00     154   18.04    1.95    0.70    3.86    0.57    3.14
FSPT  FirstSpartan Fin. Corp. of SC       0.00   0.00    0.00     465   26.32      NA    0.95    3.62    1.11    4.20
GOSB  GSB Financial Corp. of NY           0.00   0.00    0.00     114   27.06      NA    1.02    3.77    0.86    3.19
MONT  Montgomery Financial Corp ofIN      0.00   0.00    0.00     104   17.91      NA    0.42    2.32    0.67    3.74

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS(estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

Board of Trustees/Directors
August 8, 1997
Page 25


range of value. Accordingly, the Boards have established a range of value of 15 percent above and below the appraised value of $550 million (or "midpoint"), indicating a minimum value of $467.5 million and a maximum value of $632.50 million. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an offering of 46.75 million shares at the minimum to 63.25 million shares at the maximum, and 55 million shares at the midpoint. In the event that the appraised value is subject to an increase, up to 72,737,500 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $727,375,000, without a resolicitation.

         Based on this valuation range, incorporating the 8 percent shares issued to Foundation following consummation of the offering, the offering range is as follows: $432,870,370 at the minimum, $509,259,260 at the midpoint, $585,648,150 at the maximum and $673,495,370 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows:
43,287,037 at the minimum, 50,925,926 at the midpoint, 58,564,815 at the maximum and 67,349,537 at the supermaximum.

         The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 13, and the key valuation assumptions are detailed in
Exhibit 3. The pro forma calculations for the range are detailed in Exhibit 4, and pro forma regulatory capital levels are presented in Exhibit 5.

                                        Respectfully submitted,

                                        RP Financial, LC.




                                        Ronald S. Riggins
                                        President and Managing Director

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                   Table 13

                            Public Market Pricing
              Independence SB of Brooklyn NY and the Comparables
                             As of August 8, 1997



                                              Market            Per Share Data
                                          Capitalization       ----------------                   Pricing Ratios(3)
                                        -------------------    Core      Book      ---------------------------------------------
                                           Price/    Market    12-Mth    Value/
                                        Share(1)      Value    EPS(2)    Share      P/E       P/B      P/A       P/TB     P/CORE
                                        ---------   -------    ------    ------    ------   ------    ------    ------    ------
                                             ($)     ($Mil)     ($)       ($)       (X)      (%)       (%)       (%)        (X)
Independence SB of Brooklyn NY
------------------------------
 Superrange                                 10.00    727.38     0.40     12.64     25.06     79.09     16.44     84.95     19.40
 Range Maximum                              10.00    632.50     0.43     13.29     23.21     75.26     14.56     81.41     17.70
 Range Midpoint                             10.00    550.00     0.47     14.03     21.38     71.30     12.86     77.68     16.08
 Range Minimum                              10.00    467.50     0.52     15.03     19.33     66.55     11.11     73.15     14.31

 All Public Companies                       22.33    178.25     1.23     15.72     19.94    142.56     17.09    147.10     18.25


All Non-MHC State of NY(7)
--------------------------
 Averages                                   26.28    414.12     1.37     17.64     21.40    143.50     17.48    153.36     19.08
 Medians                                      ---       ---      ---       ---     23.11    129.90     14.70    136.75     18.75


Comparable Group Averages
-------------------------
 Averages                                   30.23    294.73     1.87     18.81     18.86    164.58     17.61    177.60     17.43
 Medians                                      ---       ---      ---       ---     17.34    146.95     13.32    157.85     16.69


State of NY
-----------

AFED   AFSALA Bancorp, Inc. of NY           15.63     22.74     0.61     14.05     25.62    111.25     15.22    111.25     25.62
ALBK   ALBANK Fin. Corp. of Albany NY       37.25    477.73     2.82     25.85     16.27    144.10     13.26    164.90     13.21
ALBC   Albion Banc Corp. of Albion NY       23.62      5.91     0.93     23.62        NM    100.00      8.90    100.00     25.40
AHCI   Ambanc Holding Co., Inc. of NY       16.00     70.27    -0.65     13.85        NM    115.52     14.70    115.52        NM
ASFC   Astoria Financial Corp. of NY        47.12    988.48     2.80     28.59     24.04    164.81     12.90    196.25     16.83
CNY    Carver Bancorp, Inc. of NY           12.37     28.62     0.01     14.93        NM     82.85      6.92     86.38        NM
CATB   Catskill Fin. Corp. of NY            17.00     80.24     0.86     15.08     20.00    112.73     28.23    112.73     19.77
DME    Dime Bancorp, Inc. of NY             19.56   2028.74     1.36     10.16     18.45    192.52     10.99    194.43     14.38
DIME   Dime Community Bancorp of NY         18.94    247.98     1.01     14.58     20.15    129.90     18.86    150.80     18.75
FIBC   Financial Bancorp, Inc. of NY        20.25     34.87     1.55     15.35     23.28    131.92     12.34    132.53     13.06
FFIC   Flushing Fin. Corp. of NY            20.31    162.05     0.90     16.28     23.34    124.75     19.98    124.75     22.57
GOSB   GSB Financial Corp. of NY            14.37     32.30     0.44     13.78     27.63    104.28     28.22    104.28        NM
GPT    GreenPoint Fin. Corp. of NY          64.12   2888.22     3.09     30.44     20.23    210.64     21.72        NM     20.75
HAVN   Haven Bancorp of Woodhaven NY        36.25    158.67     3.11     24.20     17.34    149.79      8.91    150.29     11.66
JSB    JSB Financial, Inc. of NY            44.40    437.12     2.61     34.47     16.15    128.81     28.55    128.81     17.01
LISB   Long Island Bancorp, Inc of NY       39.00    934.75     1.67     22.17     27.08    175.91     15.82    177.68     23.35
MBB    MSB Bancorp of Middletown NY         23.50     66.67     1.02     19.72     24.74    119.17      8.22    277.12     23.04
NYB    New York Bancorp, Inc. of NY         31.06    670.62     2.32      7.73     15.69        NM     20.42        NM     13.39
PEEK   Peekskill Fin. Corp. of NY           16.00     51.09     0.81     14.63     25.40    109.36     27.98    109.36     19.75
PKPS   Poughkeepsie Fin. Corp. of NY         8.00    100.76     0.37      5.85        NM    136.75     11.45    136.75     21.62
PSBK   Progressive Bank, Inc. of NY         30.37    116.04     2.26     19.67     13.20    154.40     13.20    172.85     13.44
QCSB   Queens County Bancorp of NY          51.00    519.23     2.18     17.08     23.72    298.59     35.40    298.59     23.39
RCSB   RCSB Financial, Inc. of NY(7)        46.98    685.49     2.64     21.69     17.66    216.60     17.00    222.23     17.80
RELY   Reliance Bancorp, Inc. of NY         28.75    252.31     1.77     17.65     24.78    162.89     13.09    232.42     16.24

                                             Dividends(4)                            Financial Characteristics(6)
                                      --------------------------  -----------------------------------------------------------------
                                                                                                    Reported             Core
                                      Amount/           Payout    Total      Equity/   NPAs/    ----------------    ---------------
                                      Share      Yield  Ratio(5)  Assets     Assets    Assets    ROA        ROE      ROA       ROE
                                      ------     -----  --------  -------    ------    ------   ------     -----    ------    -----
                                        ($)       (%)      (%)     ($Mil)    (%)        (%)       (%)       (%)      (%)       (%)
Independence SB of Brooklyn NY
------------------------------
 Superrange                            0.00      0.00      0.00    4,424     20.79      0.39      0.66      3.16      0.85     4.08
 Range Maximum                         0.00      0.00      0.00    4,344     19.34      0.40      0.63      3.24      0.82     4.25
 Range Midpoint                        0.00      0.00      0.00    4,275     18.04      0.41      0.60      3.33      0.80     4.43
 Range Minimum                         0.00      0.00      0.00    4,207     16.70      0.41      0.57      3.44      0.78     4.65

 All Public Companies                  0.40      1.79     29.35    1,293     12.76      0.82      0.71      6.47      0.89     8.13


All Non-MHC State of NY(7)
--------------------------
 Averages                              0.45      1.63     30.49    2,510     12.42      1.09      0.70      6.43      0.86     7.98
 Medians                                ---       ---       ---      ---       ---       ---       ---       ---       ---      ---


Comparable Group Averages
-------------------------
 Averages                              0.60      1.84     31.42    1,775     11.09      1.12      0.95      8.70      1.04     9.80
 Medians                                ---       ---       ---      ---       ---       ---       ---       ---       ---      ---


State of NY
-----------

AFED   AFSALA Bancorp, Inc. of NY      0.16      1.02     26.23      149     13.68        NA      0.59      4.34      0.59     4.34
ALBK   ALBANK Fin. Corp. of Albany NY  0.60      1.61     21.28    3,602      9.20      0.91      0.84      9.16      1.04    11.28
ALBC   Albion Banc Corp. of Albion NY  0.32      1.35     34.41       66      8.90        NA      0.09      0.93      0.38     3.93
AHCI   Ambanc Holding Co., Inc. of NY  0.20      1.25        NM      478     12.72      1.06     -0.62     -4.16     -0.62    -4.16
ASFC   Astoria Financial Corp. of NY   0.60      1.27     21.43    7,665      7.83      0.51      0.56      7.09      0.79    10.12
CNY    Carver Bancorp, Inc. of NY      0.20      1.62        NM      414      8.35      1.37     -0.44     -4.95      0.01     0.07
CATB   Catskill Fin. Corp. of NY       0.28      1.65     32.56      284     25.04      0.47      1.43      5.21      1.45     5.27
DME    Dime Bancorp, Inc. of NY        0.16      0.82     11.76   18,465      5.71      1.57      0.57     10.83      0.73    13.89
DIME   Dime Community Bancorp of NY    0.18      0.95     17.82    1,315     14.52      0.73      0.96      5.96      1.04     6.41
FIBC   Financial Bancorp, Inc. of NY   0.40      1.98     25.81      282      9.36      1.81      0.56      5.74      1.00    10.23
FFIC   Flushing Fin. Corp. of NY       0.24      1.18     36.67      811     16.01      0.32      0.90      5.14      0.93     5.32
GOSB   GSB Financial Corp. of NY       0.00      0.00      0.00      114     27.06        NA      1.02      3.77      0.86     3.19
GPT    GreenPoint Fin. Corp. of NY     1.00      1.56     32.36   13,300     10.31      2.89      1.06      9.99      1.03     9.74
HAVN   Haven Bancorp of Woodhaven NY   0.60      1.66     19.29    1,782      5.95      0.74      0.56      9.27      0.83    13.79
JSB    JSB Financial, Inc. of NY       1.40      3.15     53.64    1,531     22.17        NA      1.77      8.09      1.68     7.68
LISB   Long Island Bancorp, Inc of NY  0.60      1.54     35.93    5,909      8.99      1.03      0.61      6.58      0.71     7.63
MBB    MSB Bancorp of Middletown NY    0.60      2.55     58.82      811      6.90      0.70      0.33      4.82      0.36     5.17
NYB    New York Bancorp, Inc. of NY    0.60      1.93     25.86    3,284      5.08      1.22      1.38     26.83      1.62    31.44
PEEK   Peekskill Fin. Corp. of NY      0.36      2.25     44.44      183     25.58      1.22      1.07      3.73      1.37     4.79
PKPS   Poughkeepsie Fin. Corp. of NY   0.10      1.25     27.03      880      8.37      4.28      0.35      4.21      0.54     6.49
PSBK   Progressive Bank, Inc. of NY    0.68      2.24     30.09      879      8.55      0.85      0.99     12.02      0.98    11.81
QCSB   Queens County Bancorp of NY     1.00      1.96     45.87    1,467     11.85      0.68      1.60     10.80      1.63    10.95
RCSB   RCSB Financial, Inc. of NY(7)   0.60      1.28     22.73    4,032      7.85      0.76      0.96     12.26      0.96    12.17
RELY   Reliance Bancorp, Inc. of NY    0.64      2.23     36.16    1,927      8.04        NA      0.56      6.63      0.85    10.11

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                            Public Market Pricing
              Independence SB of Brooklyn NY and the Comparables
                             As of August 8, 1997



                                              Market            Per Share Data
                                          Capitalization       ----------------                   Pricing Ratios(3)
                                        -------------------    Core      Book      ---------------------------------------------
                                          Price/     Market    12-Mth    Value/
                                        Share(1)      Value    EPS(2)    Share      P/E       P/B      P/A       P/TB     P/CORE
                                        ---------   -------    ------    ------    ------   ------    ------    ------    ------
                                             ($)     ($Mil)     ($)       ($)       (X)      (%)       (%)       (%)        (X)
RSLN   Roslyn Bancorp, Inc. of NY           23.81   1039.12     0.93     14.08        NM    169.11     36.47    169.95     25.60
SFED   SFS Bancorp of Schenectady NY        19.03     24.19     1.08     17.26        NM    110.25     14.33    110.25     17.62
ROSE   T R Financial Corp. of NY            27.00    475.44     1.65     12.51     14.75    215.83     13.39    215.83     16.36
TPNZ   Tappan Zee Fin., Inc. of NY          17.62     26.38     0.49     14.35        NM    122.79     22.01    122.79        NM
ESBK   The Elmira SB FSB of Elmira NY       23.12     16.32     0.85     19.87     25.98    116.36      7.33    121.56     27.20
GRTR   The Greater New York SB of NY(7)     22.12    303.42     0.74     11.75     16.03    188.26     11.80    188.26     29.89
YFCB   Yonkers Fin. Corp. of NY             16.75     52.61     0.99     13.66     22.95    122.62     18.26    122.62     16.92


Comparable Group
----------------
ALBK   ALBANK Fin. Corp. of Albany NY       37.25    477.73     2.82     25.85     16.27    144.10     13.26    164.90     13.21
DIME   Dime Community Bancorp of NY         18.94    247.98     1.01     14.58     20.15    129.90     18.86    150.80     18.75
FFIC   Flushing Fin. Corp. of NY            20.31    162.05     0.90     16.28     23.34    124.75     19.98    124.75     22.57
HAVN   Haven Bancorp of Woodhaven NY        36.25    158.67     3.11     24.20     17.34    149.79      8.91    150.29     11.66
JSB    JSB Financial, Inc. of NY            44.40    437.12     2.61     34.47     16.15    128.81     28.55    128.81     17.01
PKPS   Poughkeepsie Fin. Corp. of NY         8.00    100.76     0.37      5.85        NM    136.75     11.45    136.75     21.62
PSBK   Progressive Bank, Inc. of NY         30.37    116.04     2.26     19.67     13.20    154.40     13.20    172.85     13.44
QCSB   Queens County Bancorp of NY          51.00    519.23     2.18     17.08     23.72    298.59     35.40    298.59     23.39
RELY   Reliance Bancorp, Inc. of NY         28.75    252.31     1.77     17.65     24.78    162.89     13.09    232.42     16.24
ROSE   T R Financial Corp. of NY            27.00    475.44     1.65     12.51     14.75    215.83     13.39    215.83     16.36

                                              Dividends(4)                           Financial Characteristics(6)
                                        -------------------------  -----------------------------------------------------------------
                                                                                                     Reported             Core
                                        Amount/          Payout    Total      Equity/   NPAs/    ----------------    ---------------
                                        Share     Yield  Ratio(5)  Assets     Assets    Assets    ROA        ROE      ROA       ROE
                                        ------    -----  --------  -------    ------    ------   ------     -----    ------    -----
                                          ($)      (%)      (%)     ($Mil)    (%)        (%)       (%)       (%)      (%)       (%)
RSLN   Roslyn Bancorp, Inc. of NY        0.20     0.84     21.51    2,849     21.57      0.27      0.35      1.63      1.42     6.61
SFED   SFS Bancorp of Schenectady NY     0.28     1.47     25.93      169     12.99      0.69      0.46      3.46      0.83     6.22
ROSE   T R Financial Corp. of NY         0.60     2.22     36.36    3,552      6.20      0.46      0.98     15.72      0.88    14.18
TPNZ   Tappan Zee Fin., Inc. of NY       0.28     1.59     57.14      120     17.92        NA      0.70      4.22      0.65     3.90
ESBK   The Elmira SB FSB of Elmira NY    0.64     2.77        NM      223      6.30      0.83      0.28      4.48      0.27     4.28
GRTR   The Greater New York SB of NY(7)  0.20     0.90     27.03    2,571      6.27        NA      0.74     12.34      0.40     6.62
YFCB   Yonkers Fin. Corp. of NY          0.24     1.43     24.24      288     14.89      0.57      0.86      5.03      1.16     6.82


Comparable Group
----------------
ALBK   ALBANK Fin. Corp. of Albany NY    0.60     1.61     21.28    3,602      9.20      0.91      0.84      9.16      1.04    11.28
DIME   Dime Community Bancorp of NY      0.18     0.95     17.82    1,315     14.52      0.73      0.96      5.96      1.04     6.41
FFIC   Flushing Fin. Corp. of NY         0.24     1.18     26.67      811     16.01      0.32      0.90      5.14      0.93     5.32
HAVN   Haven Bancorp of Woodhaven NY     0.60     1.66     19.29    1,782      5.95      0.74      0.56      9.27      0.83    13.79
JSB    JSB Financial, Inc. of NY         1.40     3.15     53.64    1,531     22.17        NA      1.77      8.09      1.68     7.68
PKPS   Poughkeepsie Fin. Corp. of NY     0.10     1.25     27.03      880      8.37      4.28      0.35      4.21      0.54     6.49
PSBK   Progressive Bank, Inc. of NY      0.68     2.24     30.09      879      8.55      0.85      0.99     12.02      0.98    11.81
QCSB   Queens County Bancorp of NY       1.00     1.96     45.87    1,467     11.85      0.68      1.60     10.80      1.63    10.95
RELY   Reliance Bancorp, Inc. of NY      0.64     2.23     36.16    1,927      8.04        NA      0.56      6.63      0.85    10.11
ROSE   T R Financial Corp. of NY         0.60     2.22     36.36    3,552      6.20      0.46      0.98     15.72      0.88    14.18

(1)   Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

                                LIST OF EXHIBITS


Exhibit
Number                     Description
------                     -----------

  1                Stock Prices:  As of August 8, 1997


  2                Peer Group Core Earnings Analysis


  3                Pro Forma Analysis Sheet


  4                Pro Forma Effect of Conversion Proceeds


  5                Pro Forma Regulatory Capital Levels


  6                Firm Qualifications Statement


                                  EXHIBIT 1

                                Stock Prices
                            As of August 8, 1997

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 8, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(309)                     21.82   5,375   153.1        22.81   14.89   21.87    0.12  192.86    26.12
NYSE Traded Companies(8)                      39.76  38,507 1,741.8        42.22   24.83   41.09   -2.56  261.41    26.31
AMEX Traded Companies(17)                     18.42   4,236    91.1        19.70   12.45   18.37    0.55  315.22    24.30
NASDAQ Listed OTC Companies(284)              21.49   4,454   109.3        22.42   14.73   21.50    0.17  181.58    26.22
California Companies(21)                      26.14  18,886   739.9        27.68   16.15   26.72   -1.26  126.66    29.42
Florida Companies(6)                          26.50  12,195   361.1        25.85   15.24   25.41    4.63  159.90    39.67
Mid-Atlantic Companies(61)                    22.52   6,321   151.4        23.48   14.61   22.44    0.82  179.95    33.55
Mid-West Companies(149)                       20.66   3,290    85.8        21.62   14.56   20.71    0.02  211.20    22.67
New England Companies(10)                     24.72   4,651   142.4        25.03   15.64   24.22    2.68  340.10    33.12
North-West Companies(7)                       23.13  12,610   339.0        23.87   16.52   23.02    0.76  163.81    22.93
South-East Companies(43)                      21.74   3,379    72.0        23.13   15.65   21.99   -0.94  171.50    25.31
South-West Companies(6)                       20.28   1,891    43.3        20.77   13.06   20.44   -0.47   -3.70    19.61
Western Companies (Excl CA)(6)                19.94   5,288   100.6        21.06   14.62   20.12   -0.99  282.74    18.16
Thrift Strategy(243)                          20.85   3,518    81.7        21.76   14.49   20.81    0.31  167.96    25.06
Mortgage Banker Strategy(38)                  26.69  12,847   468.6        28.03   17.16   27.08   -0.12  250.13    33.67
Real Estate Strategy(11)                      22.73   7,505   198.1        23.94   14.37   23.36   -2.37  193.32    30.58
Diversified Strategy(12)                      30.42  23,663   790.6        31.67   18.77   31.09   -1.66  220.07    24.10
Retail Banking Strategy(5)                    15.67   3,214    54.8        17.37   11.62   15.62    0.35  369.25    17.40
Companies Issuing Dividends(259)              22.04   5,295   154.2        23.10   15.02   22.08    0.16  204.42    25.67
Companies Without Dividends(50)               20.56   5,825   146.6        21.19   14.13   20.68   -0.15  112.01    29.18
Equity/Assets Less Than 6%(22)                25.34  17,484   543.4        26.28   15.07   25.46    0.66  155.98    35.57
Equity/Assets 6-12%(150)                      24.26   5,723   180.1        25.22   15.86   24.35    0.06  205.47    29.62
Equity/Assets Greather Than 12%(137)          18.76   3,121    64.2        19.81   13.87   18.76    0.09  161.75    20.52
Converted Last 3 Mths (no MHC)(6)             21.35   2,582    57.6        22.35   20.21   21.32    0.15    0.00    -8.69
Actively Traded Companies(43)                 29.76  17,216   630.5        31.25   19.01   30.23   -0.88  210.98    32.95
Market Value Below $20 Million(60)            16.56     881    13.7        17.35   12.25   16.64   -0.23  229.45    20.98
Holding Company Structure(272)                21.86   5,232   153.4        22.91   15.03   21.92    0.04  175.04    24.75
Assets Over $1 Billion(62)                    31.99  17,246   595.5        33.45   20.11   32.38   -0.68  222.76    30.21
Assets $500 Million-$1 Billion(50)            21.11   5,438   104.1        22.10   13.79   21.08    0.25  211.12    30.83
Assets $250-$500 Million(68)                  22.05   2,544    53.2        22.91   15.08   21.96    0.66  172.92    29.19
Assets less than $250 Million(129)            17.46   1,467    24.3        18.31   12.88   17.45    0.16  134.13    20.66
Goodwill Companies(121)                       25.31   8,949   261.6        26.38   16.34   25.44   -0.08  219.59    28.84
Non-Goodwill Companies(180)                   19.69   3,116    85.5        20.65   14.03   19.69    0.22  151.80    24.08
Acquirors of FSLIC Cases(10)                  33.37  33,585 1,457.8        35.01   21.21   34.43   -2.13  262.58    33.19



                                                    Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(309)                        0.88    1.18   15.94   15.45   155.56
NYSE Traded Companies(8)                         2.00    2.76   21.56   20.66   382.34
AMEX Traded Companies(17)                        0.61    0.93   13.87   13.68   110.43
NASDAQ Listed OTC Companies(284)                 0.86    1.15   15.89   15.40   151.49
California Companies(21)                         0.99    1.38   16.88   15.79   260.80
Florida Companies(6)                             1.01    0.98   13.61   12.89   186.99
Mid-Atlantic Companies(61)                       0.98    1.37   16.06   15.39   169.29
Mid-West Companies(149)                          0.86    1.13   16.13   15.80   138.80
New England Companies(10)                        0.84    1.30   16.28   15.26   214.85
North-West Companies(7)                          0.92    1.21   14.21   13.67   140.09
South-East Companies(43)                         0.77    1.04   14.94   14.66   121.80
South-West Companies(6)                          0.61    1.15   16.67   15.85   228.93
Western Companies (Excl CA)(6)                   0.88    1.05   16.06   15.35   105.31
Thrift Strategy(243)                             0.81    1.12   16.11   15.67   140.02
Mortgage Banker Strategy(38)                     1.26    1.58   16.18   15.24   236.09
Real Estate Strategy(11)                         0.86    1.43   14.72   14.41   224.07
Diversified Strategy(12)                         1.56    1.75   13.09   12.74   183.29
Retail Banking Strategy(5)                       0.28    0.14   13.37   13.02   146.00
Companies Issuing Dividends(259)                 0.94    1.25   16.00   15.49   152.83
Companies Without Dividends(50)                  0.51    0.80   15.61   15.18   170.97
Equity/Assets Less Than 6%(22)                   1.02    1.60   13.91   13.01   291.20
Equity/Assets 6-12%(150)                         1.06    1.42   16.23   15.47   196.05
Equity/Assets Greather Than 12%(137)             0.67    0.88   15.96   15.81    92.91
Converted Last 3 Mths (no MHC)(6)                0.51    0.66   18.11   18.11    91.26
Actively Traded Companies(43)                    1.47    1.98   17.50   16.87   235.56
Market Value Below $20 Million(60)               0.54    0.83   15.31   15.21   115.94
Holding Company Structure(272)                   0.85    1.16   16.22   15.74   153.26
Assets Over $1 Billion(62)                       1.45    1.92   18.13   16.83   257.68
Assets $500 Million-$1 Billion(50)               0.89    1.11   14.38   13.68   156.51
Assets $250-$500 Million(68)                     0.86    1.22   16.64   16.15   166.31
Assets less than $250 Million(129)               0.63    0.87   15.21   15.16   104.53
Goodwill Companies(121)                          1.11    1.47   16.47   15.33   205.70
Non-Goodwill Companies(180)                      0.74    1.03   15.66   15.66   124.58
Acquirors of FSLIC Cases(10)                     1.67    2.40   18.80   17.81   304.14


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 8, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(67)                       24.80  10,054   350.6        25.80   15.48   24.93   -0.27  193.76    32.15
NYSE Traded Companies(3)                      35.93  52,819 1,716.9        37.19   19.83   36.50   -1.17  265.22    37.20
AMEX Traded Companies(5)                      22.37   4,239    89.3        23.35   13.77   22.69   -1.65   94.66    42.73
NASDAQ Listed OTC Companies(59)               24.38   8,070   294.7        25.36   15.39   24.46   -0.08  198.91    30.76
California Companies(3)                       19.12   6,820   140.0        19.42   11.25   19.10    0.02  436.00    32.09
Mid-Atlantic Companies(18)                    26.43  17,456   516.9        27.46   15.82   26.54   -0.16  131.12    32.39
Mid-West Companies(2)                         12.50     942    11.8        12.50    9.12   12.00    4.17    0.00    23.52
New England Companies(35)                     23.12   4,750   112.9        24.21   14.48   23.23   -0.40  204.50    32.21
North-West Companies(4)                       31.20  36,749 2,134.9        33.09   18.25   32.47   -2.42  148.83    35.69
South-East Companies(5)                       30.75   2,083    44.8        31.05   22.00   30.30    0.80    0.00    30.01
Thrift Strategy(43)                           25.18   5,000   163.1        26.15   16.05   25.15    0.26  191.77    32.31
Mortgage Banker Strategy(10)                  23.93  25,700   545.5        25.08   14.37   24.28   -1.67  215.55    33.58
Real Estate Strategy(6)                       15.26   4,671    66.3        15.60    9.55   15.14    0.58  242.35    25.11
Diversified Strategy(6)                       32.86  35,842 1,929.1        34.62   18.50   34.05   -2.91  168.32    37.27
Retail Banking Strategy(2)                    23.12     706    16.3        23.75   14.75   23.75   -2.65   60.89    26.68
Companies Issuing Dividends(56)               26.08  10,777   390.9        27.18   16.37   26.25   -0.49  187.63    32.06
Companies Without Dividends(11)               16.81   5,540    98.8        17.16    9.90   16.63    1.07  259.20    32.66
Equity/Assets Less Than 6%(5)                 27.40  49,456 2,080.6        29.37   15.00   28.62   -3.13  154.71    52.76
Equity/Assets 6-12%(46)                       25.27   6,251   203.5        26.31   15.50   25.38   -0.27  204.28    31.08
Equity/Assets Greater Than 12%(16)            22.56   6,578   142.5        23.10   15.60   22.34    0.75   34.59    27.43
Actively Traded Companies(23)                 26.19  17,482   674.9        27.58   16.13   26.66   -1.22  232.92    31.05
Market Value Below $20 Million(7)             16.77     892    14.7        17.20   11.94   16.98   -0.64  115.47    15.29
Holding Company Structure(44)                 25.11  10,137   385.4        26.14   16.00   25.27   -0.29  192.69    30.79
Assets Over $1 Billion(18)                    31.85  29,497 1,175.4        33.27   18.31   32.56   -1.95  197.00    35.89
Assets $500 Million-$1 Billion(16)            25.45   5,180   106.6        26.49   16.18   25.08    1.66  169.21    34.27
Assets $250-$500 Million(17)                  20.31   3,013    57.0        21.11   12.76   20.29    0.40  238.40    28.68
Assets less than $250 Million(16)             21.34   1,734    27.6        22.06   14.54   21.48   -1.03  167.29    29.91
Goodwill Companies(30)                        26.98  16,661   645.0        28.20   16.59   27.27   -0.84  189.40    33.53
Non-Goodwill Companies(34)                    23.25   4,413    96.9        24.08   14.69   23.24    0.09  201.14    31.23



                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(67)                          1.52    1.53   15.77   14.94   159.91
NYSE Traded Companies(3)                         1.93    1.93   19.05   14.57   234.73
AMEX Traded Companies(5)                         1.23    1.19   15.11   14.74   143.63
NASDAQ Listed OTC Companies(59)                  1.52    1.54   15.64   14.98   157.04
California Companies(3)                          1.35    1.25   12.43   12.41   153.58
Mid-Atlantic Companies(18)                       1.25    1.35   16.11   14.25   167.48
Mid-West Companies(2)                            0.25    0.38   13.57   12.80    53.10
New England Companies(35)                        1.81    1.74   14.46   13.89   168.41
North-West Companies(4)                          1.14    1.43   13.62   13.09   176.48
South-East Companies(5)                          1.24    1.29   26.73   26.73    98.07
Thrift Strategy(43)                              1.53    1.51   16.93   15.95   150.28
Mortgage Banker Strategy(10)                     1.45    1.56   14.25   13.87   183.37
Real Estate Strategy(6)                          1.27    1.21    9.31    9.30   108.44
Diversified Strategy(6)                          1.91    2.14   14.22   13.21   224.42
Retail Banking Strategy(2)                       0.89    0.85   19.87   19.02   315.32
Companies Issuing Dividends(56)                  1.55    1.57   16.37   15.43   167.25
Companies Without Dividends(11)                  1.30    1.29   11.99   11.88   114.02
Equity/Assets Less Than 6%(5)                    1.30    1.45   10.69   10.39   199.49
Equity/Assets 6-12%(46)                          1.81    1.79   15.36   14.21   181.76
Equity/Assets Greater Than 12%(16)               0.76    0.85   18.73   18.59    84.88
Actively Traded Companies(23)                    1.78    1.79   15.22   14.49   184.24
Market Value Below $20 Million(7)                0.79    0.84   15.14   14.53   136.12
Holding Company Structure(44)                    1.42    1.46   16.07   15.36   147.77
Assets Over $1 Billion(18)                       1.77    1.89   15.83   14.37   196.92
Assets $500 Million-$1 Billion(16)               1.88    1.82   16.43   15.07   182.71
Assets $250-$500 Million(17)                     1.26    1.27   13.60   13.39   136.29
Assets less than $250 Million(16)                1.16    1.16   17.11   16.84   123.65
Goodwill Companies(30)                           1.63    1.67   15.74   13.99   197.50
Non-Goodwill Companies(34)                       1.46    1.45   15.87   15.87   129.64


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 8, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(21)                      22.98   5,055    43.2        24.12   14.36   22.64    1.51  226.78    33.33
BIF-Insured Thrifts(2)                        21.69  32,163   219.0        22.75   11.63   21.94   -0.87  258.96    46.28
NASDAQ Listed OTC Companies(23)               22.85   7,766    60.8        23.99   14.09   22.57    1.27  237.51    34.77
Florida Companies(3)                          30.83   5,609    77.6        31.58   17.33   30.17    2.44    0.00    25.15
Mid-Atlantic Companies(10)                    19.73   7,085    48.7        20.17   12.38   19.09    3.07  190.00    40.63
Mid-West Companies(7)                         19.90   2,029    14.9        22.38   14.01   20.31   -1.62  263.57    26.22
New England Companies(1)                      28.25  61,053   428.1        29.00   14.00   28.75   -1.74  258.96    46.75
South-East Companies(1)                       39.25   1,505    27.7        40.25   20.25   38.50    1.95    0.00    61.86
Thrift Strategy(21)                           22.56   4,962    41.5        23.72   14.09   22.25    1.43  226.78    34.06
Diversified Strategy(1)                       28.25  61,053   428.1        29.00   14.00   28.75   -1.74  258.96    46.75
Companies Issuing Dividends(23)               22.85   7,766    60.8        23.99   14.09   22.57    1.27  237.51    34.77
Equity/Assets 6-12%(16)                       22.89   9,631    74.5        24.25   14.18   22.78    0.43  237.51    31.67
Equity/Assets >12%(7)                         22.75   3,415    28.9        23.38   13.87   22.08    3.25    0.00    42.81
Actively Traded Companies(1)                  29.00   7,247    98.7        29.50   14.32   28.50    1.75  190.00    56.76
Holding Company Structure(1)                  29.00   7,247    98.7        29.50   14.32   28.50    1.75  190.00    56.76
Assets Over $1 Billion(5)                     28.77  21,574   163.3        29.40   15.51   28.42    1.24  224.48    38.70
Assets $500 Million-$1 Billion(4)             24.17   6,964    69.4        24.50   13.92   22.42    8.08    0.00    34.70
Assets $250-$500 Million(4)                   21.41   2,541    19.2        24.50   15.17   21.94   -2.39  263.57    23.42
Assets less than $250 Million(10)             19.37   2,050    14.3        20.16   12.72   19.29    0.58    0.00    39.08
Goodwill Companies(9)                         26.86  15,813   123.1        28.72   15.51   26.36    2.28  237.51    37.04
Non-Goodwill Companies(14)                    20.18   2,402    19.2        20.83   13.14   20.05    0.60    0.00    32.94
MHC Institutions(23)                          22.85   7,766    60.8        23.99   14.09   22.57    1.27  237.51    34.77



                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(21)                         0.67    1.00   12.88   12.56   124.63
BIF-Insured Thrifts(2)                           0.78    0.74    9.52    9.50    99.08
NASDAQ Listed OTC Companies(23)                  0.68    0.97   12.54   12.26   122.07
Florida Companies(3)                             1.12    1.55   15.33   15.09   165.24
Mid-Atlantic Companies(10)                       0.45    0.71   11.28   10.75   100.82
Mid-West Companies(7)                            0.66    1.00   12.20   12.18   127.78
New England Companies(1)                         1.33    1.06   10.39   10.37   123.47
South-East Companies(1)                          1.00    1.41   19.69   19.69   148.17
Thrift Strategy(21)                              0.65    0.97   12.65   12.36   122.00
Diversified Strategy(1)                          1.33    1.06   10.39   10.37   123.47
Companies Issuing Dividends(23)                  0.68    0.97   12.54   12.26   122.07
Equity/Assets 6-12%(16)                          0.69    1.05   12.45   12.12   139.05
Equity/Assets >12%(7)                            0.67    0.79   12.74   12.58    82.47
Actively Traded Companies(1)                     0.69    1.22   13.00   11.52   141.40
Holding Company Structure(1)                     0.69    1.22   13.00   11.52   141.40
Assets Over $1 Billion(5)                        1.08    1.34   13.03   12.14   151.43
Assets $500 Million-$1 Billion(4)                0.72    0.91   12.97   12.61   113.62
Assets $250-$500 Million(4)                      0.75    1.18   12.89   12.86   147.37
Assets less than $250 Million(10)                0.39    0.66   11.90   11.90    94.25
Goodwill Companies(9)                            0.93    1.18   12.79   12.08   140.95
Non-Goodwill Companies(14)                       0.52    0.84   12.37   12.37   109.49
MHC Institutions(23)                             0.68    0.97   12.54   12.26   122.07


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 8, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             49.69  97,336 4,836.6        53.19   25.00   52.44   -5.24  165.01    52.89
CSA   Coast Savings Financial of CA           45.81  18,616   852.8        48.75   30.25   48.00   -4.56  296.28    25.10
CFB   Commercial Federal Corp. of NE          39.44  21,553   850.1        40.94   25.17   39.00    1.13  968.83    23.25
DME   Dime Bancorp, Inc. of NY*               19.56 103,719 2,028.7        20.25   12.87   19.87   -1.56   94.43    32.61
DSL   Downey Financial Corp. of CA            21.75  26,733   581.4        23.75   14.68   22.87   -4.90  100.28    16.37
FRC   First Republic Bancorp of CA*           24.12   9,693   233.8        24.75   12.62   24.06    0.25  436.00    44.00
FED   FirstFed Fin. Corp. of CA               33.37  10,575   352.9        34.62   17.75   34.00   -1.85  106.63    51.68
GLN   Glendale Fed. Bk, FSB of CA             28.75  50,306 1,446.3        28.00   17.50   28.75    0.00   76.92    23.66
GDW   Golden West Fin. Corp. of CA            79.06  56,739 4,485.8        84.62   55.00   83.56   -5.39  201.87    25.25
GPT   GreenPoint Fin. Corp. of NY*            64.12  45,044 2,888.2        66.56   34.00   65.56   -2.20    N.A.    34.99
WES   Westcorp Inc. of Orange CA              20.19  26,195   528.9        23.87   13.25   20.12    0.35  175.44    -7.72


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              21.88   2,731    59.8        22.25   12.00   21.62    1.20    N.A.    47.14
BKC   American Bank of Waterbury CT*          37.87   2,306    87.3        39.00   25.87   38.00   -0.34  101.97    35.25
BFD   BostonFed Bancorp of MA                 19.62   5,947   116.7        19.94   11.75   19.75   -0.66    N.A.    33.02
CFX   CFX Corp of NH*                         19.00  13,144   249.7        21.00   12.50   19.94   -4.71   59.66    22.58
CBK   Citizens First Fin.Corp. of IL          16.75   2,789    46.7        16.87   10.25   16.25    3.08    N.A.    16.56
ESX   Essex Bancorp of VA(8)                   1.56   1,055     1.6         2.37    1.00    1.56    0.00  -90.69   -28.77
FCB   Falmouth Co-Op Bank of MA*              17.00   1,455    24.7        17.50   10.87   17.50   -2.86    N.A.    29.57
FAB   FirstFed America Bancorp of MA          18.87   8,707   164.3        18.87   13.62   18.12    4.14    N.A.     N.A.
GAF   GA Financial Corp. of PA                17.00   7,985   135.7        19.50   11.50   17.87   -4.87    N.A.    12.43
KNK   Kankakee Bancorp of IL                  29.50   1,425    42.0        30.75   19.12   29.37    0.44  195.00    19.19
KYF   Kentucky First Bancorp of KY            12.25   1,319    16.2        15.12   10.56   12.31   -0.49    N.A.    12.70
NYB   New York Bancorp, Inc. of NY            31.06  21,591   670.6        32.00   14.12   31.12   -0.19  338.08    60.35
PDB   Piedmont Bancorp of NC                  11.12   2,751    30.6        19.12    9.25   10.94    1.65    N.A.     5.90
PLE   Pinnacle Bank of AL                     26.50     890    23.6        22.62   16.12   26.25    0.95  292.59    52.56
SSB   Scotland Bancorp of NC                  17.19   1,914    32.9        17.19   12.00   16.25    5.78    N.A.    21.74
SZB   SouthFirst Bancshares of AL             17.00     821    14.0        17.25   12.25   16.75    1.49    N.A.    28.30
SRN   Southern Banc Company of AL             15.75   1,230    19.4        15.75   12.25   15.75    0.00    N.A.    20.05
SSM   Stone Street Bancorp of NC              21.31   1,898    40.4        27.25   16.50   21.88   -2.61    N.A.     3.95
TSH   Teche Holding Company of LA             18.12   3,438    62.3        19.37   12.87   18.75   -3.36    N.A.    26.10
FTF   Texarkana Fst. Fin. Corp of AR          22.37   1,790    40.0        23.00   13.62   21.25    5.27    N.A.    43.12
THR   Three Rivers Fin. Corp. of MI           16.00     824    13.2        16.62   12.62   16.25   -1.54    N.A.    14.29
TBK   Tolland Bank of CT*                     16.12   1,560    25.1        17.00    7.59   16.37   -1.53  122.34    79.11
WSB   Washington SB, FSB of MD                 6.69   4,247    28.4         7.00    4.38    6.37    5.02  435.20    37.37


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             36.25     698    25.3        36.25   26.19   33.75    7.41    N.A.    27.19
AFED  AFSALA Bancorp, Inc. of NY              15.63   1,455    22.7        15.87   11.31   15.25    2.49    N.A.    30.25
ALBK  ALBANK Fin. Corp. of Albany NY          37.25  12,825   477.7        41.00   25.94   38.25   -2.61   60.22    18.74
AMFC  AMB Financial Corp. of IN               15.00     964    14.5        15.00   10.25   15.00    0.00    N.A.    13.21
ASBP  ASB Financial Corp. of OH               12.25   1,721    21.1        18.25   11.50   12.62   -2.93    N.A.    -5.77
ABBK  Abington Savings Bank of MA*            30.25   1,852    56.0        31.00   16.00   29.75    1.68  356.95    55.13
AABC  Access Anytime Bancorp of NM             6.50   1,193     7.8         6.62    5.25    6.50    0.00   -3.70    18.18
AFBC  Advance Fin. Bancorp of WV              15.25   1,084    16.5        16.00   12.75   15.25    0.00    N.A.     N.A.
AADV  Advantage Bancorp of WI                 42.00   3,234   135.8        42.00   31.25   40.00    5.00  356.52    30.23
AFCB  Affiliated Comm BC, Inc of MA           24.75   6,465   160.0        25.25   13.90   24.12    2.61    N.A.    44.74
ALBC  Albion Banc Corp. of Albion NY          23.62     250     5.9        24.00   16.50   23.62    0.00   81.69    41.01
ABCL  Allied Bancorp of IL                    31.37   5,345   167.7        31.37   23.25   31.25    0.38  213.70    25.48
ATSB  AmTrust Capital Corp. of IN             12.62     526     6.6        12.75    8.75   12.62    0.00    N.A.    26.20



                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                 1.98    3.16   20.35   17.34   488.33
CSA   Coast Savings Financial of CA               0.99    2.48   24.06   23.76   488.97
CFB   Commercial Federal Corp. of NE              2.05    2.89   19.77   17.53   329.27
DME   Dime Bancorp, Inc. of NY*                   1.06    1.36   10.16   10.06   178.03
DSL   Downey Financial Corp. of CA                0.86    1.43   15.26   15.05   220.16
FRC   First Republic Bancorp of CA*               1.56    1.33   16.56   16.55   230.89
FED   FirstFed Fin. Corp. of CA                   1.13    2.07   19.14   18.93   396.52
GLN   Glendale Fed. Bk, FSB of CA                 0.89    1.63   17.31   16.10   306.00
GDW   Golden West Fin. Corp. of CA                6.74    8.22   43.90   43.90   689.03
GPT   GreenPoint Fin. Corp. of NY*                3.17    3.09   30.44   17.11   295.27
WES   Westcorp Inc. of Orange CA                  1.36    0.22   12.71   12.67   140.42


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                  0.29    0.30   17.24   17.24    96.80
BKC   American Bank of Waterbury CT*              3.13    2.69   21.77   20.90   262.73
BFD   BostonFed Bancorp of MA                     0.64    0.88   14.08   13.60   158.23
CFX   CFX Corp of NH*                             1.10    1.31   10.52    9.84   141.44
CBK   Citizens First Fin.Corp. of IL              0.25    0.53   14.26   14.26    97.39
ESX   Essex Bancorp of VA(8)                     -7.54   -3.77    0.12   -0.08   170.55
FCB   Falmouth Co-Op Bank of MA*                  0.52    0.49   15.40   15.40    64.49
FAB   FirstFed America Bancorp of MA             -0.28    0.44   14.03   14.03   112.52
GAF   GA Financial Corp. of PA                    0.80    1.02   14.25   14.10    93.89
KNK   Kankakee Bancorp of IL                      1.62    2.02   26.59   24.99   239.77
KYF   Kentucky First Bancorp of KY                0.53    0.70   10.86   10.86    67.42
NYB   New York Bancorp, Inc. of NY                1.98    2.32    7.73    7.73   152.08
PDB   Piedmont Bancorp of NC                     -0.19    0.30    7.42    7.42    44.62
PLE   Pinnacle Bank of AL                         1.26    1.89   17.34   16.78   224.27
SSB   Scotland Bancorp of NC                      0.51    0.62   13.44   13.44    36.30
SZB   SouthFirst Bancshares of AL                 0.05    0.30   15.82   15.82   113.17
SRN   Southern Banc Company of AL                 0.13    0.44   14.42   14.27    85.35
SSM   Stone Street Bancorp of NC                  0.80    0.96   16.13   16.13    55.91
TSH   Teche Holding Company of LA                 0.80    1.10   15.23   15.23   114.47
FTF   Texarkana Fst. Fin. Corp of AR              1.31    1.62   15.03   15.03    95.73
THR   Three Rivers Fin. Corp. of MI               0.61    0.88   15.22   15.22   110.64
TBK   Tolland Bank of CT*                         1.11    1.16   10.60   10.30   152.71
WSB   Washington SB, FSB of MD                    0.30    0.44    5.05    5.05    60.83


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 1.18    0.50   32.00   31.34   387.52
AFED  AFSALA Bancorp, Inc. of NY                  0.61    0.61   14.05   14.05   102.70
ALBK  ALBANK Fin. Corp. of Albany NY              2.29    2.82   25.85   22.59   280.88
AMFC  AMB Financial Corp. of IN                   0.66    0.73   14.61   14.61    97.70
ASBP  ASB Financial Corp. of OH                   0.39    0.57   10.00   10.00    63.58
ABBK  Abington Savings Bank of MA*                2.16    1.92   18.73   16.87   270.66
AABC  Access Anytime Bancorp of NM               -0.45   -0.11    6.53    6.53    87.72
AFBC  Advance Fin. Bancorp of WV                  0.35    0.71   14.76   14.76    95.55
AADV  Advantage Bancorp of WI                     1.27    2.81   29.05   27.16   315.25
AFCB  Affiliated Comm BC, Inc of MA               1.44    1.66   15.94   15.84   163.19
ALBC  Albion Banc Corp. of Albion NY              0.22    0.93   23.62   23.62   265.26
ABCL  Allied Bancorp of IL                        0.91    1.33   23.40   23.11   262.72
ATSB  AmTrust Capital Corp. of IN                 0.40    0.26   13.73   13.58   135.04

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of August 8, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*         16.00   4,392    70.3        16.62    9.62   16.00    0.00    N.A.    42.22
ASBI  Ameriana Bancorp of IN                  18.50   3,230    59.8        19.00   13.25   19.00   -2.63  100.43    15.63
AFFFZ America First Fin. Fund of CA(8)        39.31   6,011   236.3        39.56   28.00   39.50   -0.48  109.65    29.95
ANBK  American Nat'l Bancorp of MD(8)         19.87   3,613    71.8        19.87    9.87   19.75    0.61    N.A.    63.94
ABCW  Anchor Bancorp Wisconsin of WI          50.50   4,524   228.5        53.50   33.00   52.25   -3.35   71.94    41.26
ANDB  Andover Bancorp, Inc. of MA*            30.12   5,148   155.1        32.25   20.00   30.87   -2.43  180.19    17.56
ASFC  Astoria Financial Corp. of NY           47.12  20,978   988.5        48.75   26.12   48.75   -3.34   79.50    27.80
AVND  Avondale Fin. Corp. of IL               14.75   3,495    51.6        18.50   12.75   14.37    2.64    N.A.   -13.84
BKCT  Bancorp Connecticut of CT*              27.25   2,534    69.1        28.75   21.25   27.75   -1.80  211.43    21.11
BPLS  Bank Plus Corp. of CA                   11.44  19,308   220.9        13.75    9.62   11.87   -3.62    N.A.    -0.52
BWFC  Bank West Fin. Corp. of MI              15.00   1,783    26.7        15.12   10.25   14.50    3.45    N.A.    41.24
BANC  BankAtlantic Bancorp of FL              16.62  17,978   298.8        16.62    9.20   16.12    3.10  219.62    55.33
BKUNA BankUnited SA of FL                     10.87   8,869    96.4        11.25    7.25   10.00    8.70  100.18     8.70
BKCO  Bankers Corp. of NJ(8)*                 28.75  12,392   356.3        30.12   17.75   29.00   -0.86  360.00    42.89
BVCC  Bay View Capital Corp. of CA            25.75  12,979   334.2        28.62   17.50   26.37   -2.35   30.38    21.52
BFSB  Bedford Bancshares of VA                24.25   1,142    27.7        25.25   16.50   24.75   -2.02  130.95    37.63
BFFC  Big Foot Fin. Corp. of IL               17.50   2,513    44.0        17.50   12.31   17.37    0.75    N.A.    34.62
BSBC  Branford SB of CT*                       4.94   6,559    32.4         5.00    3.00    4.94    0.00  133.02    27.65
BYFC  Broadway Fin. Corp. of CA               10.50     893     9.4        11.25    9.00   10.75   -2.33    N.A.    13.51
CBES  CBES Bancorp of MO                      17.69   1,025    18.1        17.87   12.62   17.50    1.09    N.A.    24.14
CCFH  CCF Holding Company of GA               17.12     865    14.8        17.12   11.87   17.12    0.00    N.A.    16.07
CENF  CENFED Financial Corp. of CA            34.38   5,729   197.0        35.00   20.23   33.75    1.87  119.26    29.30
CFSB  CFSB Bancorp of Lansing MI              27.00   5,096   137.6        27.00   16.32   26.37    2.39  200.00    52.28
CKFB  CKF Bancorp of Danville KY              20.00     927    18.5        20.75   17.50   20.00    0.00    N.A.    -1.23
CNSB  CNS Bancorp of MO                       17.00   1,653    28.1        17.50   11.50   16.75    1.49    N.A.    12.43
CSBF  CSB Financial Group Inc of IL*          12.50     942    11.8        12.50    9.12   12.00    4.17    N.A.    23.52
CBCI  Calumet Bancorp of Chicago IL           41.37   2,111    87.3        41.37   27.75   40.87    1.22  104.30    24.42
CAFI  Camco Fin. Corp. of OH                  18.50   3,215    59.5        19.25   14.05   18.87   -1.96    N.A.    22.35
CMRN  Cameron Fin. Corp. of MO                17.50   2,682    46.9        18.00   14.00   18.00   -2.78    N.A.     9.38
CAPS  Capital Savings Bancorp of MO           16.00   1,892    30.3        18.25    9.62   16.50   -3.03   20.75    23.08
CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.75   13.00   17.75   -2.14    N.A.    29.92
CNY   Carver Bancorp, Inc. of NY              12.37   2,314    28.6        12.50    7.37   12.25    0.98   97.92    49.94
CASB  Cascade SB of Everett WA(8)             14.00   2,568    36.0        16.80   10.40   12.50   12.00    9.38     8.53
CATB  Catskill Fin. Corp. of NY*              17.00   4,720    80.2        17.00   10.50   16.25    4.62    N.A.    21.43
CNIT  Cenit Bancorp of Norfolk VA             51.25   1,650    84.6        51.50   31.75   50.62    1.24  222.73    23.49
CEBK  Central Co-Op. Bank of MA*              19.25   1,965    37.8        20.69   14.75   20.00   -3.75  266.67    10.00
CENB  Century Bancshares of NC*               79.00     407    32.2        79.00   62.00   77.00    2.60    N.A.    21.54
CBSB  Charter Financial Inc. of IL            21.44   4,150    89.0        21.50   11.00   21.44    0.00    N.A.    71.52
COFI  Charter One Financial of OH             52.37  46,186 2,418.8        57.94   34.17   57.69   -9.22  199.26    24.69
CNBA  Chester Bancorp of IL                   14.75   2,182    32.2        15.37   12.62   14.75    0.00    N.A.    12.42
CVAL  Chester Valley Bancorp of PA            24.00   2,054    49.3        24.00   14.10   22.87    4.94  111.83    62.16
CTZN  CitFed Bancorp of Dayton OH             41.75   8,638   360.6        45.25   25.00   43.37   -3.74  363.89    26.52
CLAS  Classic Bancshares of KY                14.75   1,320    19.5        15.00   11.25   14.25    3.51    N.A.    26.94
CMSB  Cmnwealth Bancorp of PA                 16.75  17,096   286.4        16.87   10.50   16.37    2.32    N.A.    11.67
COVB  CoVest Bancshares of IL                 22.00   3,018    66.4        19.00   16.25   21.75    1.15  230.33    27.54
CBSA  Coastal Bancorp of Houston TX           30.25   4,972   150.4        30.87   17.62   30.50   -0.82    N.A.    32.27
CFCP  Coastal Fin. Corp. of SC                25.50   4,637   118.2        27.75   14.25   26.00   -1.92  155.00    61.90
COFD  Collective Bancorp Inc. of NJ(8)        52.00  20,484 1,065.2        52.00   23.87   52.00    0.00  582.41    48.06
CMSV  Commty. Svgs, MHC of FL (48.5)          25.75   5,090    60.9        25.75   16.00   24.00    7.29    N.A.    25.61
CBNH  Community Bankshares Inc of NH(8)*      39.12   2,489    97.4        40.25   18.50   39.87   -1.88  943.20    90.83
CFTP  Community Fed. Bancorp of MS            17.75   4,629    82.2        20.00   13.00   17.75    0.00    N.A.     4.41
CFFC  Community Fin. Corp. of VA              22.75   1,275    29.0        23.50   20.50   22.25    2.25  225.00     9.64
CFBC  Community First Bnkg Co. of GA          34.00   2,414    82.1        34.87   31.87   34.00    0.00    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            15.25     949    14.5        15.25   10.00   14.50    5.17    N.A.    34.60
COOP  Cooperative Bk.for Svgs. of NC          24.50   1,492    36.6        27.00   16.75   27.00   -9.26  145.00    20.99



                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*          -0.65   -0.65   13.85   13.85   108.86
ASBI  Ameriana Bancorp of IN                    0.75    1.05   13.49   13.48   123.14
AFFFZ America First Fin. Fund of CA(8)          5.51    6.76   30.76   30.38   364.44
ANBK  American Nat'l Bancorp of MD(8)           0.19    0.68   12.33   12.33   134.69
ABCW  Anchor Bancorp Wisconsin of WI            3.10    3.99   26.49   25.99   425.70
ANDB  Andover Bancorp, Inc. of MA*              2.57    2.65   19.59   19.59   243.00
ASFC  Astoria Financial Corp. of NY             1.96    2.80   28.59   24.01   365.36
AVND  Avondale Fin. Corp. of IL                -0.85   -2.63   15.85   15.85   173.75
BKCT  Bancorp Connecticut of CT*                2.15    2.03   17.32   17.32   169.05
BPLS  Bank Plus Corp. of CA                    -0.46    0.04    9.27    9.26   183.03
BWFC  Bank West Fin. Corp. of MI                0.59    0.42   12.62   12.62    82.46
BANC  BankAtlantic Bancorp of FL                1.15    0.88    8.49    6.91   154.25
BKUNA BankUnited SA of FL                       0.29    0.48    7.59    6.15   203.77
BKCO  Bankers Corp. of NJ(8)*                   2.12    2.27   16.42   16.18   207.14
BVCC  Bay View Capital Corp. of CA              0.97    1.58   15.12   12.69   238.56
BFSB  Bedford Bancshares of VA                  1.14    1.46   16.80   16.80   118.61
BFFC  Big Foot Fin. Corp. of IL                 0.04    0.35   14.34   14.34    84.46
BSBC  Branford SB of CT*                        0.32    0.32    2.64    2.64    28.44
BYFC  Broadway Fin. Corp. of CA                -0.33    0.16   14.26   14.26   131.13
CBES  CBES Bancorp of MO                        0.69    0.86   17.08   17.08    92.90
CCFH  CCF Holding Company of GA                 0.25    0.41   14.39   14.39   100.51
CENF  CENFED Financial Corp. of CA              1.98    2.82   20.85   20.81   400.68
CFSB  CFSB Bancorp of Lansing MI                1.37    1.73   12.65   12.65   165.90
CKFB  CKF Bancorp of Danville KY                0.84    0.83   15.38   15.38    64.94
CNSB  CNS Bancorp of MO                         0.31    0.47   14.73   14.73    59.35
CSBF  CSB Financial Group Inc of IL*            0.25    0.38   13.57   12.80    53.10
CBCI  Calumet Bancorp of Chicago IL             2.72    3.45   36.46   36.46   235.23
CAFI  Camco Fin. Corp. of OH                    0.94    1.11   14.24   13.10   146.95
CMRN  Cameron Fin. Corp. of MO                  0.77    0.96   16.92   16.92    73.71
CAPS  Capital Savings Bancorp of MO             0.77    1.10   10.89   10.89   125.75
CFNC  Carolina Fincorp of NC*                   0.65    0.61   13.92   13.92    58.71
CNY   Carver Bancorp, Inc. of NY               -0.74    0.01   14.93   14.32   178.81
CASB  Cascade SB of Everett WA(8)               0.61    0.77    8.47    8.47   137.20
CATB  Catskill Fin. Corp. of NY*                0.85    0.86   15.08   15.08    60.22
CNIT  Cenit Bancorp of Norfolk VA               3.75    3.44   31.12   28.58   430.03
CEBK  Central Co-Op. Bank of MA*                1.44    1.46   17.07   15.20   163.33
CENB  Century Bancshares of NC*                 4.31    4.36   73.51   73.51   245.57
CBSB  Charter Financial Inc. of IL              1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH               2.98    3.73   21.15   19.80   315.35
CNBA  Chester Bancorp of IL                     0.71    0.71   14.50   14.50    65.30
CVAL  Chester Valley Bancorp of PA              0.87    1.28   12.72   12.72   148.58
CTZN  CitFed Bancorp of Dayton OH               1.94    2.73   22.83   20.57   358.59
CLAS  Classic Bancshares of KY                  0.45    0.62   14.67   12.38    99.66
CMSB  Cmnwealth Bancorp of PA                   0.69    0.88   12.89   10.08   133.89
COVB  CoVest Bancshares of IL                   0.31    0.85   16.36   15.59   183.09
CBSA  Coastal Bancorp of Houston TX             1.45    2.52   19.85   16.50   596.15
CFCP  Coastal Fin. Corp. of SC                  0.89    0.98    6.37    6.37   104.51
COFD  Collective Bancorp Inc. of NJ(8)          2.45    2.97   18.85   17.05   269.36
CMSV  Commty. Svgs, MHC of FL (48.5)            0.81    1.22   15.05   15.05   134.05
CBNH  Community Bankshares Inc of NH(8)*        2.17    1.73   17.31   17.31   247.44
CFTP  Community Fed. Bancorp of MS              0.63    0.75   14.92   14.92    44.51
CFFC  Community Fin. Corp. of VA                1.36    1.71   18.30   18.30   131.53
CFBC  Community First Bnkg Co. of GA            0.42    0.82   27.66   27.66   168.47
CIBI  Community Inv. Bancorp of OH              0.66    0.98   11.82   11.82   102.68
COOP  Cooperative Bk.for Svgs. of NC           -1.80    0.45   18.03   18.03   236.22

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 8, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CRZY  Crazy Woman Creek Bncorp of WY          13.87     955    13.2        14.25   10.12   14.12   -1.77    N.A.    15.58
DNFC  D&N Financial Corp. of MI               19.25   8,191   157.7        19.50   12.75   19.25    0.00  120.00    14.93
DFIN  Damen Fin. Corp. of Chicago IL          14.67   3,247    47.6        15.00   11.00   14.75   -0.54    N.A.    33.36
DCBI  Delphos Citizens Bancorp of OH          15.75   2,039    32.1        16.62   11.75   16.62   -5.23    N.A.    31.25
DIME  Dime Community Bancorp of NY            18.94  13,093   248.0        20.00   12.31   19.25   -1.61    N.A.    28.41
DIBK  Dime Financial Corp. of CT*             26.62   5,136   136.7        28.00   15.12   28.00   -4.93  153.52    54.32
EGLB  Eagle BancGroup of IL                   16.50   1,238    20.4        16.87   11.50   16.50    0.00    N.A.    10.96
EBSI  Eagle Bancshares of Tucker GA           17.50   4,552    79.7        18.50   13.62   17.37    0.75  141.38    12.90
EGFC  Eagle Financial Corp. of CT             33.31   6,279   209.2        34.50   24.00   33.25    0.18  280.69     9.21
ETFS  East Texas Fin. Serv. of TX             18.53   1,025    19.0        18.75   14.50   18.53    0.00    N.A.    13.19
EMLD  Emerald Financial Corp of OH            14.25   5,062    72.1        15.00   10.50   14.75   -3.39    N.A.    26.67
EIRE  Emerald Island Bancorp, MA*             20.37   2,246    45.8        20.50   11.60   19.50    4.46  167.32    27.31
EFBC  Empire Federal Bancorp of MT            15.12   2,592    39.2        15.50   12.50   14.75    2.51    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           20.50   2,011    41.2        20.50   12.75   19.75    3.80    N.A.    41.38
EQSB  Equitable FSB of Wheaton MD             38.75     602    23.3        39.25   24.50   38.75    0.00    N.A.    37.17
FFFG  F.F.O. Financial Group of FL(8)          5.50   8,430    46.4         5.50    2.62    4.75   15.79  -33.81    63.20
FCBF  FCB Fin. Corp. of Neenah WI             27.00   2,464    66.5        27.50   17.00   26.75    0.93    N.A.    45.95
FFBS  FFBS Bancorp of Columbus MS             24.00   1,557    37.4        26.00   19.75   24.00    0.00    N.A.     4.35
FFDF  FFD Financial Corp. of OH               15.50   1,455    22.6        15.63   10.12   15.63   -0.83    N.A.    16.98
FFLC  FFLC Bancorp of Leesburg FL             27.75   2,318    64.3        29.37   18.25   27.25    1.83    N.A.    29.07
FFFC  FFVA Financial Corp. of VA              30.00   4,521   135.6        31.00   17.00   29.50    1.69    N.A.    46.34
FFWC  FFW Corporation of Wabash IN            28.75     697    20.0        29.25   19.50   28.75    0.00    N.A.    31.40
FFYF  FFY Financial Corp. of OH               27.50   4,145   114.0        27.50   23.87   26.00    5.77    N.A.     8.65
FMCO  FMS Financial Corp. of NJ               26.00   2,388    62.1        31.50   15.50   26.00    0.00  188.89    42.47
FFHH  FSF Financial Corp. of MN               17.75   3,033    53.8        18.25   11.50   17.75    0.00    N.A.    17.39
FOBC  Fed One Bancorp of Wheeling WV          22.00   2,373    52.2        22.00   14.00   21.00    4.76  120.00    39.68
FBCI  Fidelity Bancorp of Chicago IL          21.50   2,792    60.0        21.50   16.00   21.50    0.00    N.A.    26.47
FSBI  Fidelity Bancorp, Inc. of PA            21.25   1,550    32.9        21.70   14.54   20.25    4.94  174.90    16.89
FFFL  Fidelity FSB, MHC of FL (47.4)          22.25   6,766    70.9        23.25   12.25   22.50   -1.11    N.A.    25.35
FFED  Fidelity Fed. Bancorp of IN              8.87   2,490    22.1        11.75    7.50    8.87    0.00   25.82    -9.03
FFOH  Fidelity Financial of OH                15.63   5,594    87.4        16.37    9.62   15.63    0.00    N.A.    35.91
FIBC  Financial Bancorp, Inc. of NY           20.25   1,722    34.9        21.00   14.00   19.75    2.53    N.A.    35.00
FBSI  First Bancshares of MO                  24.25   1,160    28.1        25.25   15.00   24.00    1.04   90.20    45.91
FBBC  First Bell Bancorp of PA                16.37   6,511   106.6        17.37   13.12   16.62   -1.50    N.A.    23.55
FBER  First Bergen Bancorp of NJ              19.25   3,015    58.0        19.50    9.50   16.62   15.82    N.A.    67.39
SKBO  First Carnegie,MHC of PA(45.0)          13.87   2,300    14.4        14.75   11.62   13.75    0.87    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD(8)           34.50   2,951   101.8        36.50   16.12   35.50   -2.82  297.01    89.04
FSTC  First Citizens Corp of GA               29.50   1,829    54.0        30.50   20.75   30.00   -1.67  136.00    16.83
FFBA  First Colorado Bancorp of Co            17.75  16,561   294.0        20.12   13.50   18.06   -1.72  437.88     4.41
FDEF  First Defiance Fin.Corp. of OH          15.06   9,341   140.7        15.50   10.12   15.50   -2.84    N.A.    21.75
FESX  First Essex Bancorp of MA*              16.62   7,484   124.4        18.25   11.00   17.25   -3.65  177.00    26.68
FFES  First FS&LA of E. Hartford CT           31.25   2,676    83.6        31.50   17.62   30.00    4.17  380.77    35.87
FFSX  First FS&LA. MHC of IA (46.0)           24.25   2,828    21.0        35.00   20.75   25.50   -4.90  263.57    24.36
FFSW  First Fed Fin. Serv. of OH              42.50   4,588   195.0        42.00   22.60   42.50    0.00  212.50    36.66
BDJI  First Fed. Bancorp. of MN               21.00     701    14.7        21.25   13.75   20.62    1.84    N.A.    13.51
FFBH  First Fed. Bancshares of AR             21.25   4,896   104.0        21.62   13.25   21.50   -1.16    N.A.    33.90
FTFC  First Fed. Capital Corp. of WI          24.00   9,141   219.4        26.50   13.00   24.25   -1.03  220.00    53.16
FFKY  First Fed. Fin. Corp. of KY             21.75   4,170    90.7        23.00   17.75   21.37    1.78   38.10     7.41
FFBZ  First Federal Bancorp of OH             18.00   1,572    28.3        19.50   11.75   18.75   -4.00   80.00    12.50
FFCH  First Fin. Holdings Inc. of SC          31.25   6,357   198.7        34.50   18.75   32.50   -3.85  155.10    38.89
FFBI  First Financial Bancorp of IL           18.25     415     7.6        18.75   15.50   18.25    0.00    N.A.    15.00
FFHC  First Financial Corp. of WI(8)          31.25  36,209 1,131.5        32.12   18.00   31.75   -1.57   98.41    27.55
FFHS  First Franklin Corp. of OH              20.00   1,192    23.8        21.00   14.25   20.00    0.00   52.44    21.21
FGHC  First Georgia Hold. Corp of GA           7.06   3,052    21.5         8.25    4.17    7.06    0.00   84.33    24.51
FSPG  First Home Bancorp of NJ                19.87   2,708    53.8        20.12   13.31   19.00    4.58  231.17    43.26



                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CRZY  Crazy Woman Creek Bncorp of WY              0.58    0.71   14.67   14.67    56.83
DNFC  D&N Financial Corp. of MI                   1.07    1.45   10.84   10.72   186.60
DFIN  Damen Fin. Corp. of Chicago IL              0.51    0.64   14.12   14.12    70.03
DCBI  Delphos Citizens Bancorp of OH              0.62    0.62   14.88   14.88    52.51
DIME  Dime Community Bancorp of NY                0.94    1.01   14.58   12.56   100.44
DIBK  Dime Financial Corp. of CT*                 2.61    2.69   12.41   11.96   158.57
EGLB  Eagle BancGroup of IL                      -0.12    0.27   16.69   16.69   140.80
EBSI  Eagle Bancshares of Tucker GA               0.80    1.09   12.74   12.74   146.35
EGFC  Eagle Financial Corp. of CT                 1.34    1.79   16.61   12.51   240.81
ETFS  East Texas Fin. Serv. of TX                 0.34    0.70   19.97   19.97   109.95
EMLD  Emerald Financial Corp of OH                0.75    0.96    8.73    8.58   116.28
EIRE  Emerald Island Bancorp, MA*                 1.52    1.60   13.39   13.39   189.23
EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH               0.75    0.82   15.52   15.50   122.52
EQSB  Equitable FSB of Wheaton MD                 2.20    3.52   24.92   24.92   491.70
FFFG  F.F.O. Financial Group of FL(8)             0.19    0.31    2.41    2.41    37.60
FCBF  FCB Fin. Corp. of Neenah WI                 0.99    1.17   19.25   19.25   110.06
FFBS  FFBS Bancorp of Columbus MS                 0.96    1.21   16.05   16.05    82.64
FFDF  FFD Financial Corp. of OH                   0.44    0.61   14.50   14.50    58.62
FFLC  FFLC Bancorp of Leesburg FL                 1.06    1.53   22.51   22.51   167.00
FFFC  FFVA Financial Corp. of VA                  1.32    1.60   16.29   15.95   123.62
FFWC  FFW Corporation of Wabash IN                1.98    2.46   22.75   22.75   227.32
FFYF  FFY Financial Corp. of OH                   1.28    1.82   19.82   19.82   144.57
FMCO  FMS Financial Corp. of NJ                   1.56    2.29   15.24   14.97   232.38
FFHH  FSF Financial Corp. of MN                   0.78    0.99   14.16   14.16   124.71
FOBC  Fed One Bancorp of Wheeling WV              0.99    1.41   16.63   15.86   150.32
FBCI  Fidelity Bancorp of Chicago IL              0.95    1.33   18.22   18.18   175.45
FSBI  Fidelity Bancorp, Inc. of PA                1.08    1.72   15.83   15.83   234.39
FFFL  Fidelity FSB, MHC of FL (47.4)              0.49    0.78   12.08   11.98   136.99
FFED  Fidelity Fed. Bancorp of IN                 0.17    0.30    5.17    5.17   100.52
FFOH  Fidelity Financial of OH                    0.40    0.64   12.03   10.57    91.72
FIBC  Financial Bancorp, Inc. of NY               0.87    1.55   15.35   15.28   164.04
FBSI  First Bancshares of MO                      1.18    1.45   19.80   19.77   137.97
FBBC  First Bell Bancorp of PA                    1.06    1.23   10.78   10.78   109.72
FBER  First Bergen Bancorp of NJ                  0.35    0.63   13.76   13.76    83.68
SKBO  First Carnegie,MHC of PA(45.0)              0.24    0.35   10.21   10.21    65.23
FCIT  First Cit. Fin. Corp of MD(8)               1.20    1.78   14.95   14.95   234.41
FSTC  First Citizens Corp of GA                   2.52    2.11   13.18   10.37   140.67
FFBA  First Colorado Bancorp of Co                1.03    1.02   13.08   12.91    91.42
FDEF  First Defiance Fin.Corp. of OH              0.45    0.61   12.52   12.52    58.46
FESX  First Essex Bancorp of MA*                  1.27    1.11   11.20    9.65   153.24
FFES  First FS&LA of E. Hartford CT               1.52    2.50   23.63   23.63   367.56
FFSX  First FS&LA. MHC of IA (46.0)               0.68    1.17   13.31   13.20   163.66
FFSW  First Fed Fin. Serv. of OH                  2.37    1.59   14.35   12.12   237.17
BDJI  First Fed. Bancorp. of MN                   0.48    1.00   17.17   17.17   153.66
FFBH  First Fed. Bancshares of AR                 0.81    1.16   16.79   16.79   106.16
FTFC  First Fed. Capital Corp. of WI              1.18    1.37   10.64    9.97   167.40
FFKY  First Fed. Fin. Corp. of KY                 1.14    1.36   12.40   11.68    90.50
FFBZ  First Federal Bancorp of OH                 0.88    1.23    9.66    9.65   128.03
FFCH  First Fin. Holdings Inc. of SC              1.43    2.10   16.03   16.03   262.26
FFBI  First Financial Bancorp of IL              -0.05    1.05   17.52   17.52   224.47
FFHC  First Financial Corp. of WI(8)              1.51    2.03   11.67   11.37   163.81
FFHS  First Franklin Corp. of OH                  0.36    1.21   17.17   17.06   190.39
FGHC  First Georgia Hold. Corp of GA              0.47    0.28    4.09    3.73    48.20
FSPG  First Home Bancorp of NJ                    1.64    2.14   12.85   12.64   192.91

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 8, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFSL  First Independence Corp. of KS          12.75     997    12.7        13.12    9.25   12.91   -1.24    N.A.    22.95
FISB  First Indiana Corp. of IN               21.50  10,561   227.1        24.30   17.37   21.75   -1.15   59.26     0.47
FKFS  First Keystone Fin. Corp of PA          26.37   1,228    32.4        26.37   16.75   26.19    0.69    N.A.    36.99
FLKY  First Lancaster Bncshrs of KY           15.25     959    14.6        16.25   13.75   15.25    0.00    N.A.     4.31
FLFC  First Liberty Fin. Corp. of GA          23.25   7,725   179.6        23.75   13.83   23.75   -2.11  357.68    26.57
CASH  First Midwest Fin. Corp. of IA          17.37   2,734    47.5        17.87   14.50   17.12    1.46    N.A.    13.31
FMBD  First Mutual Bancorp of IL              15.50   3,507    54.4        16.12   12.50   15.37    0.85    N.A.     3.33
FMSB  First Mutual SB of Bellevue WA*         20.62   2,702    55.7        22.00   11.59   21.75   -5.20  166.06    29.60
FNGB  First Northern Cap. Corp of WI          25.75   4,417   113.7        25.75   15.25   24.75    4.04   76.85    58.46
FFPB  First Palm Beach Bancorp of FL          33.25   5,009   166.5        34.00   21.25   31.94    4.10    N.A.    40.77
FSLA  First SB SLA MHC of NJ (47.5)           29.00   7,247    98.7        29.50   14.32   28.50    1.75  190.00    56.76
FSNJ  First SB of NJ, MHC (45.9)(8)           32.75   3,064    46.0        34.00   14.00   31.62    3.57    N.A.    42.39
SOPN  First SB, SSB, Moore Co. of NC          21.25   3,697    78.6        24.00   16.75   22.25   -4.49    N.A.    13.33
FWWB  First Savings Bancorp of WA*            24.62  10,519   259.0        24.75   15.87   24.37    1.03    N.A.    34.02
SHEN  First Shenango Bancorp of PA            28.50   2,072    59.1        29.25   20.25   29.25   -2.56    N.A.    26.67
FSFC  First So.east Fin. Corp. of SC(8)       14.00   4,388    61.4        14.87    9.12   14.50   -3.45    N.A.    49.25
FBNW  FirstBank Corp of Clarkston WA          18.25   1,984    36.2        19.00   15.50   17.75    2.82    N.A.     N.A.
FSPT  FirstSpartan Fin. Corp. of SC           35.62   4,430   157.8        37.00   35.00   35.75   -0.36    N.A.     N.A.
FLAG  Flag Financial Corp of GA               14.75   2,037    30.0        14.87    9.75   14.50    1.72   50.51    37.21
FFIC  Flushing Fin. Corp. of NY*              20.31   7,979   162.1        23.50   17.37   20.62   -1.50    N.A.    12.09
FBHC  Fort Bend Holding Corp. of TX           30.75     827    25.4        32.00   16.87   31.62   -2.75    N.A.    20.59
FTSB  Fort Thomas Fin. Corp. of KY            11.00   1,495    16.4        14.75    9.25   10.50    4.76    N.A.   -24.76
FKKY  Frankfort First Bancorp of KY            9.25   3,385    31.3        12.25    8.00    9.12    1.43    N.A.   -18.65
FTNB  Fulton Bancorp of MO                    19.75   1,719    34.0        20.37   12.50   19.87   -0.60    N.A.    28.50
GFSB  GFS Bancorp of Grinnell IA              13.37     988    13.2        14.25   10.12   13.37    0.00    N.A.    25.89
GUPB  GFSB Bancorp of Gallup NM               19.00     839    15.9        19.75   13.50   19.00    0.00    N.A.    19.72
GSLA  GS Financial Corp. of LA                15.25   3,438    52.4        16.12   13.37   16.00   -4.69    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               14.37   2,248    32.3        14.87   14.25   14.37    0.00    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                17.75   1,076    19.1        18.25   13.00   17.62    0.74    N.A.    24.56
GBCI  Glacier Bancorp of MT                   18.50   6,812   126.0        20.25   14.00   18.50    0.00  283.02    13.29
GFCO  Glenway Financial Corp. of OH           27.00   1,144    30.9        27.00   18.25   24.50   10.20    N.A.    31.71
GTPS  Great American Bancorp of IL            17.50   1,760    30.8        17.50   13.25   16.75    4.48    N.A.    18.16
GTFN  Great Financial Corp. of KY             33.25  13,791   458.6        35.12   26.75   34.62   -3.96    N.A.    14.18
GSBC  Great Southern Bancorp of MO            16.75   8,288   138.8        18.00   13.62   17.00   -1.47  473.63    -5.95
GDVS  Greater DV SB,MHC of PA (19.9)*         15.12   3,272     9.8        16.50    9.25   15.12    0.00    N.A.    45.81
GSFC  Green Street Fin. Corp. of NC           17.25   4,298    74.1        18.87   12.75   17.75   -2.82    N.A.    11.29
GSLC  Guaranty Svgs & Loan FA of VA           12.25   1,499    18.4        11.00    7.25   12.25    0.00    N.A.    40.00
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       18.25   3,125    17.7        20.50    9.75   18.50   -1.35    N.A.    51.33
HCBB  HCB Bancshares of AR                    13.87   2,645    36.7        14.12   12.62   13.75    0.87    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  15.25   6,282    95.8        15.87    9.25   14.87    2.56    N.A.    37.14
HFFC  HF Financial Corp. of SD                21.88   2,979    65.2        22.25   14.75   21.75    0.60  337.60    26.40
HFNC  HFNC Financial Corp. of NC              16.25  17,192   279.4        22.06   14.87   16.00    1.56    N.A.    -9.07
HMNF  HMN Financial, Inc. of MN               24.75   4,212   104.2        25.75   15.25   25.75   -3.88    N.A.    36.59
HALL  Hallmark Capital Corp. of WI            22.75   1,443    32.8        23.75   14.50   23.25   -2.15    N.A.    28.17
HARB  Harbor FSB, MHC of FL (46.0)            44.50   4,970   101.0        45.75   23.75   44.00    1.14    N.A.    24.48
HRBF  Harbor Federal Bancorp of MD            20.00   1,754    35.1        20.00   12.50   19.75    1.27  100.00    26.98
HFSA  Hardin Bancorp of Hardin MO             16.75     859    14.4        16.75   11.25   16.75    0.00    N.A.    34.00
HARL  Harleysville SA of PA                   25.00   1,652    41.3        25.00   14.00   25.00    0.00   40.85    58.23
HARS  Harris SB, MHC of PA (24.2)             24.75  11,223    67.2        24.75   14.75   23.25    6.45    N.A.    35.62
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.75   2,025    31.9        19.00   14.75   15.87   -0.76    N.A.   -16.53
HHFC  Harvest Home Fin. Corp. of OH           12.75     935    11.9        13.75    9.25   12.75    0.00    N.A.    30.77
HAVN  Haven Bancorp of Woodhaven NY           36.25   4,377   158.7        38.37   25.56   36.50   -0.68    N.A.    26.66
HVFD  Haverfield Corp. of OH(8)               26.75   1,906    51.0        27.37   17.00   27.00   -0.93   72.58    39.91
HTHR  Hawthorne Fin. Corp. of CA              15.00   2,629    39.4        15.50    6.62   14.87    0.87  -45.45    84.50
HMLK  Hemlock Fed. Fin. Corp. of IL           15.25   2,076    31.7        15.50   12.50   15.50   -1.61    N.A.     N.A.



                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFSL  First Independence Corp. of KS             0.47    0.75   11.60   11.60   111.21
FISB  First Indiana Corp. of IN                  1.17    1.43   13.77   13.60   144.00
FKFS  First Keystone Fin. Corp of PA             1.24    1.84   18.12   18.12   256.22
FLKY  First Lancaster Bncshrs of KY              0.46    0.56   14.44   14.44    42.18
FLFC  First Liberty Fin. Corp. of GA             1.76    1.42   11.87   10.62   161.56
CASH  First Midwest Fin. Corp. of IA             0.99    1.29   15.70   13.89   135.40
FMBD  First Mutual Bancorp of IL                 0.10    0.32   15.30   11.59   119.10
FMSB  First Mutual SB of Bellevue WA*            1.45    1.40   10.14   10.14   154.27
FNGB  First Northern Cap. Corp of WI             0.87    1.26   16.28   16.28   144.38
FFPB  First Palm Beach Bancorp of FL            -0.02    0.15   21.04   20.50   311.09
FSLA  First SB SLA MHC of NJ (47.5)              0.69    1.22   13.00   11.52   141.40
FSNJ  First SB of NJ, MHC (45.9)(8)             -0.70    0.47   16.18   16.18   188.83
SOPN  First SB, SSB, Moore Co. of NC             0.99    1.19   18.04   18.04    73.34
FWWB  First Savings Bancorp of WA*               0.89    0.84   14.13   13.00    95.79
SHEN  First Shenango Bancorp of PA               1.69    2.20   21.75   21.75   198.56
FSFC  First So.east Fin. Corp. of SC(8)          0.01    0.70    7.80    7.80    76.29
FBNW  FirstBank Corp of Clarkston WA             0.54    0.44   14.00   14.00    77.62
FSPT  FirstSpartan Fin. Corp. of SC              1.00    1.16   27.63   27.63   104.97
FLAG  Flag Financial Corp of GA                 -0.07    0.15   10.25   10.25   109.02
FFIC  Flushing Fin. Corp. of NY*                 0.87    0.90   16.28   16.28   101.67
FBHC  Fort Bend Holding Corp. of TX              0.74    1.71   23.24   21.64   385.33
FTSB  Fort Thomas Fin. Corp. of KY               0.30    0.46   10.19   10.19    63.33
FKKY  Frankfort First Bancorp of KY              0.24    0.36    9.93    9.93    37.91
FTNB  Fulton Bancorp of MO                       0.41    0.58   14.47   14.47    57.86
GFSB  GFS Bancorp of Grinnell IA                 0.85    1.09   10.32   10.32    89.22
GUPB  GFSB Bancorp of Gallup NM                  0.69    0.87   16.88   16.88   103.59
GSLA  GS Financial Corp. of LA                   0.34    0.34   16.36   16.36    35.85
GOSB  GSB Financial Corp. of NY                  0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                   0.53    0.74   15.95   15.95    61.16
GBCI  Glacier Bancorp of MT                      0.99    1.13    7.75    7.54    81.09
GFCO  Glenway Financial Corp. of OH              0.92    1.67   23.46   23.10   245.47
GTPS  Great American Bancorp of IL               0.36    0.43   16.68   16.68    77.83
GTFN  Great Financial Corp. of KY                1.59    1.51   20.40   19.53   220.89
GSBC  Great Southern Bancorp of MO               1.09    1.23    7.35    7.35    81.94
GDVS  Greater DV SB,MHC of PA (19.9)*            0.23    0.42    8.64    8.64    74.69
GSFC  Green Street Fin. Corp. of NC              0.56    0.68   14.73   14.73    40.62
GSLC  Guaranty Svgs & Loan FA of VA              0.33    0.31    4.43    4.43    77.50
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)          0.37    0.56    8.80    8.80    63.86
HCBB  HCB Bancshares of AR                      -0.08    0.29   13.73   13.16    75.24
HEMT  HF Bancorp of Hemet CA                    -0.36   -2.62   12.91    0.00   131.63
HFFC  HF Financial Corp. of SD                   1.23    1.67   17.78   17.78   188.54
HFNC  HFNC Financial Corp. of NC                 0.51    0.67    9.23    9.23    49.03
HMNF  HMN Financial, Inc. of MN                  0.94    1.17   19.42   19.42   134.58
HALL  Hallmark Capital Corp. of WI               1.33    1.68   20.56   20.56   284.01
HARB  Harbor FSB, MHC of FL (46.0)               2.05    2.64   18.85   18.23   224.69
HRBF  Harbor Federal Bancorp of MD               0.51    0.82   16.09   16.09   125.12
HFSA  Hardin Bancorp of Hardin MO                0.58    0.89   15.69   15.69   125.75
HARL  Harleysville SA of PA                      1.46    2.00   13.31   13.31   203.79
HARS  Harris SB, MHC of PA (24.2)                0.79    0.99   14.59   12.76   182.15
HFFB  Harrodsburg 1st Fin Bcrp of KY             0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH              0.17    0.44   11.12   11.12    89.47
HAVN  Haven Bancorp of Woodhaven NY              2.09    3.11   24.20   24.12   407.02
HVFD  Haverfield Corp. of OH(8)                  1.02    1.94   15.52   15.52   181.61
HTHR  Hawthorne Fin. Corp. of CA                 1.15    1.16   12.37   12.37   318.74
HMLK  Hemlock Fed. Fin. Corp. of IL              0.10    0.55   14.57   14.57    79.44

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 8, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBNK  Highland Federal Bank of CA             25.62   2,300    58.9        26.00   14.25   26.00   -1.46    N.A.    50.71
HIFS  Hingham Inst. for Sav. of MA*           23.25   1,303    30.3        25.25   14.25   23.75   -2.11  409.87    24.00
HBEI  Home Bancorp of Elgin IL                18.25   6,856   125.1        19.31   11.81   18.00    1.39    N.A.    35.19
HBFW  Home Bancorp of Fort Wayne IN           21.25   2,525    53.7        21.62   15.75   21.00    1.19    N.A.    11.84
HBBI  Home Building Bancorp of IN             20.50     312     6.4        22.00   17.00   20.50    0.00    N.A.     3.80
HCFC  Home City Fin. Corp. of OH              15.00     952    14.3        15.00   12.00   14.50    3.45    N.A.    13.21
HOMF  Home Fed Bancorp of Seymour IN          30.50   3,396   103.6        30.50   17.33   30.50    0.00  203.48    18.45
HWEN  Home Financial Bancorp of IN            15.25     486     7.4        15.75   12.00   15.25    0.00    N.A.    19.61
HPBC  Home Port Bancorp, Inc. of MA*          20.75   1,842    38.2        21.75   13.87   21.00   -1.19  159.38    25.76
HMCI  Homecorp, Inc. of Rockford IL           14.25   1,693    24.1        15.25   11.83   15.25   -6.56   42.50    11.76
HZFS  Horizon Fin'l. Services of IA           18.87     426     8.0        19.75   14.00   18.87    0.00    N.A.    24.80
HRZB  Horizon Financial Corp. of WA*          15.37   7,417   114.0        16.50   10.65   15.25    0.79   34.59    30.92
IBSF  IBS Financial Corp. of NJ               15.63  11,012   172.1        18.75   12.06   16.75   -6.69    N.A.    15.01
ISBF  ISB Financial Corp. of LA               24.37   7,001   170.6        26.25   14.75   24.87   -2.01    N.A.    35.39
ITLA  Imperial Thrift & Loan of CA*           18.12   7,829   141.9        18.25   13.00   18.00    0.67    N.A.    20.80
IFSB  Independence FSB of DC                  14.37   1,280    18.4        14.50    6.75   14.50   -0.90  618.50    79.62
INCB  Indiana Comm. Bank, SB of IN            15.25     922    14.1        19.00   13.25   15.25    0.00    N.A.    -6.15
INBI  Industrial Bancorp of OH                14.50   5,277    76.5        14.69   10.12   14.25    1.75    N.A.    13.73
IWBK  Interwest SB of Oak Harbor WA           39.62   8,036   318.4        40.12   24.75   39.75   -0.33  296.20    22.85
IPSW  Ipswich SB of Ipswich MA*               22.25   1,188    26.4        25.00    9.75   23.25   -4.30    N.A.    85.42
JSB   JSB Financial, Inc. of NY               44.40   9,845   437.1        46.50   32.87   44.50   -0.22  286.09    16.84
JXVL  Jacksonville Bancorp of TX              16.62   2,490    41.4        16.62   10.62   16.50    0.73    N.A.    13.68
JXSB  Jcksnville SB,MHC of IL (44.6)          16.62   1,272     9.4        18.00   11.50   16.62    0.00    N.A.    25.43
JSBA  Jefferson Svgs Bancorp of MO            32.00   4,971   159.1        32.25   22.25   31.37    2.01    N.A.    23.08
JOAC  Joachim Bancorp of MO                   14.25     760    10.8        15.25   12.50   14.50   -1.72    N.A.    -1.72
KSAV  KS Bancorp of Kenly NC                  18.50     885    16.4        19.12   13.59   18.50    0.00    N.A.    24.08
KSBK  KSB Bancorp of Kingfield ME(8)*         14.37   1,238    17.8        16.00    6.82   13.50    6.44    N.A.    87.35
KFBI  Klamath First Bancorp of OR             19.19  10,019   192.3        20.12   13.62   18.62    3.06    N.A.    21.84
LSBI  LSB Fin. Corp. of Lafayette IN          21.25     945    20.1        21.25   14.76   20.75    2.41    N.A.    14.43
LVSB  Lakeview SB of Paterson NJ              32.25   2,302    74.2        33.87   19.20   33.00   -2.27    N.A.    29.67
LARK  Landmark Bancshares of KS               21.50   1,711    36.8        22.12   15.25   21.50    0.00    N.A.    19.44
LARL  Laurel Capital Group of PA              21.37   1,498    32.0        22.50   14.75   21.00    1.76   66.95    29.52
LSBX  Lawrence Savings Bank of MA*            11.87   4,274    50.7        12.87    5.87   11.62    2.15  245.06    46.00
LFED  Leeds FSB, MHC of MD (36.2)             20.87   3,455    26.0        21.25   13.00   21.00   -0.62    N.A.    30.44
LXMO  Lexington B&L Fin. Corp. of MO          16.12   1,088    17.5        16.62    9.87   16.00    0.75    N.A.    19.41
LIFB  Life Bancorp of Norfolk VA              26.00   9,847   256.0        26.62   14.59   25.66    1.33    N.A.    44.44
LFBI  Little Falls Bancorp of NJ              17.12   2,745    47.0        17.50   10.25   17.37   -1.44    N.A.    34.27
LOGN  Logansport Fin. Corp. of IN             14.00   1,260    17.6        15.00   11.12   14.25   -1.75    N.A.    24.44
LONF  London Financial Corp. of OH            15.63     515     8.0        17.50   10.00   15.63    0.00    N.A.    10.69
LISB  Long Island Bancorp, Inc of NY          39.00  23,968   934.8        41.00   27.75   39.66   -1.66    N.A.    11.43
MAFB  MAF Bancorp of IL                       32.37  15,393   498.3        34.75   16.83   33.87   -4.43  280.82    39.71
MBLF  MBLA Financial Corp. of MO              23.50   1,316    30.9        24.75   19.00   23.50    0.00    N.A.    23.68
MFBC  MFB Corp. of Mishawaka IN               20.50   1,690    34.6        20.50   15.25   20.00    2.50    N.A.    23.35
MLBC  ML Bancorp of Villanova PA              20.25  10,566   214.0        20.87   12.50   20.00    1.25    N.A.    43.41
MBB   MSB Bancorp of Middletown NY*           23.50   2,837    66.7        23.87   15.50   22.12    6.24  135.00    19.78
MSBF  MSB Financial Corp. of MI               13.00     624     8.1        15.00    8.37   14.12   -7.93    N.A.    36.84
MGNL  Magna Bancorp of MS(8)                  25.00  13,754   343.9        27.37   16.75   26.25   -4.76  400.00    42.86
MARN  Marion Capital Holdings of IN           23.00   1,768    40.7        23.75   19.25   23.37   -1.58    N.A.    19.48
MRKF  Market Fin. Corp. of OH                 14.25   1,336    19.0        14.75   12.25   14.25    0.00    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        16.75   1,411    23.6        16.87   14.25   16.75    0.00    N.A.    12.64
MFSL  Maryland Fed. Bancorp of MD             47.50   3,210   152.5        50.50   27.38   49.37   -3.79  352.38    36.69
MASB  MassBank Corp. of Reading MA*           51.87   2,681   139.1        53.00   32.50   51.50    0.72  320.68    36.07
MFLR  Mayflower Co-Op. Bank of MA*            18.00     890    16.0        19.75   14.75   19.50   -7.69  260.00     5.88
MECH  Mechanics SB of Hartford CT*            21.75   5,290   115.1        21.75   11.87   20.75    4.82    N.A.    38.10
MDBK  Medford Savings Bank of MA*             30.06   4,541   136.5        32.00   22.00   30.25   -0.63  329.43    16.74



                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBNK  Highland Federal Bank of CA               0.96    1.41   16.39   16.39   219.30
HIFS  Hingham Inst. for Sav. of MA*             1.86    1.86   15.62   15.62   166.99
HBEI  Home Bancorp of Elgin IL                  0.25    0.43   13.73   13.73    51.43
HBFW  Home Bancorp of Fort Wayne IN             0.72    1.15   17.62   17.62   132.62
HBBI  Home Building Bancorp of IN               0.29    0.74   18.51   18.51   144.44
HCFC  Home City Fin. Corp. of OH                0.51    0.77   14.77   14.77    71.68
HOMF  Home Fed Bancorp of Seymour IN            2.02    2.35   17.05   16.53   201.06
HWEN  Home Financial Bancorp of IN              0.45    0.64   15.12   15.12    81.16
HPBC  Home Port Bancorp, Inc. of MA*            1.72    1.71   11.39   11.39   107.90
HMCI  Homecorp, Inc. of Rockford IL             0.27    0.85   12.81   12.81   195.87
HZFS  Horizon Fin'l. Services of IA             0.75    1.05   19.31   19.31   183.96
HRZB  Horizon Financial Corp. of WA*            1.07    1.05   10.91   10.91    69.93
IBSF  IBS Financial Corp. of NJ                 0.35    0.60   11.45   11.45    67.20
ISBF  ISB Financial Corp. of LA                 0.75    1.01   16.28   13.74   132.73
ITLA  Imperial Thrift & Loan of CA*             1.37    1.37   11.77   11.72   103.52
IFSB  Independence FSB of DC                    0.29    0.66   13.39   11.74   205.28
INCB  Indiana Comm. Bank, SB of IN              0.16    0.50   12.27   12.27    99.06
INBI  Industrial Bancorp of OH                  0.45    0.88   11.63   11.63    65.68
IWBK  Interwest SB of Oak Harbor WA             1.82    2.47   15.46   15.12   228.05
IPSW  Ipswich SB of Ipswich MA*                 1.68    1.32    9.11    9.11   159.41
JSB   JSB Financial, Inc. of NY                 2.75    2.61   34.47   34.47   155.50
JXVL  Jacksonville Bancorp of TX                0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (44.6)            0.33    0.77   13.26   13.26   128.80
JSBA  Jefferson Svgs Bancorp of MO              0.57    1.43   18.09   14.12   230.96
JOAC  Joachim Bancorp of MO                     0.24    0.37   13.60   13.60    46.92
KSAV  KS Bancorp of Kenly NC                    1.08    1.40   16.22   16.21   119.91
KSBK  KSB Bancorp of Kingfield ME(8)*           2.75    2.74   21.90   20.27   320.90
KFBI  Klamath First Bancorp of OR               0.58    0.86   13.95   13.95    68.25
LSBI  LSB Fin. Corp. of Lafayette IN            0.94    0.79   18.06   18.06   198.97
LVSB  Lakeview SB of Paterson NJ                2.78    1.93   19.91   15.92   209.23
LARK  Landmark Bancshares of KS                 1.04    1.29   19.14   19.14   130.80
LARL  Laurel Capital Group of PA                1.50    1.92   14.51   14.51   139.24
LSBX  Lawrence Savings Bank of MA*              1.40    1.38    7.45    7.45    85.71
LFED  Leeds FSB, MHC of MD (36.2)               0.63    0.90   13.20   13.20    81.59
LXMO  Lexington B&L Fin. Corp. of MO            0.56    0.56   15.17   15.17    54.92
LIFB  Life Bancorp of Norfolk VA                0.96    1.18   15.42   14.94   142.97
LFBI  Little Falls Bancorp of NJ                0.29    0.51   14.51   13.40   109.29
LOGN  Logansport Fin. Corp. of IN               0.74    0.96   12.67   12.67    65.99
LONF  London Financial Corp. of OH              0.54    0.79   14.63   14.63    73.66
LISB  Long Island Bancorp, Inc of NY            1.44    1.67   22.17   21.95   246.53
MAFB  MAF Bancorp of IL                         1.51    2.10   16.57   14.39   210.25
MBLF  MBLA Financial Corp. of MO                1.05    1.36   21.51   21.51   159.41
MFBC  MFB Corp. of Mishawaka IN                 0.72    1.10   20.11   20.11   138.63
MLBC  ML Bancorp of Villanova PA                1.36    1.23   13.68   13.44   196.03
MBB   MSB Bancorp of Middletown NY*             0.95    1.02   19.72    8.48   285.75
MSBF  MSB Financial Corp. of MI                 1.31    1.59   20.34   20.34   119.71
MGNL  Magna Bancorp of MS(8)                    1.35    1.49   10.06    9.79    98.39
MARN  Marion Capital Holdings of IN             1.38    1.65   22.10   22.10    98.02
MRKF  Market Fin. Corp. of OH                   0.32    0.32   14.82   14.82    42.35
MFCX  Marshalltown Fin. Corp. of IA(8)          0.30    0.65   14.23   14.23    90.38
MFSL  Maryland Fed. Bancorp of MD               2.03    2.96   29.68   29.28   351.55
MASB  MassBank Corp. of Reading MA*             3.64    3.45   35.92   35.92   337.72
MFLR  Mayflower Co-Op. Bank of MA*              1.33    1.30   13.21   12.98   140.10
MECH  Mechanics SB of Hartford CT*              2.76    2.76   15.93   15.93   155.69
MDBK  Medford Savings Bank of MA*               2.45    2.29   21.24   19.79   236.19

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 8, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MERI  Meritrust FSB of Thibodaux LA           40.50     774    31.3        41.50   30.75   41.00   -1.22    N.A.    28.08
MWBX  Metro West of MA*                        6.69  13,953    93.3         6.81    3.62    6.44    3.88   62.38    24.58
MCBS  Mid Continent Bancshares of KS          29.25   1,958    57.3        31.75   17.87   30.25   -3.31    N.A.    25.16
MIFC  Mid Iowa Financial Corp. of IA           9.62   1,676    16.1         9.62    6.00    9.50    1.26   92.40    51.02
MCBN  Mid-Coast Bancorp of ME                 25.00     231     5.8        25.00   18.00   25.00    0.00  337.83    31.58
MWBI  Midwest Bancshares, Inc. of IA          35.00     348    12.2        35.00   24.50   34.75    0.72  250.00    32.08
MWFD  Midwest Fed. Fin. Corp of WI            21.75   1,625    35.3        24.50   15.50   19.50   11.54  335.00    17.57
MFFC  Milton Fed. Fin. Corp. of OH            13.62   2,310    31.5        16.00   12.12   14.12   -3.54    N.A.    -6.07
MIVI  Miss. View Hold. Co. of MN              15.12     819    12.4        15.75   10.87   15.00    0.80    N.A.    26.00
MBSP  Mitchell Bancorp of NC*                 16.75     931    15.6        16.75   10.87   16.37    2.32    N.A.    17.54
MBBC  Monterey Bay Bancorp of CA              16.25   3,245    52.7        18.25   12.50   16.25    0.00    N.A.    10.17
MONT  Montgomery Financial Corp ofIN          11.87   1,653    19.6        14.00   11.00   12.06   -1.58    N.A.    -8.69
MSBK  Mutual SB, FSB of Bay City MI           10.75   4,274    45.9        11.25    5.12   10.25    4.88   22.86    95.45
NHTB  NH Thrift Bancshares of NH              16.31   2,041    33.3        16.75    9.87   16.25    0.37  253.03    29.24
NSLB  NS&L Bancorp of Neosho MO               16.62     708    11.8        17.25   12.00   16.62    0.00    N.A.    22.03
NMSB  Newmil Bancorp. of CT*                  12.62   3,834    48.4        13.12    7.00   12.12    4.13   98.12    29.44
NASB  North American SB of MO                 50.00   2,257   112.9        55.00   29.94   53.00   -5.66  ***.**    45.99
NBSI  North Bancshares of Chicago IL          22.25     997    22.2        22.25   15.75   21.50    3.49    N.A.    34.85
FFFD  North Central Bancshares of IA          16.50   3,258    53.8        16.81   11.25   16.69   -1.14    N.A.    21.68
NBN   Northeast Bancorp of ME*                14.75   1,275    18.8        14.94   12.75   14.75    0.00   25.53     5.36
NEIB  Northeast Indiana Bncrp of IN           17.00   1,763    30.0        18.00   12.00   18.00   -5.56    N.A.    24.82
NWEQ  Northwest Equity Corp. of WI            15.25     839    12.8        15.25   10.25   15.25    0.00    N.A.    25.83
NWSB  Northwest SB, MHC of PA (29.9)          17.37  23,376   121.4        18.00   10.75   17.62   -1.42    N.A.    29.92
NSSY  Norwalk Savings Society of CT*          34.62   2,404    83.2        36.50   20.87   32.00    8.19    N.A.    48.14
NSSB  Norwich Financial Corp. of CT*          22.25   5,413   120.4        23.25   15.00   22.37   -0.54  217.86    13.40
NTMG  Nutmeg FS&LA of CT                      10.75     725     7.8        10.75    7.00    9.62   11.75    N.A.    43.33
OHSL  OHSL Financial Corp. of OH              24.50   1,208    29.6        25.25   19.50   24.62   -0.49    N.A.    14.65
OCFC  Ocean Fin. Corp. of NJ                  34.50   9,059   312.5        35.75   21.00   34.87   -1.06    N.A.    35.29
OCN   Ocwen Financial Corp. of FL             44.00  26,800 1,179.2        38.00   20.25   41.75    5.39    N.A.    64.49
OFCP  Ottawa Financial Corp. of MI            25.62   4,913   125.9        25.62   16.00   25.25    1.47    N.A.    52.41
PFFB  PFF Bancorp of Pomona CA                19.56  18,716   366.1        19.62   11.00   19.25    1.61    N.A.    31.54
PSFI  PS Financial of Chicago IL              14.50   2,182    31.6        14.87   11.62   14.62   -0.82    N.A.    23.40
PVFC  PVF Capital Corp. of OH                 19.50   2,323    45.3        20.75   11.52   21.25   -8.24  343.18    36.17
PCCI  Pacific Crest Capital of CA*            15.12   2,938    44.4        15.25    8.13   15.25   -0.85    N.A.    31.48
PALM  Palfed, Inc. of Aiken SC                15.50   5,284    81.9        17.50   12.50   16.00   -3.13    0.85    10.71
PBCI  Pamrapo Bancorp, Inc. of NJ             20.50   2,843    58.3        23.75   18.50   21.00   -2.38  264.12     2.50
PFED  Park Bancorp of Chicago IL              16.62   2,431    40.4        16.75   10.19   16.37    1.53    N.A.    27.85
PVSA  Parkvale Financial Corp of PA           28.00   4,055   113.5        29.50   20.80   28.00    0.00  238.16     7.69
PBIX  Patriot Bank Corp. of PA                17.50   4,266    74.7        16.75   10.62   17.50    0.00    N.A.    29.63
PEEK  Peekskill Fin. Corp. of NY              16.00   3,193    51.1        17.00   12.19   16.12   -0.74    N.A.    12.28
PFSB  PennFed Fin. Services of NJ             29.81   4,822   143.7        30.50   16.75   29.87   -0.20    N.A.    47.21
PWBC  PennFirst Bancorp of PA                 16.37   4,302    70.4        16.59   12.27   16.25    0.74  105.14    32.12
PWBK  Pennwood SB of PA*                      15.50     610     9.5        15.50    9.38   15.50    0.00    N.A.    12.73
PBKB  People's SB of Brockton MA*             16.75   3,595    60.2        17.37    9.75   16.50    1.52  181.99    57.72
PFDC  Peoples Bancorp of Auburn IN            25.25   2,274    57.4        27.00   19.25   27.00   -6.48   44.29    24.69
PBCT  Peoples Bank, MHC of CT (37.4)*         28.25  61,053   428.1        29.00   14.00   28.75   -1.74  258.96    46.75
PFFC  Peoples Fin. Corp. of OH                17.37   1,491    25.9        17.37   10.87   16.87    2.96    N.A.    28.67
PHBK  Peoples Heritage Fin Grp of ME*         38.87  27,371 1,063.9        40.25   20.62   40.25   -3.43  153.89    38.82
PHSB  Peoples Home SB of PA                   14.00   2,760    17.4        14.37   13.62   14.00    0.00    N.A.     N.A.
PSFC  Peoples Sidney Fin. Corp of OH          16.50   1,785    29.5        16.50   12.56   15.50    6.45    N.A.     N.A.
PERM  Permanent Bancorp of IN                 25.25   2,052    51.8        26.50   15.75   25.75   -1.94    N.A.    24.69
PMFI  Perpetual Midwest Fin. of IA            20.12   1,883    37.9        22.00   17.00   19.00    5.89    N.A.     4.52
PERT  Perpetual of SC, MHC (46.8)             39.25   1,505    27.7        40.25   20.25   38.50    1.95    N.A.    61.86
PCBC  Perry Co. Fin. Corp. of MO              20.50     808    16.6        22.25   15.50   21.37   -4.07    N.A.    20.59
PHFC  Pittsburgh Home Fin. of PA              17.12   1,969    33.7        17.12   10.25   17.00    0.71    N.A.    28.05


                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MERI  Meritrust FSB of Thibodaux LA             1.99    3.10   24.22   24.22   295.20
MWBX  Metro West of MA*                         0.52    0.52    3.02    3.02    40.60
MCBS  Mid Continent Bancshares of KS            1.87    2.12   19.59   19.59   208.68
MIFC  Mid Iowa Financial Corp. of IA            0.64    0.84    6.71    6.70    73.73
MCBN  Mid-Coast Bancorp of ME                   1.05    1.63   21.97   21.97   255.09
MWBI  Midwest Bancshares, Inc. of IA            1.84    3.04   27.71   27.71   399.44
MWFD  Midwest Fed. Fin. Corp of WI              1.72    1.35   10.66   10.24   123.74
MFFC  Milton Fed. Fin. Corp. of OH              0.39    0.54   11.37   11.37    86.53
MIVI  Miss. View Hold. Co. of MN                0.58    0.86   15.55   15.55    85.17
MBSP  Mitchell Bancorp of NC*                   0.51    0.60   15.39   15.39    35.49
MBBC  Monterey Bay Bancorp of CA                0.31    0.57   13.98   12.82   130.16
MONT  Montgomery Financial Corp ofIN            0.26    0.42   11.22   11.22    62.63
MSBK  Mutual SB, FSB of Bay City MI             0.18    0.07    9.57    9.57   157.56
NHTB  NH Thrift Bancshares of NH                0.44    0.65   11.47    9.72   153.37
NSLB  NS&L Bancorp of Neosho MO                 0.41    0.62   16.35   16.35    82.05
NMSB  Newmil Bancorp. of CT*                    0.68    0.65    8.27    8.27    84.26
NASB  North American SB of MO                   3.85    3.74   24.35   23.56   305.38
NBSI  North Bancshares of Chicago IL            0.58    0.81   16.95   16.95   119.95
FFFD  North Central Bancshares of IA            1.02    1.18   14.81   14.81    65.34
NBN   Northeast Bancorp of ME*                  1.31    1.15   13.49   11.66   194.14
NEIB  Northeast Indiana Bncrp of IN             0.94    1.11   14.87   14.87    98.06
NWEQ  Northwest Equity Corp. of WI              0.85    1.08   12.94   12.94   113.35
NWSB  Northwest SB, MHC of PA (29.9)            0.56    0.81    8.30    7.80    85.45
NSSY  Norwalk Savings Society of CT*            2.42    2.77   20.69   19.95   256.81
NSSB  Norwich Financial Corp. of CT*            1.42    1.35   14.70   13.27   131.66
NTMG  Nutmeg FS&LA of CT                        0.39    0.44    7.35    7.35   129.17
OHSL  OHSL Financial Corp. of OH                1.08    1.54   21.00   21.00   190.24
OCFC  Ocean Fin. Corp. of NJ                   -0.06    1.30   27.30   27.30   153.20
OCN   Ocwen Financial Corp. of FL               2.59    1.88    8.40    8.40    98.86
OFCP  Ottawa Financial Corp. of MI              0.82    1.32   15.31   12.28   175.32
PFFB  PFF Bancorp of Pomona CA                  0.21    0.61   14.51   14.36   140.60
PSFI  PS Financial of Chicago IL                0.66    0.68   14.88   14.88    34.43
PVFC  PVF Capital Corp. of OH                   1.54    1.98   10.77   10.77   153.36
PCCI  Pacific Crest Capital of CA*              1.11    1.04    8.95    8.95   126.32
PALM  Palfed, Inc. of Aiken SC                  0.13    0.76   10.37   10.37   125.83
PBCI  Pamrapo Bancorp, Inc. of NJ               1.16    1.60   16.62   16.49   130.49
PFED  Park Bancorp of Chicago IL                0.62    0.86   16.27   16.27    72.22
PVSA  Parkvale Financial Corp of PA             1.72    2.54   18.54   18.40   244.45
PBIX  Patriot Bank Corp. of PA                  0.52    0.71   11.26   11.26   139.25
PEEK  Peekskill Fin. Corp. of NY                0.63    0.81   14.63   14.63    57.19
PFSB  PennFed Fin. Services of NJ               1.35    2.01   19.55   16.12   259.72
PWBC  PennFirst Bancorp of PA                   0.69    1.04   11.61   10.59   164.16
PWBK  Pennwood SB of PA*                        0.46    0.73   15.30   15.30    78.57
PBKB  People's SB of Brockton MA*               1.16    0.69    8.56    8.20   152.65
PFDC  Peoples Bancorp of Auburn IN              1.39    1.82   19.23   19.23   126.46
PBCT  Peoples Bank, MHC of CT (37.4)*           1.33    1.06   10.39   10.37   123.47
PFFC  Peoples Fin. Corp. of OH                  0.52    0.52   16.18   16.18    60.15
PHBK  Peoples Heritage Fin Grp of ME*           2.36    2.39   15.77   13.29   204.27
PHSB  Peoples Home SB of PA                     0.32    0.67   14.36   14.36    82.97
PSFC  Peoples Sidney Fin. Corp of OH            0.56    0.73   14.09   14.09    60.57
PERM  Permanent Bancorp of IN                   0.64    1.21   19.05   18.89   206.48
PMFI  Perpetual Midwest Fin. of IA              0.25    0.61   18.00   18.00   210.96
PERT  Perpetual of SC, MHC (46.8)               1.00    1.41   19.69   19.69   148.17
PCBC  Perry Co. Fin. Corp. of MO                0.77    1.02   18.07   18.07    98.66
PHFC  Pittsburgh Home Fin. of PA                0.69    0.88   14.21   14.06   130.15

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 8, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)          22.25   1,632    16.8        22.50   14.25   22.00    1.14    N.A.    27.14
POBS  Portsmouth Bank Shrs Inc of NH(8)*      17.25   5,907   101.9        18.50   12.38   17.87   -3.47   65.71    25.73
PTRS  Potters Financial Corp of OH            24.12     487    11.7        24.75   15.50   24.50   -1.55    N.A.    20.60
PKPS  Poughkeepsie Fin. Corp. of NY            8.00  12,595   100.8         8.13    4.75    7.94    0.76    3.23    52.38
PRBC  Prestige Bancorp of PA                  16.00     915    14.6        16.50   10.25   15.87    0.82    N.A.    18.52
PETE  Primary Bank of NH(8)*                  25.50   2,089    53.3        26.75   11.19   26.00   -1.92    N.A.    67.32
PFNC  Progress Financial Corp. of PA          13.25   3,814    50.5        14.00    6.00   12.06    9.87   20.35    58.30
PSBK  Progressive Bank, Inc. of NY*           30.37   3,821   116.0        32.00   19.33   29.75    2.08  127.15    33.49
PROV  Provident Fin. Holdings of CA           19.00   4,920    93.5        20.12   10.69   19.37   -1.91    N.A.    35.71
PULB  Pulaski SB, MHC of MO (29.0)            20.50   2,094    12.3        22.00   12.37   22.00   -6.82    N.A.    41.38
PLSK  Pulaski SB, MHC of NJ (46.0)            13.87   2,070    13.2        13.87   11.50   13.44    3.20    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            20.50   3,071    63.0        21.00   15.50   20.12    1.89   65.72    30.16
QCFB  QCF Bancorp of Virginia MN              23.50   1,426    33.5        25.00   14.75   25.00   -6.00    N.A.    28.77
QCBC  Quaker City Bancorp of CA               20.00   4,703    94.1        20.50   11.40   20.00    0.00  166.67    31.58
QCSB  Queens County Bancorp of NY*            51.00  10,181   519.2        51.87   23.50   51.25   -0.49    N.A.    61.49
RCSB  RCSB Financial, Inc. of NY(8)*          46.98  14,591   685.5        51.75   24.37   51.25   -8.33  281.64    62.00
RARB  Raritan Bancorp. of Raritan NJ*         24.00   2,412    57.9        25.50   13.67   23.00    4.35  272.67    54.84
REDF  RedFed Bancorp of Redlands CA           16.12   7,164   115.5        16.87    9.00   16.50   -2.30    N.A.    19.41
RELY  Reliance Bancorp, Inc. of NY            28.75   8,776   252.3        29.62   16.87   28.87   -0.42    N.A.    47.44
RELI  Reliance Bancshares Inc of WI(8)*        8.44   2,528    21.3        10.12    6.50    8.50   -0.71    N.A.    25.04
RIVR  River Valley Bancorp of IN              15.50   1,190    18.4        16.12   13.25   15.50    0.00    N.A.    12.73
RSLN  Roslyn Bancorp, Inc. of NY*             23.81  43,642 1,039.1        24.31   15.00   23.75    0.25    N.A.     N.A.
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       25.50   2,416    23.4        27.50   13.18   27.50   -7.27    N.A.    60.28
SCCB  S. Carolina Comm. Bnshrs of SC          22.50     704    15.8        25.25   15.00   25.25  -10.89    N.A.    50.00
SBFL  SB Fngr Lakes MHC of NY (33.1)          18.25   1,785    10.8        18.37   12.75   18.37   -0.65    N.A.    32.73
SFED  SFS Bancorp of Schenectady NY           19.03   1,271    24.2        19.25   12.50   18.75    1.49    N.A.    29.02
SGVB  SGV Bancorp of W. Covina CA             15.37   2,342    36.0        15.50    8.56   14.87    3.36    N.A.    36.62
SISB  SIS Bancorp Inc of MA*                  30.37   5,577   169.4        30.37   18.25   29.25    3.83    N.A.    32.79
SWCB  Sandwich Co-Op. Bank of MA*             33.75   1,906    64.3        34.25   20.25   33.75    0.00  291.53    13.45
SECP  Security Capital Corp. of WI(8)         99.00   9,208   911.6        99.37   60.50   97.25    1.80    N.A.    34.24
SFSL  Security First Corp. of OH              16.00   5,003    80.0        16.50    8.83   16.50   -3.03   53.85    32.45
SMFC  Sho-Me Fin. Corp. of MO(8)              38.00   1,499    57.0        40.25   16.75   38.25   -0.65    N.A.    74.71
SOBI  Sobieski Bancorp of S. Bend IN          16.37     760    12.4        16.50   11.75   16.37    0.00    N.A.    12.90
SOSA  Somerset Savings Bank of MA(8)*          3.97  16,652    66.1         3.97    1.44    3.53   12.46  -22.46   101.52
SSFC  South Street Fin. Corp. of NC*          18.75   4,496    84.3        19.50   12.12   18.75    0.00    N.A.    33.93
SCBS  Southern Commun. Bncshrs of AL          15.50   1,137    17.6        15.87   13.00   15.75   -1.59    N.A.    16.98
SMBC  Southern Missouri Bncrp of MO           17.25   1,638    28.3        18.00   13.50   17.25    0.00    N.A.    15.00
SWBI  Southwest Bancshares of IL              20.75   2,652    55.0        21.75   17.83   20.75    0.00  107.50    13.70
SVRN  Sovereign Bancorp of PA                 15.56  70,010 1,089.4        16.50    8.33   16.06   -3.11  248.10    42.23
STFR  St. Francis Cap. Corp. of WI            35.00   5,308   185.8        38.75   25.00   36.00   -2.78    N.A.    34.62
SPBC  St. Paul Bancorp, Inc. of IL            22.37  33,988   760.3        24.37   12.60   23.75   -5.81  100.99    42.76
STND  Standard Fin. of Chicago IL(8)          25.25  16,210   409.3        25.62   16.12   25.62   -1.44    N.A.    28.70
SFFC  StateFed Financial Corp. of IA          21.75     784    17.1        22.75   15.50   21.75    0.00    N.A.    31.82
SFIN  Statewide Fin. Corp. of NJ              19.12   4,771    91.2        19.12   11.87   18.00    6.22    N.A.    33.05
STSA  Sterling Financial Corp. of WA          18.25   5,567   101.6        19.25   13.00   19.00   -3.95  100.77    29.25
SFSB  SuburbFed Fin. Corp. of IL              27.50   1,262    34.7        27.50   16.25   26.87    2.34  312.29    44.74
ROSE  T R Financial Corp. of NY*              27.00  17,609   475.4        28.25   13.75   28.19   -4.22    N.A.    52.11
THRD  TF Financial Corp. of PA                19.12   4,083    78.1        20.50   14.12   19.50   -1.95    N.A.    17.66
TPNZ  Tappan Zee Fin., Inc. of NY             17.62   1,497    26.4        17.62   12.00   16.62    6.02    N.A.    29.37
ESBK  The Elmira SB FSB of Elmira NY*         23.12     706    16.3        23.75   14.75   23.75   -2.65   60.89    26.68
GRTR  The Greater New York SB of NY(8)*       22.12  13,717   303.4        22.94   11.25   22.94   -3.57  137.59    62.41
TSBS  Trenton SB, FSB MHC of NJ(35.0          24.50   9,037    76.4        24.50   13.50   20.75   18.07    N.A.    53.13
TRIC  Tri-County Bancorp of WY                22.75     609    13.9        24.25   18.00   23.19   -1.90    N.A.    26.39
TWIN  Twin City Bancorp of TN                 19.50     853    16.6        20.50   16.25   20.06   -2.79    N.A.    13.04
UFRM  United FS&LA of Rocky Mount NC          12.25   3,074    37.7        12.50    7.00   12.25    0.00  276.92    44.12


                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)           1.39    1.93   14.76   14.76   232.05
POBS  Portsmouth Bank Shrs Inc of NH(8)*       1.03    0.91   11.39   11.39    43.92
PTRS  Potters Financial Corp of OH             1.16    2.06   21.97   21.97   248.85
PKPS  Poughkeepsie Fin. Corp. of NY            0.24    0.37    5.85    5.85    69.88
PRBC  Prestige Bancorp of PA                   0.47    0.83   16.51   16.51   148.33
PETE  Primary Bank of NH(8)*                   1.68    1.66   13.81   13.78   208.58
PFNC  Progress Financial Corp. of PA           0.54    0.65    5.78    5.10   109.77
PSBK  Progressive Bank, Inc. of NY*            2.30    2.26   19.67   17.57   230.00
PROV  Provident Fin. Holdings of CA            0.39    0.34   17.37   17.37   125.10
PULB  Pulaski SB, MHC of MO (29.0)             0.79    0.74   11.04   11.04    84.92
PLSK  Pulaski SB, MHC of NJ (46.0)            -0.14    0.47   10.20   10.20    85.68
PULS  Pulse Bancorp of S. River NJ             1.20    1.80   13.63   13.63   169.39
QCFB  QCF Bancorp of Virginia MN               1.32    1.32   18.35   18.35   104.01
QCBC  Quaker City Bancorp of CA                0.50    0.91   14.79   14.77   166.03
QCSB  Queens County Bancorp of NY*             2.15    2.18   17.08   17.08   144.08
RCSB  RCSB Financial, Inc. of NY(8)*           2.66    2.64   21.69   21.14   276.36
RARB  Raritan Bancorp. of Raritan NJ*          1.46    1.55   12.48   12.27   157.31
REDF  RedFed Bancorp of Redlands CA            0.15    0.57   10.37   10.36   126.84
RELY  Reliance Bancorp, Inc. of NY             1.16    1.77   17.65   12.37   219.55
RELI  Reliance Bancshares Inc of WI(8)*        0.25    0.25   11.59   11.59    18.98
RIVR  River Valley Bancorp of IN               1.15    0.70   14.37   14.15   116.24
RSLN  Roslyn Bancorp, Inc. of NY*              0.23    0.93   14.08   14.01    65.29
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)        0.83    1.06   10.36    9.39    92.87
SCCB  S. Carolina Comm. Bnshrs of SC           0.52    0.70   17.11   17.11    65.93
SBFL  SB Fngr Lakes MHC of NY (33.1)           0.15    0.51   11.63   11.63   121.40
SFED  SFS Bancorp of Schenectady NY            0.60    1.08   17.26   17.26   132.84
SGVB  SGV Bancorp of W. Covina CA              0.31    0.75   12.77   12.56   174.78
SISB  SIS Bancorp Inc of MA*                   3.31    3.29   18.52   18.52   257.23
SWCB  Sandwich Co-Op. Bank of MA*              2.24    2.27   20.55   19.59   249.34
SECP  Security Capital Corp. of WI(8)          4.40    5.26   62.79   62.79   396.07
SFSL  Security First Corp. of OH               1.28    1.62   11.88   11.67   126.88
SMFC  Sho-Me Fin. Corp. of MO(8)               2.08    2.35   19.81   19.81   219.35
SOBI  Sobieski Bancorp of S. Bend IN           0.30    0.60   16.03   16.03   104.05
SOSA  Somerset Savings Bank of MA(8)*          0.25    0.24    1.96    1.96    30.90
SSFC  South Street Fin. Corp. of NC*           0.45    0.57   13.58   13.58    53.77
SCBS  Southern Commun. Bncshrs of AL           0.40    0.71   13.30   13.30    64.05
SMBC  Southern Missouri Bncrp of MO            1.02    1.00   15.85   15.85   101.15
SWBI  Southwest Bancshares of IL               1.05    1.44   15.69   15.69   142.66
SVRN  Sovereign Bancorp of PA                  0.62    0.96    6.25    4.71   155.67
STFR  St. Francis Cap. Corp. of WI             1.77    1.95   24.43   21.59   310.01
SPBC  St. Paul Bancorp, Inc. of IL             0.93    1.34   11.67   11.64   135.68
STND  Standard Fin. of Chicago IL(8)           0.68    1.02   16.73   16.71   153.54
SFFC  StateFed Financial Corp. of IA           1.17    1.42   19.43   19.43   109.28
SFIN  Statewide Fin. Corp. of NJ               0.70    1.22   13.21   13.18   141.98
STSA  Sterling Financial Corp. of WA           0.28    0.90   12.41   10.82   302.93
SFSB  SuburbFed Fin. Corp. of IL               1.23    1.79   21.92   21.84   338.12
ROSE  T R Financial Corp. of NY*               1.83    1.65   12.51   12.51   201.70
THRD  TF Financial Corp. of PA                 0.84    1.13   17.44   15.30   156.93
TPNZ  Tappan Zee Fin., Inc. of NY              0.53    0.49   14.35   14.35    80.07
ESBK  The Elmira SB FSB of Elmira NY*          0.89    0.85   19.87   19.02   315.32
GRTR  The Greater New York SB of NY(8)*        1.38    0.74   11.75   11.75   187.40
TSBS  Trenton SB, FSB MHC of NJ(35.0           0.86    0.73   11.79   10.81    69.82
TRIC  Tri-County Bancorp of WY                 1.10    1.40   22.50   22.50   146.89
TWIN  Twin City Bancorp of TN                  0.66    0.93   16.18   16.18   125.84
UFRM  United FS&LA of Rocky Mount NC           0.19    0.33    6.70    6.70    89.63

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 8, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UBMT  United Fin. Corp. of MT                 23.87   1,223    29.2        24.00   18.00   23.75    0.51  127.33    24.00
VABF  Va. Beach Fed. Fin. Corp of VA          14.00   4,976    69.7        15.00    7.50   13.50    3.70  198.51    48.31
VFFC  Virginia First Savings of VA(8)         23.75   5,805   137.9        23.87   11.75   23.62    0.55  ***.**    86.27
WHGB  WHG Bancshares of MD                    15.12   1,462    22.1        15.50   11.00   15.37   -1.63    N.A.    15.24
WSFS  WSFS Financial Corp. of DE*             14.25  12,421   177.0        15.12    7.75   15.00   -5.00   96.55    39.84
WVFC  WVS Financial Corp. of PA*              26.87   1,747    46.9        27.75   20.37   27.50   -2.29    N.A.     9.14
WRNB  Warren Bancorp of Peabody MA*           17.75   3,781    67.1        19.00   12.00   18.00   -1.39  426.71    18.33
WFSL  Washington FS&LA of Seattle WA          28.37  47,462 1,346.5        29.25   19.77   28.25    0.42   94.45    17.77
WAMU  Washington Mutual Inc. of WA*           64.19 126,357 8,110.9        69.12   34.87   68.50   -6.29  245.85    48.21
WYNE  Wayne Bancorp of NJ                     21.62   2,120    45.8        22.75   12.37   19.75    9.47    N.A.    41.77
WAYN  Wayne S&L Co. MHC of OH (47.8)          18.25   2,248    13.1        19.25   12.67   19.25   -5.19    N.A.    11.76
WCFB  Wbstr Cty FSB MHC of IA (45.2)          17.50   2,100    16.6        17.50   12.50   16.50    6.06    N.A.    27.27
WBST  Webster Financial Corp. of CT           51.75  11,985   620.2        51.87   29.37   50.87    1.73  448.20    40.82
WEFC  Wells Fin. Corp. of Wells MN            16.00   1,959    31.3        16.50   11.75   16.00    0.00    N.A.    21.95
WCBI  WestCo Bancorp of IL                    26.00   2,476    64.4        26.75   20.00   25.75    0.97  160.00    20.93
WSTR  WesterFed Fin. Corp. of MT              22.87   5,565   127.3        23.50   14.12   23.12   -1.08    N.A.    25.32
WOFC  Western Ohio Fin. Corp. of OH           23.25   2,312    53.8        23.25   19.62   22.50    3.33    N.A.     6.90
WWFC  Westwood Fin. Corp. of NJ               20.00     645    12.9        22.00   10.37   21.44   -6.72    N.A.    21.21
WEHO  Westwood Hmstd Fin Corp of OH           15.37   2,795    43.0        16.00   10.37   15.50   -0.84    N.A.    26.82
WFCO  Winton Financial Corp. of OH            15.50   1,986    30.8        16.75   11.25   15.50    0.00    N.A.    34.78
FFWD  Wood Bancorp of OH                      16.50   1,493    24.6        16.50    8.73   15.00   10.00    N.A.    45.63
YFCB  Yonkers Fin. Corp. of NY                16.75   3,141    52.6        17.62   10.25   17.12   -2.16    N.A.    30.15
YFED  York Financial Corp. of PA              25.50   7,008   178.7        26.75   14.54   22.50   13.33  169.84    56.92



                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UBMT  United Fin. Corp. of MT                    0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA             0.26    0.58    8.50    8.50   124.16
VFFC  Virginia First Savings of VA(8)            1.81    1.66   11.35   10.96   140.79
WHGB  WHG Bancshares of MD                       0.54    0.54   14.16   14.16    68.56
WSFS  WSFS Financial Corp. of DE*                1.47    1.48    6.32    6.27   121.45
WVFC  WVS Financial Corp. of PA*                 1.69    2.11   18.83   18.83   168.69
WRNB  Warren Bancorp of Peabody MA*              2.01    1.71    9.82    9.82    94.69
WFSL  Washington FS&LA of Seattle WA             1.94    2.14   14.66   13.39   121.37
WAMU  Washington Mutual Inc. of WA*              1.14    2.42   19.30   18.32   385.92
WYNE  Wayne Bancorp of NJ                        0.50    0.50   16.44   16.44   123.13
WAYN  Wayne S&L Co. MHC of OH (47.8)             0.32    0.73   10.28   10.28   112.18
WCFB  Wbstr Cty FSB MHC of IA (45.2)             0.48    0.64   10.53   10.53    45.09
WBST  Webster Financial Corp. of CT              1.26    2.42   23.66   19.91   465.88
WEFC  Wells Fin. Corp. of Wells MN               0.73    1.08   14.64   14.64   103.13
WCBI  WestCo Bancorp of IL                       1.41    1.78   19.18   19.18   125.85
WSTR  WesterFed Fin. Corp. of MT                 0.65    0.90   18.39   14.53   167.55
WOFC  Western Ohio Fin. Corp. of OH              0.48    0.69   23.21   21.87   173.04
WWFC  Westwood Fin. Corp. of NJ                  0.67    1.24   15.43   13.67   167.41
WEHO  Westwood Hmstd Fin Corp of OH              0.30    0.45   14.17   14.17    48.18
WFCO  Winton Financial Corp. of OH               0.84    1.07   10.49   10.23   147.15
FFWD  Wood Bancorp of OH                         1.02    1.26   13.91   13.91   109.51
YFCB  Yonkers Fin. Corp. of NY                   0.73    0.99   13.66   13.66    91.72
YFED  York Financial Corp. of PA                 1.01    1.29   14.28   14.28   165.87

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(309)                    13.05    12.79    0.65    5.63    3.71       0.86    7.56       0.83  127.16    0.82
NYSE Traded Companies(8)                      5.99     5.75    0.54    8.68    4.63       0.66   11.77       1.28   77.06    1.33
AMEX Traded Companies(17)                    15.00    14.90    0.58    4.61    2.99       0.92    7.42       0.71  115.46    0.73
NASDAQ Listed OTC Companies(284)             13.15    12.87    0.66    5.60    3.73       0.86    7.44       0.82  129.60    0.81
California Companies(21)                      7.50     6.83    0.30    4.66    2.69       0.37    6.65       2.40   63.75    1.38
Florida Companies(6)                          7.59     7.21    0.91   11.16    3.85       0.81    9.87       1.50   64.74    0.79
Mid-Atlantic Companies(61)                   10.93    10.58    0.63    6.40    4.10       0.87    8.95       0.84  100.28    0.93
Mid-West Companies(149)                      14.29    14.11    0.69    5.46    3.92       0.90    7.13       0.62  152.32    0.69
New England Companies(10)                     8.50     8.10    0.42    5.02    3.33       0.64    8.43       0.58  115.43    1.01
North-West Companies(7)                      16.05    15.77    0.84    6.62    3.54       1.05    8.85       0.80   90.77    0.61
South-East Companies(43)                     15.74    15.56    0.72    5.26    3.19       0.96    7.00       0.91  118.26    0.87
South-West Companies(6)                      11.03    10.87    0.34    2.33    1.86       0.61    5.85       0.61  110.31    0.73
Western Companies (Excl CA)(6)               16.44    15.98    1.00    6.72    4.49       1.19    7.88       0.31  126.07    0.72
Thrift Strategy(243)                         14.36    14.10    0.67    5.07    3.65       0.90    6.99       0.74  132.36    0.74
Mortgage Banker Strategy(38)                  7.42     7.00    0.54    7.55    4.04       0.66    9.64       1.09   95.73    1.01
Real Estate Strategy(11)                      7.37     7.17    0.51    6.40    3.87       0.77   10.30       1.55  107.51    1.37
Diversified Strategy(12)                      7.77     7.63    1.10   13.60    5.18       1.12   14.34       1.28  120.71    1.28
Retail Banking Strategy(5)                   11.21    11.04    0.31    2.81    1.54       0.25    2.50       1.26  133.80    1.60
Companies Issuing Dividends(259)             13.30    13.03    0.70    6.04    4.02       0.92    7.96       0.70  128.33    0.78
Companies Without Dividends(50)              11.68    11.39    0.37    3.32    1.97       0.51    5.29       1.68  119.11    1.07
Equity/Assets <6%(22)                         4.91     4.61    0.41    8.08    3.81       0.59   11.82       1.74   90.53    1.13
Equity/Assets 6-12%(150)                      8.60     8.21    0.58    6.78    3.97       0.75    8.90       0.96  120.43    0.93
Equity/Assets >12%(137)                      18.88    18.75    0.77    4.07    3.43       1.01    5.52       0.53  141.48    0.65
Converted Last 3 Mths (no MHC)(6)            20.51    20.51    0.62    2.89    2.52       0.75    3.65       1.95   27.73    0.74
Actively Traded Companies(43)                 8.69     8.44    0.73    8.77    4.70       0.95   11.84       1.34   98.68    0.98
Market Value Below $20 Million(60)           15.45    15.37    0.56    3.54    3.15       0.81    5.45       0.73  112.22    0.68
Holding Company Structure(272)               13.57    13.31    0.65    5.39    3.66       0.86    7.31       0.82  122.25    0.81
Assets Over $1 Billion(62)                    7.81     7.27    0.67    8.81    4.35       0.83   11.28       0.99   93.88    1.00
Assets $500 Million-$1 Billion(50)           10.27     9.80    0.60    5.98    3.79       0.78    7.84       1.14  164.41    1.05
Assets $250-$500 Million(68)                 11.16    10.84    0.59    5.46    3.66       0.83    7.75       0.73  135.13    0.77
Assets less than $250 Million(129)           17.38    17.33    0.69    4.17    3.43       0.92    5.71       0.68  123.96    0.68
Goodwill Companies(121)                       8.96     8.36    0.62    7.10    4.19       0.80    9.30       0.85  113.51    0.90
Non-Goodwill Companies(180)                  15.61    15.61    0.68    4.73    3.43       0.92    6.62       0.81  136.80    0.77
Acquirors of FSLIC Cases(10)                  7.20     6.83    0.58    7.87    4.28       0.81   11.61       1.50   55.99    0.90



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(309)                        21.14  136.47   16.79  140.59   18.36         0.36    1.70   35.43
NYSE Traded Companies(8)                         20.96  182.00   10.63  192.90   15.20         0.29    0.81   16.41
AMEX Traded Companies(17)                        21.90  124.69   19.52  125.99   18.02         0.38    2.13   45.19
NASDAQ Listed OTC Companies(284)                 21.10  135.77   16.81  139.83   18.47         0.36    1.71   35.65
California Companies(21)                         21.13  147.79   10.49  155.09   17.97         0.15    0.54   12.20
Florida Companies(6)                             19.21  155.07   17.58  175.69   20.77         0.24    0.85   13.93
Mid-Atlantic Companies(61)                       21.04  139.50   14.68  144.35   17.13         0.38    1.67   35.94
Mid-West Companies(149)                          21.10  129.01   17.27  130.91   18.43         0.36    1.82   36.24
New England Companies(10)                        23.27  149.41   12.18  163.25   20.02         0.43    1.60   41.30
North-West Companies(7)                          18.20  161.20   22.36  168.82   17.97         0.35    1.38   26.42
South-East Companies(43)                         21.29  147.51   21.73  151.68   19.53         0.42    2.01   42.60
South-West Companies(6)                          22.29  118.71   12.33  125.50   18.48         0.33    1.51   51.90
Western Companies (Excl CA)(6)                   21.18  135.68   20.48  142.59   19.26         0.56    2.77   56.48
Thrift Strategy(243)                             21.58  128.72   17.71  131.99   18.68         0.37    1.83   38.12
Mortgage Banker Strategy(38)                     19.64  169.64   12.13  180.18   17.44         0.33    1.22   27.15
Real Estate Strategy(11)                         19.56  150.43   10.72  153.23   15.30         0.13    0.78   14.52
Diversified Strategy(12)                         18.89  210.26   19.32  215.60   16.59         0.44    1.61   30.50
Retail Banking Strategy(5)                       19.38  120.79   12.76  124.21   18.61         0.20    1.31   26.25
Companies Issuing Dividends(259)                 21.16  138.29   17.15  142.73   18.20         0.43    2.01   41.89
Companies Without Dividends(50)                  20.92  126.06   14.76  128.20   19.60         0.00    0.00    0.00
Equity/Assets <6%(22)                            20.48  179.86    9.42  190.15   17.27         0.23    0.86   16.46
Equity/Assets 6-12%(150)                         20.06  148.44   12.87  154.84   16.89         0.38    1.58   34.86
Equity/Assets >12%(137)                          22.69  117.94   21.95  119.42   20.30         0.36    1.96   40.02
Converted Last 3 Mths (no MHC)(6)                27.63  114.96   23.61  114.96   24.58         0.00    0.00    0.00
Actively Traded Companies(43)                    19.60  170.31   14.25  175.87   16.11         0.49    1.73   31.92
Market Value Below $20 Million(60)               23.07  109.09   16.67  110.03   19.95         0.32    1.94   41.87
Holding Company Structure(272)                   21.51  133.70   17.19  137.21   18.64         0.37    1.75   36.85
Assets Over $1 Billion(62)                       20.28  173.91   13.83  185.79   17.19         0.45    1.41   30.57
Assets $500 Million-$1 Billion(50)               19.48  148.03   14.98  153.18   18.12         0.34    1.54   37.62
Assets $250-$500 Million(68)                     20.75  134.85   14.99  140.26   16.85         0.35    1.71   32.99
Assets less than $250 Million(129)               22.48  116.81   19.68  117.41   19.80         0.34    1.89   38.73
Goodwill Companies(121)                          20.00  154.87   13.30  165.52   17.39         0.40    1.59   33.16
Non-Goodwill Companies(180)                      22.05  124.64   18.97  124.64   19.03         0.34    1.80   37.01
Acquirors of FSLIC Cases(10)                     20.11  169.75   11.91  181.58   16.46         0.38    1.38   23.87


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(67)                      11.69    11.31    1.04   11.00    6.24       1.06   11.03       0.86  141.24    1.46
NYSE Traded Companies(3)                      7.73     6.20    0.78   10.64    5.61       0.79   11.03       1.88   43.17    1.03
AMEX Traded Companies(5)                     12.87    12.67    0.82    8.88    5.06       0.82    8.97       1.05  244.27    1.38
NASDAQ Listed OTC Companies(59)              11.81    11.48    1.08   11.23    6.40       1.10   11.23       0.78  136.33    1.49
California Companies(3)                       8.54     8.52    1.07   12.47    7.12       1.01   11.65       1.42   74.68    1.41
Mid-Atlantic Companies(18)                   11.66    11.00    0.79    8.35    4.58       0.91    9.14       0.90  124.32    1.39
Mid-West Companies(2)                        25.56    24.11    0.54    2.08    2.00       0.82    3.16       0.74   41.29    0.53
New England Companies(35)                     9.00     8.69    1.17   13.79    7.82       1.13   13.22       0.91  161.44    1.69
North-West Companies(4)                      10.48    10.12    1.00    9.59    4.85       1.06   11.24       0.38  152.10    1.07
South-East Companies(5)                      28.01    28.01    1.10    4.19    3.19       1.19    4.52       0.36  132.78    0.77
Thrift Strategy(43)                          13.27    12.82    1.06   10.12    6.00       1.07    9.93       0.84  148.58    1.39
Mortgage Banker Strategy(10)                  9.06     8.87    0.78   10.91    5.91       0.96   11.93       0.71  135.17    1.41
Real Estate Strategy(6)                       9.04     9.03    1.33   14.70    8.03       1.26   14.00       1.21  109.09    1.81
Diversified Strategy(6)                       6.49     5.98    1.07   15.68    7.34       1.12   16.92       0.90  140.82    1.87
Retail Banking Strategy(2)                    6.30     6.03    0.28    4.48    3.85       0.27    4.28       0.83   76.33    0.80
Companies Issuing Dividends(56)              11.19    10.78    1.00   10.62    6.02       1.03   10.67       0.82  144.41    1.43
Companies Without Dividends(11)              14.83    14.64    1.26   13.35    7.65       1.31   13.23       1.16  120.44    1.61
Equity/Assets <6%(5)                          5.45     5.33    0.85   15.23    6.40       0.85   15.36       1.28   74.02    1.47
Equity/Assets 6-12%(46)                       8.62     8.14    1.12   13.00    7.42       1.11   12.79       0.93  132.66    1.56
Equity/Assets >12%(16)                       22.48    22.28    0.87    3.89    2.91       1.02    4.56       0.49  194.98    1.16
Actively Traded Companies(23)                 8.72     8.34    1.13   13.27    7.39       1.11   13.13       0.86  141.05    1.58
Market Value Below $20 Million(7)            18.51    18.04    0.75    5.63    4.69       0.88    6.02       1.02   68.50    1.04
Holding Company Structure(44)                13.07    12.70    1.06   10.23    5.81       1.10   10.46       0.72  144.09    1.50
Assets Over $1 Billion(18)                    8.97     8.33    0.98   12.15    6.11       1.08   12.98       0.93  126.97    1.49
Assets $500 Million-$1 Billion(16)            9.61     9.06    1.17   12.91    7.39       1.14   12.35       0.96  136.06    1.59
Assets $250-$500 Million(17)                 10.94    10.83    0.99   10.69    6.21       0.98   10.54       0.72  158.96    1.59
Assets less than $250 Million(16)            17.05    16.85    1.01    8.34    5.33       1.05    8.29       0.83  146.52    1.17
Goodwill Companies(30)                        8.60     7.84    0.92   11.43    6.41       0.95   11.66       1.09  122.03    1.53
Non-Goodwill Companies(34)                   14.01    14.01    1.16   10.90    6.23       1.17   10.72       0.66  164.30    1.42



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(67)                          15.28  160.14   17.43  166.62   16.41         0.48    1.81   28.48
NYSE Traded Companies(3)                         18.05  182.94   14.38  170.09   17.76         0.39    0.79   15.55
AMEX Traded Companies(5)                         14.63  148.79   17.47  153.62   14.16         0.62    2.50   34.16
NASDAQ Listed OTC Companies(59)                  15.13  159.90   17.61  167.81   16.46         0.47    1.80   28.96
California Companies(3)                          14.10  156.18   13.31  156.43   15.30         0.00    0.00    0.00
Mid-Atlantic Companies(18)                       18.87  166.09   18.15  176.44   18.97         0.48    1.74   38.53
Mid-West Companies(2)                             0.00   92.11   23.54   97.66    0.00         0.00    0.00    0.00
New England Companies(35)                        13.06  165.04   14.38  171.80   13.74         0.52    2.16   28.08
North-West Companies(4)                          18.75  172.82   19.42  177.87   21.30         0.49    1.60   27.55
South-East Companies(5)                          22.53  121.21   33.29  121.21   24.84         0.60    1.54   27.78
Thrift Strategy(43)                              15.72  154.44   18.73  160.77   16.71         0.52    1.93   31.87
Mortgage Banker Strategy(10)                     15.19  172.36   15.47  177.09   16.35         0.36    1.55   14.77
Real Estate Strategy(6)                          12.90  168.58   15.27  168.71   13.26         0.18    1.18   13.86
Diversified Strategy(6)                          12.11  196.08   14.01  213.99   15.32         0.58    1.67   21.73
Retail Banking Strategy(2)                       25.98  116.36    7.33  121.56   27.20         0.64    2.77   71.91
Companies Issuing Dividends(56)                  15.82  161.98   17.22  169.41   16.73         0.56    2.10   33.66
Companies Without Dividends(11)                  11.39  148.85   18.78  149.86   14.28         0.00    0.00    0.00
Equity/Assets <6%(5)                             13.96  214.48   12.86  217.55   18.33         0.38    1.24   16.83
Equity/Assets 6-12%(46)                          14.42  167.25   14.46  176.10   14.62         0.53    2.03   28.77
Equity/Assets >12%(16)                           21.74  124.79   27.36  126.33   23.07         0.37    1.40   32.07
Actively Traded Companies(23)                    13.51  165.70   14.60  174.34   14.92         0.54    1.99   27.12
Market Value Below $20 Million(7)                16.92  110.70   19.71  115.76   20.60         0.31    1.72   35.17
Holding Company Structure(44)                    15.87  158.56   19.31  167.93   17.08         0.50    1.86   28.53
Assets Over $1 Billion(18)                       16.15  190.49   17.51  197.59   17.57         0.56    1.75   25.01
Assets $500 Million-$1 Billion(16)               14.61  161.42   15.03  178.66   15.41         0.50    1.84   27.83
Assets $250-$500 Million(17)                     14.21  152.97   15.84  154.77   14.15         0.42    1.83   27.40
Assets less than $250 Million(16)                16.36  137.29   21.08  139.61   18.37         0.43    1.83   33.03
Goodwill Companies(30)                           15.71  165.76   14.49  180.29   16.93         0.53    1.94   29.67
Non-Goodwill Companies(34)                       14.84  157.53   19.88  157.53   15.86         0.45    1.75   28.48


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                     11.62    11.37    0.58    5.15    2.71       0.85    7.76       0.48  174.16    0.75
BIF-Insured Thrifts(2)                        9.99     9.98    0.71    8.18    3.11       0.73    7.91       1.85   82.27    1.77
NASDAQ Listed OTC Companies(23)              11.46    11.23    0.60    5.45    2.75       0.84    7.78       0.63  163.95    0.86
Florida Companies(3)                          9.48     9.36    0.66    7.02    3.32       0.93    9.86       0.44  122.12    0.77
Mid-Atlantic Companies(10)                   12.08    11.63    0.50    3.95    2.04       0.77    6.41       0.84  178.84    0.95
Mid-West Companies(7)                        11.72    11.71    0.60    5.39    3.23       0.86    8.06       0.35  172.11    0.62
New England Companies(1)                      8.41     8.40    1.10   13.64    4.71       0.88   10.87       0.90  121.39    1.60
South-East Companies(1)                      13.29    13.29    0.75    6.48    2.55       1.06    9.13       0.00    0.00    1.01
Thrift Strategy(21)                          11.62    11.38    0.57    5.02    2.65       0.84    7.62       0.61  166.45    0.81
Diversified Strategy(1)                       8.41     8.40    1.10   13.64    4.71       0.88   10.87       0.90  121.39    1.60
Companies Issuing Dividends(23)              11.46    11.23    0.60    5.45    2.75       0.84    7.78       0.63  163.95    0.86
Equity/Assets 6-12%(16)                       9.34     9.12    0.48    5.43    2.68       0.76    8.34       0.69  129.16    0.97
Equity/Assets >12%(7)                        16.39    16.16    0.87    5.50    2.90       1.03    6.46       0.45  254.39    0.61
Actively Traded Companies(1)                  9.19     8.15    0.51    5.44    2.38       0.90    9.61       0.61   88.82    1.05
Holding Company Structure(1)                  9.19     8.15    0.51    5.44    2.38       0.90    9.61       0.61   88.82    1.05
Assets Over $1 Billion(5)                     8.74     8.16    0.75    8.65    3.62       0.92   10.50       0.67  117.58    1.17
Assets $500 Million-$1 Billion(4)            12.31    11.82    0.79    5.69    2.95       0.90    7.04       0.53   66.53    0.54
Assets $250-$500 Million(4)                   9.96     9.94    0.53    5.74    3.46       0.84    9.16       0.25  419.95    0.59
Assets less than $250 Million(10)            13.58    13.58    0.46    3.22    1.77       0.77    5.66       0.86   80.63    0.92
Goodwill Companies(9)                         9.69     9.14    0.74    7.51    3.33       0.89    9.29       0.56  132.93    0.92
Non-Goodwill Companies(14)                   12.63    12.63    0.50    4.08    2.36       0.81    6.77       0.68  188.77    0.81
MHC Institutions(23)                         11.46    11.23    0.60    5.45    2.75       0.84    7.78       0.63  163.95    0.86



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                         23.04  176.39   20.33  181.74   23.41         0.68    2.92   63.49
BIF-Insured Thrifts(2)                           21.24  223.45   21.56  223.71   26.65         0.52    2.39   51.13
NASDAQ Listed OTC Companies(23)                  22.68  181.10   20.45  185.94   23.61         0.66    2.86   61.95
Florida Companies(3)                             21.71  197.12   18.42  200.31   22.16         1.03    3.41   68.29
Mid-Atlantic Companies(10)                       28.49  174.63   20.87  184.10   24.58         0.43    2.20   60.21
Mid-West Companies(7)                            20.98  164.61   19.42  164.87   22.31         0.70    3.55   67.67
New England Companies(1)                         21.24  271.90   22.88  272.42   26.65         0.68    2.41   51.13
South-East Companies(1)                           0.00  199.34   26.49  199.34   27.84         1.40    3.57    0.00
Thrift Strategy(21)                              23.04  176.32   20.32  181.39   23.41         0.66    2.89   63.49
Diversified Strategy(1)                          21.24  271.90   22.88  272.42   26.65         0.68    2.41   51.13
Companies Issuing Dividends(23)                  22.68  181.10   20.45  185.94   23.61         0.66    2.86   61.95
Equity/Assets 6-12%(16)                          19.65  183.50   16.97  189.07   22.64         0.62    2.65   64.98
Equity/Assets >12%(7)                            27.22  175.50   28.56  178.64   26.52         0.77    3.37   40.70
Actively Traded Companies(1)                      0.00  223.08   20.51  251.74   23.77         0.48    1.66   69.57
Holding Company Structure(1)                      0.00  223.08   20.51  251.74   23.77         0.48    1.66   69.57
Assets Over $1 Billion(5)                        21.47  221.99   19.42  236.98   22.74         0.69    2.28   63.91
Assets $500 Million-$1 Billion(4)                28.49  187.70   23.51  194.49   24.82         0.68    2.84   40.70
Assets $250-$500 Million(4)                      16.01  167.14   16.56  167.52   20.11         0.69    3.27   67.67
Assets less than $250 Million(10)                25.95  160.04   21.88  160.04   26.80         0.62    3.04    0.00
Goodwill Companies(9)                            23.81  210.52   20.41  222.62   23.28         0.64    2.30   61.55
Non-Goodwill Companies(14)                       20.98  161.48   20.48  161.48   23.87         0.68    3.24   64.75
MHC Institutions(23)                             22.68  181.10   20.45  185.94   23.61         0.66    2.86   61.95


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.17     3.55    0.39    9.68    3.98       0.62   15.44       1.90   42.90    1.25
CSA   Coast Savings Financial of CA           4.92     4.86    0.21    4.28    2.16       0.53   10.73       1.40   65.70    1.37
CFB   Commercial Federal Corp. of NE          6.00     5.32    0.65   11.03    5.20       0.91   15.55       0.89   76.24    0.91
DME   Dime Bancorp, Inc. of NY*               5.71     5.65    0.57   10.83    5.42       0.73   13.89       1.57   31.98    0.85
DSL   Downey Financial Corp. of CA            6.93     6.84    0.44    5.82    3.95       0.73    9.68       0.95   55.76    0.58
FRC   First Republic Bancorp of CA*           7.17     7.17    0.70   11.10    6.47       0.60    9.46       1.19   69.68    0.94
FED   FirstFed Fin. Corp. of CA               4.83     4.77    0.29    6.19    3.39       0.53   11.34       1.39  134.39    2.46
GLN   Glendale Fed. Bk, FSB of CA             5.66     5.26    0.30    5.47    3.10       0.55   10.01       1.66   64.79    1.45
GDW   Golden West Fin. Corp. of CA            6.37     6.37    1.02   16.09    8.53       1.24   19.62       1.31   42.43    0.68
GPT   GreenPoint Fin. Corp. of NY*           10.31     5.79    1.06    9.99    4.94       1.03    9.74       2.89   27.84    1.30
WES   Westcorp Inc. of Orange CA              9.05     9.02    1.01   10.91    6.74       0.16    1.77       0.74  134.25    1.95


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.81    17.81    0.31    2.70    1.33       0.33    2.79       0.51  192.62    1.37
BKC   American Bank of Waterbury CT*          8.29     7.95    1.27   15.35    8.27       1.10   13.19       1.81   48.13    1.45
BFD   BostonFed Bancorp of MA                 8.90     8.60    0.47    4.33    3.26       0.65    5.95        NA      NA     0.74
CFX   CFX Corp of NH*                         7.44     6.96    0.94   11.53    5.79       1.12   13.73       0.72  120.07    1.23
CBK   Citizens First Fin.Corp. of IL         14.64    14.64    0.27    1.97    1.49       0.58    4.18       0.54   35.90    0.24
ESX   Essex Bancorp of VA(8)                  0.07    -0.05   -3.47     NM      NM       -1.73     NM        3.23   40.63    1.50
FCB   Falmouth Co-Op Bank of MA*             23.88    23.88    0.84    3.43    3.06       0.79    3.23       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.47    12.47   -0.27   -4.61   -1.48       0.42    7.25        NA      NA     1.06
GAF   GA Financial Corp. of PA               15.18    15.02    1.00    5.26    4.71       1.27    6.71       0.12  132.49    0.43
KNK   Kankakee Bancorp of IL                 11.09    10.42    0.66    6.35    5.49       0.82    7.92       0.94   67.06    0.92
KYF   Kentucky First Bancorp of KY           16.11    16.11    0.80    3.99    4.33       1.06    5.27       0.14  295.31    0.77
NYB   New York Bancorp, Inc. of NY            5.08     5.08    1.38   26.83    6.37       1.62   31.44       1.22   48.76    0.97
PDB   Piedmont Bancorp of NC                 16.63    16.63   -0.42   -1.94   -1.71       0.66    3.07       0.91   71.58    0.79
PLE   Pinnacle Bank of AL                     7.73     7.48    0.58    7.39    4.75       0.88   11.08       1.53   39.16    0.87
SSB   Scotland Bancorp of NC                 37.02    37.02    1.41    3.88    2.97       1.72    4.72        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            13.98    13.98    0.05    0.31    0.29       0.27    1.89       0.64   44.97    0.40
SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.83       0.51    2.77        NA      NA      NA
SSM   Stone Street Bancorp of NC             28.85    28.85    1.43    4.18    3.75       1.71    5.02       0.27  187.50    0.62
TSH   Teche Holding Company of LA            13.30    13.30    0.73    5.04    4.42       1.01    6.94       0.27  303.33    0.97
FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.86       1.74   10.38       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.81       0.82    5.68       1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.94     6.74    0.75   11.37    6.89       0.78   11.89       2.13   54.09    1.87
WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.48       0.73    8.80        NA      NA     0.92


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.26     8.09    0.31    3.80    3.26       0.13    1.61       0.94   45.77    0.66
AFED  AFSALA Bancorp, Inc. of NY             13.68    13.68    0.59    4.34    3.90       0.59    4.34        NA      NA      NA
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     8.04    0.84    9.16    6.15       1.04   11.28       0.91   78.77    0.99
AMFC  AMB Financial Corp. of IN              14.95    14.95    0.73    4.14    4.40       0.81    4.57       0.81   49.41    0.53
ASBP  ASB Financial Corp. of OH              15.73    15.73    0.60    3.01    3.18       0.88    4.40       1.58   50.98    1.22
ABBK  Abington Savings Bank of MA*            6.92     6.23    0.82   12.05    7.14       0.73   10.71       0.20  211.97    0.69
AABC  Access Anytime Bancorp of NM            7.44     7.44   -0.50   -8.75   -6.92      -0.12   -2.14       1.60   29.31    0.92
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    4.31    2.30       0.79    8.74       0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 9.21     8.62    0.40    4.49    3.02       0.89    9.94       0.44  128.03    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.77     9.71    0.93    9.39    5.82       1.07   10.83       0.39  191.75    1.20
ALBC  Albion Banc Corp. of Albion NY          8.90     8.90    0.09    0.93    0.93       0.38    3.93        NA      NA     0.65
ABCL  Allied Bancorp of IL                    8.91     8.80    0.52    5.86    2.90       0.76    8.56       0.15  257.09    0.53
ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.17       0.19    1.87       2.84   23.48    0.93
AHCI  Ambanc Holding Co., Inc. of NY*        12.72    12.72   -0.62   -4.16   -4.06      -0.62   -4.16       1.06   72.94    1.47



                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               25.10  244.18   10.18  286.56   15.72         0.88    1.77   44.44
CSA   Coast Savings Financial of CA               NM   190.40    9.37  192.80   18.47         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE            19.24  199.49   11.98  224.99   13.65         0.28    0.71   13.66
DME   Dime Bancorp, Inc. of NY*                 18.45  192.52   10.99  194.43   14.38         0.16    0.82   15.09
DSL   Downey Financial Corp. of CA              25.29  142.53    9.88  144.52   15.21         0.32    1.47   37.21
FRC   First Republic Bancorp of CA*             15.46  145.65   10.45  145.74   18.14         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                 29.53  174.35    8.42  176.28   16.12         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                 NM   166.09    9.40  178.57   17.64         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA              11.73  180.09   11.47  180.09    9.62         0.44    0.56    6.53
GPT   GreenPoint Fin. Corp. of NY*              20.23  210.64   21.72     NM    20.75         1.00    1.56   31.55
WES   Westcorp Inc. of Orange CA                14.85  158.85   14.38  159.35     NM          0.40    1.98   29.41


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                  NM   126.91   22.60  126.91     NM          0.36    1.65     NM
BKC   American Bank of Waterbury CT*            12.10  173.95   14.41  181.20   14.08         1.44    3.80   46.01
BFD   BostonFed Bancorp of MA                     NM   139.35   12.40  144.26   22.30         0.28    1.43   43.75
CFX   CFX Corp of NH*                           17.27  180.61   13.43  193.09   14.50         0.88    4.63     NM
CBK   Citizens First Fin.Corp. of IL              NM   117.46   17.20  117.46     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                      NM      NM     0.91     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                  NM   110.39   26.36  110.39     NM          0.20    1.18   38.46
FAB   FirstFed America Bancorp of MA              NM   134.50   16.77  134.50     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                  21.25  119.30   18.11  120.57   16.67         0.48    2.82   60.00
KNK   Kankakee Bancorp of IL                    18.21  110.94   12.30  118.05   14.60         0.48    1.63   29.63
KYF   Kentucky First Bancorp of KY              23.11  112.80   18.17  112.80   17.50         0.50    4.08     NM
NYB   New York Bancorp, Inc. of NY              15.69     NM    20.42     NM    13.39         0.60    1.93   30.30
PDB   Piedmont Bancorp of NC                      NM   149.87   24.92  149.87     NM          0.40    3.60     NM
PLE   Pinnacle Bank of AL                       21.03  152.83   11.82  157.93   14.02         0.80    3.02   63.49
SSB   Scotland Bancorp of NC                      NM   127.90   47.36  127.90   27.73         0.30    1.75   58.82
SZB   SouthFirst Bancshares of AL                 NM   107.46   15.02  107.46     NM          0.50    2.94     NM
SRN   Southern Banc Company of AL                 NM   109.22   18.45  110.37     NM          0.35    2.22     NM
SSM   Stone Street Bancorp of NC                26.64  132.11   38.11  132.11   22.20         0.45    2.11   56.25
TSH   Teche Holding Company of LA               22.65  118.98   15.83  118.98   16.47         0.50    2.76   62.50
FTF   Texarkana Fst. Fin. Corp of AR            17.08  148.84   23.37  148.84   13.81         0.56    2.50   42.75
THR   Three Rivers Fin. Corp. of MI             26.23  105.12   14.46  105.12   18.18         0.36    2.25   59.02
TBK   Tolland Bank of CT*                       14.52  152.08   10.56  156.50   13.90         0.20    1.24   18.02
WSB   Washington SB, FSB of MD                  22.30  132.48   11.00  132.48   15.20         0.10    1.49   33.33


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 NM   113.28    9.35  115.67     NM          0.40    1.10   33.90
AFED  AFSALA Bancorp, Inc. of NY                25.62  111.25   15.22  111.25   25.62         0.16    1.02   26.23
ALBK  ALBANK Fin. Corp. of Albany NY            16.27  144.10   13.26  164.90   13.21         0.60    1.61   26.20
AMFC  AMB Financial Corp. of IN                 22.73  102.67   15.35  102.67   20.55         0.24    1.60   36.36
ASBP  ASB Financial Corp. of OH                   NM   122.50   19.27  122.50   21.49         0.40    3.27     NM
ABBK  Abington Savings Bank of MA*              14.00  161.51   11.18  179.31   15.76         0.40    1.32   18.52
AABC  Access Anytime Bancorp of NM                NM    99.54    7.41   99.54     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                  NM   103.32   15.96  103.32   21.48         0.32    2.10     NM
AADV  Advantage Bancorp of WI                     NM   144.58   13.32  154.64   14.95         0.40    0.95   31.50
AFCB  Affiliated Comm BC, Inc of MA             17.19  155.27   15.17  156.25   14.91         0.48    1.94   33.33
ALBC  Albion Banc Corp. of Albion NY              NM   100.00    8.90  100.00   25.40         0.32    1.35     NM
ABCL  Allied Bancorp of IL                        NM   134.06   11.94  135.74   23.59         0.65    2.07   71.43
ATSB  AmTrust Capital Corp. of IN                 NM    91.92    9.35   92.93     NM          0.20    1.58   50.00
AHCI  Ambanc Holding Co., Inc. of NY*             NM   115.52   14.70  115.52     NM          0.20    1.25     NM

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    4.05       0.85    7.73       0.40   71.19    0.38
AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   14.02       1.83   23.69       0.40   81.55    0.49
ANBK  American Nat'l Bancorp of MD(8)         9.15     9.15    0.15    1.44    0.96       0.54    5.14       0.74  102.82    1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06    6.14       0.96   15.53       0.92  126.05    1.48
ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    8.53       1.13   14.34       1.01   99.08    1.41
ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    4.16       0.79   10.12       0.51   37.96    0.48
AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.76      -1.51  -16.06       3.18   96.19    5.33
BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    7.89       1.24   11.90       1.19  100.82    1.98
BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -4.02       0.02    0.46       2.88   58.99    2.11
BWFC  Bank West Fin. Corp. of MI             15.30    15.30    0.74    4.25    3.93       0.53    3.03       0.03  458.70    0.20
BANC  BankAtlantic Bancorp of FL              5.50     4.48    0.93   14.39    6.92       0.71   11.01        NA      NA     1.39
BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.67       0.34    7.54       0.60   28.73    0.21
BKCO  Bankers Corp. of NJ(8)*                 7.93     7.81    1.08   13.59    7.37       1.16   14.55       1.14   26.36    0.50
BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.37    3.77       0.63   10.37        NA      NA     1.51
BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.70       1.29    8.94       0.60   79.85    0.56
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.23       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT*                      9.28     9.28    1.16   12.75    6.48       1.16   12.75       1.42  141.26    3.06
BYFC  Broadway Fin. Corp. of CA              10.87    10.87   -0.25   -2.58   -3.14       0.12    1.25       2.42   41.50    1.19
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.90       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              14.32    14.32    0.26    1.47    1.46       0.43    2.41       0.34  189.90    0.79
CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    5.76       0.73   14.30       1.28   58.93    1.10
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    5.07       1.07   13.84       0.17  308.01    0.61
CKFB  CKF Bancorp of Danville KY             23.68    23.68    1.31    5.12    4.20       1.29    5.05       1.48   12.02    0.20
CNSB  CNS Bancorp of MO                      24.82    24.82    0.53    2.41    1.82       0.81    3.66       0.45   80.36    0.57
CSBF  CSB Financial Group Inc of IL*         25.56    24.11    0.54    2.08    2.00       0.82    3.16       0.74   41.29    0.53
CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    6.57       1.46    9.16       1.16  102.51    1.57
CAFI  Camco Fin. Corp. of OH                  9.69     8.91    0.75    8.51    5.08       0.88   10.05       0.68   38.86    0.32
CMRN  Cameron Fin. Corp. of MO               22.95    22.95    1.12    4.46    4.40       1.39    5.56       0.60  135.41    0.95
CAPS  Capital Savings Bancorp of MO           8.66     8.66    0.65    7.16    4.81       0.92   10.23       0.26  116.53    0.38
CFNC  Carolina Fincorp of NC*                23.71    23.71    1.11    4.65    3.74       1.05    4.36       0.28  133.67    0.54
CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -5.98       0.01    0.07       1.37   42.60    1.02
CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.48    4.36       0.58    9.45       0.59  142.60    1.02
CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    5.00       1.45    5.27       0.47  140.85    1.48
CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    7.32       0.80   11.05       0.51  103.23    0.76
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    7.48       0.90    8.90        NA      NA     1.23
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.46       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    4.90       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             6.71     6.28    0.98   14.64    5.69       1.23   18.32       0.27  164.80    0.73
CNBA  Chester Bancorp of IL                  22.21    22.21    1.09    4.90    4.81       1.09    4.90       0.25  107.12    0.70
CVAL  Chester Valley Bancorp of PA            8.56     8.56    0.63    7.00    3.63       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    4.65       0.82   12.83       0.41  143.79    0.95
CLAS  Classic Bancshares of KY               14.72    12.42    0.56    3.08    3.05       0.77    4.25       0.82   74.44    0.97
CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    4.12       0.70    6.71       0.50   86.54    0.79
COVB  CoVest Bancshares of IL                 8.94     8.51    0.16    1.78    1.41       0.43    4.89       0.23  118.11    0.43
CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.57    4.79       0.44   13.16       0.58   39.81    0.51
CFCP  Coastal Fin. Corp. of SC                6.10     6.10    0.90   14.66    3.49       0.99   16.14       0.26  350.59    1.14
COFD  Collective Bancorp Inc. of NJ(8)        7.00     6.33    0.95   13.58    4.71       1.15   16.46       0.43   55.58    0.45
CMSV  Commty. Svgs, MHC of FL (48.5)         11.23    11.23    0.63    5.46    3.15       0.96    8.22       0.57   66.20    0.64
CBNH  Community Bankshares Inc of NH(8)*      7.00     7.00    0.95   13.33    5.55       0.76   10.63       0.49  141.22    1.01
CFTP  Community Fed. Bancorp of MS           33.52    33.52    1.43    4.32    3.55       1.70    5.14       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA             13.91    13.91    1.07    7.68    5.98       1.34    9.66       0.39     NA      NA
CFBC  Community First Bnkg Co. of GA         16.42    16.42    0.25    1.52    1.24       0.49    2.96        NA      NA     0.87
CIBI  Community Inv. Bancorp of OH           11.51    11.51    0.67    5.51    4.33       1.00    8.19       0.72   65.53    0.62
COOP  Cooperative Bk.for Svgs. of NC          7.63     7.63   -0.80  -10.08   -7.35       0.20    2.52       0.46   50.09    0.29
CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    4.18       1.30    4.52       0.39  136.15    1.04
DNFC  D&N Financial Corp. of MI               5.81     5.74    0.63   10.92    5.56       0.85   14.80       0.34  198.09    0.93



                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ASBI  Ameriana Bancorp of IN                    24.67  137.14   15.02  137.24   17.62         0.60    3.24     NM
AFFFZ America First Fin. Fund of CA(8)           7.13  127.80   10.79  129.39    5.82         1.60    4.07   29.04
ANBK  American Nat'l Bancorp of MD(8)             NM   161.15   14.75  161.15   29.22         0.12    0.60   63.16
ABCW  Anchor Bancorp Wisconsin of WI            16.29  190.64   11.86  194.31   12.66         0.64    1.27   20.65
ANDB  Andover Bancorp, Inc. of MA*              11.72  153.75   12.40  153.75   11.37         0.68    2.26   26.46
ASFC  Astoria Financial Corp. of NY             24.04  164.81   12.90  196.25   16.83         0.60    1.27   30.61
AVND  Avondale Fin. Corp. of IL                   NM    93.06    8.49   93.06     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*                12.67  157.33   16.12  157.33   13.42         1.00    3.67   46.51
BPLS  Bank Plus Corp. of CA                       NM   123.41    6.25  123.54     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI                25.42  118.86   18.19  118.86     NM          0.28    1.87   47.46
BANC  BankAtlantic Bancorp of FL                14.45  195.76   10.77  240.52   18.89         0.12    0.72   10.43
BKUNA BankUnited SA of FL                         NM   143.21    5.33  176.75   22.65         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*                   13.56  175.09   13.88  177.69   12.67         0.64    2.23   30.19
BVCC  Bay View Capital Corp. of CA              26.55  170.30   10.79  202.92   16.30         0.32    1.24   32.99
BFSB  Bedford Bancshares of VA                  21.27  144.35   20.45  144.35   16.61         0.56    2.31   49.12
BFFC  Big Foot Fin. Corp. of IL                   NM   122.04   20.72  122.04     NM          0.00    0.00    0.00
BSBC  Branford SB of CT*                        15.44  187.12   17.37  187.12   15.44         0.08    1.62   25.00
BYFC  Broadway Fin. Corp. of CA                   NM    73.63    8.01   73.63     NM          0.20    1.90     NM
CBES  CBES Bancorp of MO                        25.64  103.57   19.04  103.57   20.57         0.40    2.26   57.97
CCFH  CCF Holding Company of GA                   NM   118.97   17.03  118.97     NM          0.55    3.21     NM
CENF  CENFED Financial Corp. of CA              17.36  164.89    8.58  165.21   12.19         0.36    1.05   18.18
CFSB  CFSB Bancorp of Lansing MI                19.71  213.44   16.27  213.44   15.61         0.60    2.22   43.80
CKFB  CKF Bancorp of Danville KY                23.81  130.04   30.80  130.04   24.10         0.50    2.50   59.52
CNSB  CNS Bancorp of MO                           NM   115.41   28.64  115.41     NM          0.20    1.18   64.52
CSBF  CSB Financial Group Inc of IL*              NM    92.11   23.54   97.66     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL             15.21  113.47   17.59  113.47   11.99         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                    19.68  129.92   12.59  141.22   16.67         0.49    2.65   52.13
CMRN  Cameron Fin. Corp. of MO                  22.73  103.43   23.74  103.43   18.23         0.28    1.60   36.36
CAPS  Capital Savings Bancorp of MO             20.78  146.92   12.72  146.92   14.55         0.24    1.50   31.17
CFNC  Carolina Fincorp of NC*                   26.72  124.78   29.59  124.78   28.48         0.24    1.38   36.92
CNY   Carver Bancorp, Inc. of NY                  NM    82.85    6.92   86.38     NM          0.20    1.62     NM
CASB  Cascade SB of Everett WA(8)               22.95  165.29   10.20  165.29   18.18         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                20.00  112.73   28.23  112.73   19.77         0.28    1.65   32.94
CNIT  Cenit Bancorp of Norfolk VA               13.67  164.69   11.92  179.32   14.90         1.00    1.95   26.67
CEBK  Central Co-Op. Bank of MA*                13.37  112.77   11.79  126.64   13.18         0.32    1.66   22.22
CENB  Century Bancshares of NC*                 18.33  107.47   32.17  107.47   18.12         2.00    2.53   46.40
CBSB  Charter Financial Inc. of IL              20.42  156.38   22.63  176.75   14.59         0.32    1.49   30.48
COFI  Charter One Financial of OH               17.57  247.61   16.61  264.49   14.04         1.00    1.91   33.56
CNBA  Chester Bancorp of IL                     20.77  101.72   22.59  101.72   20.77         0.24    1.63   33.80
CVAL  Chester Valley Bancorp of PA              27.59  188.68   16.15  188.68   18.75         0.44    1.83   50.57
CTZN  CitFed Bancorp of Dayton OH               21.52  182.87   11.64  202.97   15.29         0.36    0.86   18.56
CLAS  Classic Bancshares of KY                    NM   100.55   14.80  119.14   23.79         0.28    1.90   62.22
CMSB  Cmnwealth Bancorp of PA                   24.28  129.95   12.51  166.17   19.03         0.28    1.67   40.58
COVB  CoVest Bancshares of IL                     NM   134.47   12.02  141.12   25.88         0.40    1.82     NM
CBSA  Coastal Bancorp of Houston TX             20.86  152.39    5.07  183.33   12.00         0.48    1.59   33.10
CFCP  Coastal Fin. Corp. of SC                  28.65     NM    24.40     NM    26.02         0.36    1.41   40.45
COFD  Collective Bancorp Inc. of NJ(8)          21.22  275.86   19.31     NM    17.51         1.00    1.92   40.82
CMSV  Commty. Svgs, MHC of FL (48.5)              NM   171.10   19.21  171.10   21.11         0.90    3.50     NM
CBNH  Community Bankshares Inc of NH(8)*        18.03  226.00   15.81  226.00   22.61         0.64    1.64   29.49
CFTP  Community Fed. Bancorp of MS              28.17  118.97   39.88  118.97   23.67         0.30    1.69   47.62
CFFC  Community Fin. Corp. of VA                16.73  124.32   17.30  124.32   13.30         0.56    2.46   41.18
CFBC  Community First Bnkg Co. of GA              NM   122.92   20.18  122.92     NM          0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH              23.11  129.02   14.85  129.02   15.56         0.32    2.10   48.48
COOP  Cooperative Bk.for Svgs. of NC              NM   135.88   10.37  135.88     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY            23.91   94.55   24.41   94.55   19.54         0.40    2.88   68.97
DNFC  D&N Financial Corp. of MI                 17.99  177.58   10.32  179.57   13.28         0.20    1.04   18.69

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DFIN  Damen Fin. Corp. of Chicago IL         20.16    20.16    0.71    3.13    3.48       0.89    3.93       0.20   76.94    0.38
DCBI  Delphos Citizens Bancorp of OH         28.34    28.34    1.27    7.59    3.94       1.27    7.59       0.10   93.46    0.13
DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.96       1.04    6.41       0.73  112.22    1.43
DIBK  Dime Financial Corp. of CT*             7.83     7.54    1.85   22.66    9.80       1.91   23.35       0.46  337.58    3.23
EGLB  Eagle BancGroup of IL                  11.85    11.85   -0.09   -0.77   -0.73       0.20    1.73       1.48   35.83    0.76
EBSI  Eagle Bancshares of Tucker GA           8.71     8.71    0.59    6.82    4.57       0.80    9.29       0.88   65.80    0.84
EGFC  Eagle Financial Corp. of CT             6.90     5.19    0.58    8.17    4.02       0.78   10.91       0.44  110.50    0.86
ETFS  East Texas Fin. Serv. of TX            18.16    18.16    0.31    1.65    1.83       0.63    3.40       0.17  141.97    0.50
EMLD  Emerald Financial Corp of OH            7.51     7.38    0.69    8.89    5.26       0.89   11.37        NA      NA     0.35
EIRE  Emerald Island Bancorp, MA*             7.08     7.08    0.85   12.35    7.46       0.89   13.00       0.40  151.40    0.89
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.31       1.09    3.12        NA      NA     0.47
EFBI  Enterprise Fed. Bancorp of OH          12.67    12.65    0.68    4.72    3.66       0.75    5.16       0.01     NA     0.28
EQSB  Equitable FSB of Wheaton MD             5.07     5.07    0.48    9.33    5.68       0.76   14.93       1.07   19.82    0.31
FFFG  F.F.O. Financial Group of FL(8)         6.41     6.41    0.52    8.41    3.45       0.85   13.72       3.17   55.02    2.47
FCBF  FCB Fin. Corp. of Neenah WI            17.49    17.49    0.92    5.19    3.67       1.08    6.14       0.15  347.77    0.62
FFBS  FFBS Bancorp of Columbus MS            19.42    19.42    1.19    6.07    4.00       1.49    7.65       0.42  109.44    0.66
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.84       1.08    4.74        NA      NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            13.48    13.48    0.70    4.57    3.82       1.01    6.60       0.19  163.65    0.44
FFFC  FFVA Financial Corp. of VA             13.18    12.90    1.11    7.86    4.40       1.34    9.52       0.18  318.63    0.98
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.74    6.89       1.11   10.86       0.22  150.42    0.48
FFYF  FFY Financial Corp. of OH              13.71    13.71    0.90    5.84    4.65       1.27    8.31       0.67   74.18    0.64
FMCO  FMS Financial Corp. of NJ               6.56     6.44    0.69   10.76    6.00       1.02   15.79       1.06   48.60    0.92
FFHH  FSF Financial Corp. of MN              11.35    11.35    0.66    5.22    4.39       0.84    6.63       0.03  636.64    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.06    10.55    0.68    5.85    4.50       0.97    8.33       0.40  101.18    0.93
FBCI  Fidelity Bancorp of Chicago IL         10.38    10.36    0.55    5.34    4.42       0.78    7.48       0.80   21.76    0.22
FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.35    5.08       0.81   11.71       0.44  112.57    1.01
FFFL  Fidelity FSB, MHC of FL (47.4)          8.82     8.75    0.39    4.09    2.20       0.62    6.51       0.30   77.48    0.31
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.92       0.28    5.62       0.16  455.75    0.85
FFOH  Fidelity Financial of OH               13.12    11.52    0.63    3.90    2.56       1.01    6.24       0.18  174.34    0.38
FIBC  Financial Bancorp, Inc. of NY           9.36     9.31    0.56    5.74    4.30       1.00   10.23       1.81   26.91    0.89
FBSI  First Bancshares of MO                 14.35    14.33    0.91    5.88    4.87       1.11    7.22       0.32   88.44    0.35
FBBC  First Bell Bancorp of PA                9.83     9.83    1.07    7.64    6.48       1.24    8.87       0.07  147.42    0.13
FBER  First Bergen Bancorp of NJ             16.44    16.44    0.42    2.50    1.82       0.75    4.50       0.74  161.82    2.41
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.73       0.54    3.43       0.74   33.56    0.66
FCIT  First Cit. Fin. Corp of MD(8)           6.38     6.38    0.52    8.53    3.48       0.78   12.66       0.92   97.73    1.20
FSTC  First Citizens Corp of GA               9.37     7.37    1.79   19.12    8.54       1.50   16.01        NA      NA     1.50
FFBA  First Colorado Bancorp of Co           14.31    14.12    1.13    7.87    5.80       1.12    7.80       0.23  121.82    0.38
FDEF  First Defiance Fin.Corp. of OH         21.42    21.42    0.79    3.42    2.99       1.07    4.63       0.45   96.96    0.57
FESX  First Essex Bancorp of MA*              7.31     6.30    1.01   13.37    7.64       0.88   11.68       0.62  143.10    1.42
FFES  First FS&LA of E. Hartford CT           6.43     6.43    0.42    6.80    4.86       0.70   11.19       0.37   71.33    1.42
FFSX  First FS&LA. MHC of IA (46.0)           8.13     8.07    0.43    5.19    2.80       0.73    8.94       0.11  342.10    0.52
FFSW  First Fed Fin. Serv. of OH              6.05     5.11    1.02   18.11    5.58       0.69   12.15       0.38   73.66    0.40
BDJI  First Fed. Bancorp. of MN              11.17    11.17    0.32    2.58    2.29       0.66    5.38       0.31  127.79    0.82
FFBH  First Fed. Bancshares of AR            15.82    15.82    0.79    5.42    3.81       1.13    7.76       0.19  127.62    0.31
FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.34    4.92       0.86   13.16        NA      NA      NA
FFKY  First Fed. Fin. Corp. of KY            13.70    12.91    1.30    9.44    5.24       1.55   11.27       0.64   71.13    0.52
FFBZ  First Federal Bancorp of OH             7.55     7.54    0.73    9.58    4.89       1.02   13.38       0.53  163.59    1.01
FFCH  First Fin. Holdings Inc. of SC          6.11     6.11    0.57    9.30    4.58       0.84   13.65       1.66   41.99    0.84
FFBI  First Financial Bancorp of IL           7.81     7.81   -0.02   -0.27   -0.27       0.47    5.76       0.27  200.40    0.69
FFHC  First Financial Corp. of WI(8)          7.12     6.94    0.96   13.35    4.83       1.28   17.95       0.26  148.86    0.64
FFHS  First Franklin Corp. of OH              9.02     8.96    0.19    2.14    1.80       0.65    7.20       0.52   82.31    0.62
FGHC  First Georgia Hold. Corp of GA          8.49     7.74    0.96   11.69    6.66       0.57    6.97       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.66     6.55    0.89   13.61    8.25       1.16   17.76       0.64  114.23    1.39
FFSL  First Independence Corp. of KS         10.43    10.43    0.43    3.84    3.69       0.69    6.12       0.87   69.37    0.91
FISB  First Indiana Corp. of IN               9.56     9.44    0.83    8.86    5.44       1.01   10.83       1.50   91.12    1.62
FKFS  First Keystone Fin. Corp of PA          7.07     7.07    0.51    6.65    4.70       0.76    9.86       2.46   34.36    1.46



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DFIN  Damen Fin. Corp. of Chicago IL             28.76  103.90   20.95  103.90   22.92         0.24    1.64   47.06
DCBI  Delphos Citizens Bancorp of OH             25.40  105.85   29.99  105.85   25.40         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY               20.15  129.90   18.86  150.80   18.75         0.18    0.95   19.15
DIBK  Dime Financial Corp. of CT*                10.20  214.50   16.79  222.58    9.90         0.40    1.50   15.33
EGLB  Eagle BancGroup of IL                        NM    98.86   11.72   98.86     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA              21.88  137.36   11.96  137.36   16.06         0.60    3.43   75.00
EGFC  Eagle Financial Corp. of CT                24.86  200.54   13.83  266.27   18.61         1.00    3.00   74.63
ETFS  East Texas Fin. Serv. of TX                  NM    92.79   16.85   92.79   26.47         0.20    1.08   58.82
EMLD  Emerald Financial Corp of OH               19.00  163.23   12.25  166.08   14.84         0.24    1.68   32.00
EIRE  Emerald Island Bancorp, MA*                13.40  152.13   10.76  152.13   12.73         0.28    1.37   18.42
EFBC  Empire Federal Bancorp of MT                 NM   102.44   35.74  102.44     NM          0.30    1.98     NM
EFBI  Enterprise Fed. Bancorp of OH              27.33  132.09   16.73  132.26   25.00         1.00    4.88     NM
EQSB  Equitable FSB of Wheaton MD                17.61  155.50    7.88  155.50   11.01         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)            28.95  228.22   14.63  228.22   17.74         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                27.27  140.26   24.53  140.26   23.08         0.72    2.67   72.73
FFBS  FFBS Bancorp of Columbus MS                25.00  149.53   29.04  149.53   19.83         0.50    2.08   52.08
FFDF  FFD Financial Corp. of OH                    NM   106.90   26.44  106.90   25.41         0.30    1.94   68.18
FFLC  FFLC Bancorp of Leesburg FL                26.18  123.28   16.62  123.28   18.14         0.48    1.73   45.28
FFFC  FFVA Financial Corp. of VA                 22.73  184.16   24.27  188.09   18.75         0.48    1.60   36.36
FFWC  FFW Corporation of Wabash IN               14.52  126.37   12.65  126.37   11.69         0.72    2.50   36.36
FFYF  FFY Financial Corp. of OH                  21.48  138.75   19.02  138.75   15.11         0.70    2.55   54.69
FMCO  FMS Financial Corp. of NJ                  16.67  170.60   11.19  173.68   11.35         0.20    0.77   12.82
FFHH  FSF Financial Corp. of MN                  22.76  125.35   14.23  125.35   17.93         0.50    2.82   64.10
FOBC  Fed One Bancorp of Wheeling WV             22.22  132.29   14.64  138.71   15.60         0.58    2.64   58.59
FBCI  Fidelity Bancorp of Chicago IL             22.63  118.00   12.25  118.26   16.17         0.32    1.49   33.68
FSBI  Fidelity Bancorp, Inc. of PA               19.68  134.24    9.07  134.24   12.35         0.36    1.69   33.33
FFFL  Fidelity FSB, MHC of FL (47.4)               NM   184.19   16.24  185.73   28.53         0.80    3.60     NM
FFED  Fidelity Fed. Bancorp of IN                  NM   171.57    8.82  171.57   29.57         0.40    4.51     NM
FFOH  Fidelity Financial of OH                     NM   129.93   17.04  147.87   24.42         0.28    1.79   70.00
FIBC  Financial Bancorp, Inc. of NY              23.28  131.92   12.34  132.53   13.06         0.40    1.98   45.98
FBSI  First Bancshares of MO                     20.55  122.47   17.58  122.66   16.72         0.20    0.82   16.95
FBBC  First Bell Bancorp of PA                   15.44  151.86   14.92  151.86   13.31         0.40    2.44   37.74
FBER  First Bergen Bancorp of NJ                   NM   139.90   23.00  139.90     NM          0.12    0.62   34.29
SKBO  First Carnegie,MHC of PA(45.0)               NM   135.85   21.26  135.85     NM          0.30    2.16     NM
FCIT  First Cit. Fin. Corp of MD(8)              28.75  230.77   14.72  230.77   19.38         0.00    0.00    0.00
FSTC  First Citizens Corp of GA                  11.71  223.82   20.97  284.47   13.98         0.44    1.49   17.46
FFBA  First Colorado Bancorp of Co               17.23  135.70   19.42  137.49   17.40         0.44    2.48   42.72
FDEF  First Defiance Fin.Corp. of OH               NM   120.29   25.76  120.29   24.69         0.32    2.12   71.11
FESX  First Essex Bancorp of MA*                 13.09  148.39   10.85  172.23   14.97         0.48    2.89   37.80
FFES  First FS&LA of E. Hartford CT              20.56  132.25    8.50  132.25   12.50         0.60    1.92   39.47
FFSX  First FS&LA. MHC of IA (46.0)                NM   182.19   14.82  183.71   20.73         0.48    1.98   70.59
FFSW  First Fed Fin. Serv. of OH                 17.93  296.17   17.92     NM    26.73         0.44    1.04   18.57
BDJI  First Fed. Bancorp. of MN                    NM   122.31   13.67  122.31   21.00         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR                26.23  126.56   20.02  126.56   18.32         0.20    0.94   24.69
FTFC  First Fed. Capital Corp. of WI             20.34  225.56   14.34  240.72   17.52         0.48    2.00   40.68
FFKY  First Fed. Fin. Corp. of KY                19.08  175.40   24.03  186.22   15.99         0.52    2.39   45.61
FFBZ  First Federal Bancorp of OH                20.45  186.34   14.06  186.53   14.63         0.24    1.33   27.27
FFCH  First Fin. Holdings Inc. of SC             21.85  194.95   11.92  194.95   14.88         0.72    2.30   50.35
FFBI  First Financial Bancorp of IL                NM   104.17    8.13  104.17   17.38         0.00    0.00     NM
FFHC  First Financial Corp. of WI(8)             20.70  267.78   19.08  274.85   15.39         0.60    1.92   39.74
FFHS  First Franklin Corp. of OH                   NM   116.48   10.50  117.23   16.53         0.32    1.60     NM
FGHC  First Georgia Hold. Corp of GA             15.02  172.62   14.65  189.28   25.21         0.05    0.71   10.64
FSPG  First Home Bancorp of NJ                   12.12  154.63   10.30  157.20    9.29         0.40    2.01   24.39
FFSL  First Independence Corp. of KS             27.13  109.91   11.46  109.91   17.00         0.25    1.96   53.19
FISB  First Indiana Corp. of IN                  18.38  156.14   14.93  158.09   15.03         0.48    2.23   41.03
FKFS  First Keystone Fin. Corp of PA             21.27  145.53   10.29  145.53   14.33         0.20    0.76   16.13

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    3.02       1.40    4.52       0.75   32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.35     6.57    1.09   14.83    7.57       0.88   11.96       0.82  105.31    1.23
CASH  First Midwest Fin. Corp. of IA         11.60    10.26    0.76    6.52    5.70       0.99    8.49       0.85   75.48    0.93
FMBD  First Mutual Bancorp of IL             12.85     9.73    0.10    0.57    0.65       0.31    1.84       0.18  187.34    0.46
FMSB  First Mutual SB of Bellevue WA*         6.57     6.57    1.01   15.33    7.03       0.98   14.80       0.01     NA     1.27
FNGB  First Northern Cap. Corp of WI         11.28    11.28    0.63    5.44    3.38       0.91    7.88       0.06  798.69    0.53
FFPB  First Palm Beach Bancorp of FL          6.76     6.59   -0.01   -0.09   -0.06       0.05    0.69       1.09   46.69    0.74
FSLA  First SB SLA MHC of NJ (47.5)           9.19     8.15    0.51    5.44    2.38       0.90    9.61       0.61   88.82    1.05
FSNJ  First SB of NJ, MHC (45.9)(8)           8.57     8.57   -0.34   -4.31   -2.14       0.23    2.89       0.87   58.25    1.21
SOPN  First SB, SSB, Moore Co. of NC         24.60    24.60    1.39    5.48    4.66       1.67    6.58       0.08  274.55    0.32
FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.61       1.00    5.90       0.32  210.94    1.03
SHEN  First Shenango Bancorp of PA           10.95    10.95    0.89    7.82    5.93       1.16   10.18       0.54  135.75    1.15
FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.07       0.92    7.48       0.11  362.15    0.50
FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    2.96       0.57    3.14       1.95   27.73    0.74
FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.81       1.11    4.20        NA      NA     0.49
FLAG  Flag Financial Corp of GA               9.40     9.40   -0.06   -0.68   -0.47       0.14    1.45       4.52   44.14    2.91
FFIC  Flushing Fin. Corp. of NY*             16.01    16.01    0.90    5.14    4.28       0.93    5.32       0.32  200.33    1.15
FBHC  Fort Bend Holding Corp. of TX           6.03     5.62    0.19    3.18    2.41       0.44    7.36       0.37  141.08    1.03
FTSB  Fort Thomas Fin. Corp. of KY           16.09    16.09    0.50    2.50    2.73       0.76    3.83       2.02   25.00    0.57
FKKY  Frankfort First Bancorp of KY          26.19    26.19    0.62    2.19    2.59       0.93    3.29       0.06  138.89    0.08
FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    2.08       1.05    5.39       0.81  106.69    1.01
GFSB  GFS Bancorp of Grinnell IA             11.57    11.57    0.99    8.43    6.36       1.27   10.81       1.54   45.77    0.81
GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.63       0.93    4.86       0.18  199.36    0.69
GSLA  GS Financial Corp. of LA               45.63    45.63    1.08    3.63    2.23       1.08    3.63       0.12  265.07    0.84
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.62       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               26.08    26.08    0.82    3.25    2.99       1.15    4.54       0.78   15.82    0.40
GBCI  Glacier Bancorp of MT                   9.56     9.30    1.38   14.56    5.35       1.58   16.62       0.27  229.89    0.85
GFCO  Glenway Financial Corp. of OH           9.56     9.41    0.38    3.95    3.41       0.68    7.17       0.32   83.26    0.32
GTPS  Great American Bancorp of IL           21.43    21.43    0.46    2.16    2.06       0.55    2.59       0.23  140.69    0.44
GTFN  Great Financial Corp. of KY             9.24     8.84    0.75    7.89    4.78       0.71    7.50       3.06   15.68    0.72
GSBC  Great Southern Bancorp of MO            8.97     8.97    1.36   14.03    6.51       1.53   15.83       1.83  124.20    2.60
GDVS  Greater DV SB,MHC of PA (19.9)*        11.57    11.57    0.32    2.71    1.52       0.58    4.95       2.79   43.15    1.93
GSFC  Green Street Fin. Corp. of NC          36.26    36.26    1.37    3.84    3.25       1.66    4.66       0.16   83.63    0.18
GSLC  Guaranty Svgs & Loan FA of VA           5.72     5.72    0.46    7.73    2.69       0.43    7.26        NA      NA     1.00
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.78    13.78    0.61    4.30    2.03       0.92    6.51       0.50  216.62    1.36
HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.58       0.39    2.11        NA      NA     1.47
HEMT  HF Bancorp of Hemet CA                  9.81     0.00   -0.31   -2.63   -2.36      -2.27  -19.11        NA      NA      NA
HFFC  HF Financial Corp. of SD                9.43     9.43    0.66    7.12    5.62       0.89    9.66       0.33  244.25    1.01
HFNC  HFNC Financial Corp. of NC             18.83    18.83    1.07    3.82    3.14       1.41    5.01       0.99   94.51    1.26
HMNF  HMN Financial, Inc. of MN              14.43    14.43    0.71    4.79    3.80       0.88    5.96       0.08  531.97    0.71
HALL  Hallmark Capital Corp. of WI            7.24     7.24    0.48    6.83    5.85       0.61    8.62       0.16  273.18    0.64
HARB  Harbor FSB, MHC of FL (46.0)            8.39     8.11    0.95   11.52    4.61       1.23   14.84       0.46  222.68    1.37
HRBF  Harbor Federal Bancorp of MD           12.86    12.86    0.43    3.20    2.55       0.68    5.15       0.13  131.49    0.26
HFSA  Hardin Bancorp of Hardin MO            12.48    12.48    0.52    3.53    3.46       0.79    5.41       0.09  179.21    0.32
HARL  Harleysville SA of PA                   6.53     6.53    0.75   11.71    5.84       1.03   16.04       0.03     NA     0.77
HARS  Harris SB, MHC of PA (24.2)             8.01     7.01    0.49    5.78    3.19       0.62    7.24       0.65   64.15    0.97
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.49       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          12.43    12.43    0.21    1.35    1.33       0.54    3.49       0.15   90.48    0.26
HAVN  Haven Bancorp of Woodhaven NY           5.95     5.93    0.56    9.27    5.77       0.83   13.79       0.74   86.28    1.15
HVFD  Haverfield Corp. of OH(8)               8.55     8.55    0.57    6.82    3.81       1.08   12.97       1.04   82.48    0.99
HTHR  Hawthorne Fin. Corp. of CA              3.88     3.88    0.36    9.30    7.67       0.36    9.38      12.66   12.87    1.92
HMLK  Hemlock Fed. Fin. Corp. of IL          18.34    18.34    0.13    0.99    0.66       0.73    5.45        NA      NA     1.30
HBNK  Highland Federal Bank of CA             7.47     7.47    0.46    6.25    3.75       0.68    9.17       3.09   55.00    2.13
HIFS  Hingham Inst. for Sav. of MA*           9.35     9.35    1.21   12.60    8.00       1.21   12.60       0.41  165.13    0.89
HBEI  Home Bancorp of Elgin IL               26.70    26.70    0.49    1.99    1.37       0.85    3.42       0.41     NA      NA
HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    3.39       0.89    6.27       0.05  835.54    0.51



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FLKY  First Lancaster Bncshrs of KY                NM   105.61   36.15  105.61   27.23         0.50    3.28     NM
FLFC  First Liberty Fin. Corp. of GA             13.21  195.87   14.39  218.93   16.37         0.40    1.72   22.73
CASH  First Midwest Fin. Corp. of IA             17.55  110.64   12.83  125.05   13.47         0.36    2.07   36.36
FMBD  First Mutual Bancorp of IL                   NM   101.31   13.01  133.74     NM          0.32    2.06     NM
FMSB  First Mutual SB of Bellevue WA*            14.22  203.35   13.37  203.35   14.73         0.20    0.97   13.79
FNGB  First Northern Cap. Corp of WI             29.60  158.17   17.83  158.17   20.44         0.64    2.49   73.56
FFPB  First Palm Beach Bancorp of FL               NM   158.03   10.69  162.20     NM          0.60    1.80     NM
FSLA  First SB SLA MHC of NJ (47.5)                NM   223.08   20.51  251.74   23.77         0.48    1.66   69.57
FSNJ  First SB of NJ, MHC (45.9)(8)                NM   202.41   17.34  202.41     NM          0.50    1.53     NM
SOPN  First SB, SSB, Moore Co. of NC             21.46  117.79   28.97  117.79   17.86         0.80    3.76     NM
FWWB  First Savings Bancorp of WA*               27.66  174.24   25.70  189.38   29.31         0.28    1.14   31.46
SHEN  First Shenango Bancorp of PA               16.86  131.03   14.35  131.03   12.95         0.60    2.11   35.50
FSFC  First So.east Fin. Corp. of SC(8)            NM   179.49   18.35  179.49   20.00         0.24    1.71     NM
FBNW  FirstBank Corp of Clarkston WA               NM   130.36   23.51  130.36     NM          0.00    0.00    0.00
FSPT  FirstSpartan Fin. Corp. of SC                NM   128.92   33.93  128.92     NM          0.00    0.00    0.00
FLAG  Flag Financial Corp of GA                    NM   143.90   13.53  143.90     NM          0.34    2.31     NM
FFIC  Flushing Fin. Corp. of NY*                 23.34  124.75   19.98  124.75   22.57         0.24    1.18   27.59
FBHC  Fort Bend Holding Corp. of TX                NM   132.31    7.98  142.10   17.98         0.40    1.30   54.05
FTSB  Fort Thomas Fin. Corp. of KY                 NM   107.95   17.37  107.95   23.91         0.25    2.27     NM
FKKY  Frankfort First Bancorp of KY                NM    93.15   24.40   93.15   25.69         0.36    3.89     NM
FTNB  Fulton Bancorp of MO                         NM   136.49   34.13  136.49     NM          0.20    1.01   48.78
GFSB  GFS Bancorp of Grinnell IA                 15.73  129.55   14.99  129.55   12.27         0.26    1.94   30.59
GUPB  GFSB Bancorp of Gallup NM                  27.54  112.56   18.34  112.56   21.84         0.40    2.11   57.97
GSLA  GS Financial Corp. of LA                     NM    93.22   42.54   93.22     NM          0.28    1.84     NM
GOSB  GSB Financial Corp. of NY                  27.63  104.28   28.22  104.28     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                     NM   111.29   29.02  111.29   23.99         0.40    2.25     NM
GBCI  Glacier Bancorp of MT                      18.69  238.71   22.81  245.36   16.37         0.48    2.59   48.48
GFCO  Glenway Financial Corp. of OH              29.35  115.09   11.00  116.88   16.17         0.80    2.96     NM
GTPS  Great American Bancorp of IL                 NM   104.92   22.48  104.92     NM          0.40    2.29     NM
GTFN  Great Financial Corp. of KY                20.91  162.99   15.05  170.25   22.02         0.60    1.80   37.74
GSBC  Great Southern Bancorp of MO               15.37  227.89   20.44  227.89   13.62         0.40    2.39   36.70
GDVS  Greater DV SB,MHC of PA (19.9)*              NM   175.00   20.24  175.00     NM          0.36    2.38     NM
GSFC  Green Street Fin. Corp. of NC                NM   117.11   42.47  117.11   25.37         0.44    2.55     NM
GSLC  Guaranty Svgs & Loan FA of VA                NM   276.52   15.81  276.52     NM          0.10    0.82   30.30
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)            NM   207.39   28.58  207.39     NM          0.40    2.19     NM
HCBB  HCB Bancshares of AR                         NM   101.02   18.43  105.40     NM          0.00    0.00     NM
HEMT  HF Bancorp of Hemet CA                       NM   118.13   11.59     NM      NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                   17.79  123.06   11.60  123.06   13.10         0.42    1.92   34.15
HFNC  HFNC Financial Corp. of NC                   NM   176.06   33.14  176.06   24.25         0.28    1.72   54.90
HMNF  HMN Financial, Inc. of MN                  26.33  127.45   18.39  127.45   21.15         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI               17.11  110.65    8.01  110.65   13.54         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.0)               21.71  236.07   19.81  244.10   16.86         1.40    3.15   68.29
HRBF  Harbor Federal Bancorp of MD                 NM   124.30   15.98  124.30   24.39         0.40    2.00     NM
HFSA  Hardin Bancorp of Hardin MO                28.88  106.76   13.32  106.76   18.82         0.48    2.87     NM
HARL  Harleysville SA of PA                      17.12  187.83   12.27  187.83   12.50         0.40    1.60   27.40
HARS  Harris SB, MHC of PA (24.2)                  NM   169.64   13.59  193.97   25.00         0.58    2.34   73.42
HFFB  Harrodsburg 1st Fin Bcrp of KY             28.64  108.70   29.28  108.70   21.58         0.40    2.54   72.73
HHFC  Harvest Home Fin. Corp. of OH                NM   114.66   14.25  114.66   28.98         0.40    3.14     NM
HAVN  Haven Bancorp of Woodhaven NY              17.34  149.79    8.91  150.29   11.66         0.60    1.66   28.71
HVFD  Haverfield Corp. of OH(8)                  26.23  172.36   14.73  172.36   13.79         0.56    2.09   54.90
HTHR  Hawthorne Fin. Corp. of CA                 13.04  121.26    4.71  121.26   12.93         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL                NM   104.67   19.20  104.67   27.73         0.00    0.00    0.00
HBNK  Highland Federal Bank of CA                26.69  156.31   11.68  156.31   18.17         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*              12.50  148.85   13.92  148.85   12.50         0.48    2.06   25.81
HBEI  Home Bancorp of Elgin IL                     NM   132.92   35.49  132.92     NM          0.40    2.19     NM
HBFW  Home Bancorp of Fort Wayne IN              29.51  120.60   16.02  120.60   18.48         0.20    0.94   27.78

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBBI  Home Building Bancorp of IN            12.82    12.82    0.20    1.59    1.41       0.52    4.05       0.38   47.98    0.29
HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    6.27    3.40       1.17    9.46       0.62  110.38    0.87
HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    6.62       1.22   14.72       0.46  117.33    0.62
HWEN  Home Financial Bancorp of IN           18.63    18.63    0.57    3.68    2.95       0.82    5.23        NA      NA     0.63
HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    8.29       1.66   15.69       0.08     NA     1.56
HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.89       0.43    6.83       3.35   14.24    0.59
HZFS  Horizon Fin'l. Services of IA          10.50    10.50    0.43    3.87    3.97       0.60    5.42       1.02   36.63    0.56
HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    6.96       1.54    9.80        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ              17.04    17.04    0.52    2.73    2.24       0.88    4.68       0.08  171.10    0.52
ISBF  ISB Financial Corp. of LA              12.27    10.35    0.74    4.49    3.08       1.00    6.05        NA      NA     0.79
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.46   13.06    7.56       1.46   13.06       1.78   75.09    1.63
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.02       0.33    4.98        NA      NA     0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    1.05       0.51    3.88        NA      NA     0.71
INBI  Industrial Bancorp of OH               17.71    17.71    0.72    3.87    3.10       1.42    7.57       0.30  156.98    0.55
IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.59       1.18   17.52       0.64   73.79    0.78
IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.41    7.55       0.95   16.04       1.52   56.87    1.18
JSB   JSB Financial, Inc. of NY              22.17    22.17    1.77    8.09    6.19       1.68    7.68        NA      NA     0.62
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    5.42       1.34    8.46       0.78     NA      NA
JXSB  Jcksnville SB,MHC of IL (44.6)         10.30    10.30    0.29    2.50    1.99       0.67    5.84       0.39  125.08    0.63
JSBA  Jefferson Svgs Bancorp of MO            7.83     6.11    0.25    3.41    1.78       0.63    8.56       0.52  117.45    0.82
JOAC  Joachim Bancorp of MO                  28.99    28.99    0.51    1.71    1.68       0.78    2.64       0.68   30.45    0.31
KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    5.84       1.25    8.89       0.35   80.53    0.33
KSBK  KSB Bancorp of Kingfield ME(8)*         6.82     6.32    0.88   13.36   19.14       0.88   13.31        NA      NA     1.03
KFBI  Klamath First Bancorp of OR            20.44    20.44    0.89    3.75    3.02       1.32    5.56       0.08  213.23    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          9.08     9.08    0.50    5.26    4.42       0.42    4.42       1.34   68.99    1.07
LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    8.62       0.95    9.53       0.98   66.74    1.50
LARK  Landmark Bancshares of KS              14.63    14.63    0.84    5.42    4.84       1.05    6.72        NA      NA      NA
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.59    7.02       1.43   13.55       0.51  181.26    1.31
LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90   11.79       1.73   20.60       0.30  328.94    2.29
LFED  Leeds FSB, MHC of MD (36.2)            16.18    16.18    0.79    4.89    3.02       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         27.62    27.62    1.02    3.69    3.47       1.02    3.69       0.63   58.31    0.49
LIFB  Life Bancorp of Norfolk VA             10.79    10.45    0.71    6.30    3.69       0.87    7.74        NA      NA     1.48
LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.69       0.48    3.41        NA      NA     0.81
LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    5.29       1.52    7.31       0.61   44.88    0.38
LONF  London Financial Corp. of OH           19.86    19.86    0.74    3.55    3.45       1.09    5.19       0.79   62.54    0.64
LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.69       0.71    7.63       1.03   55.02    0.92
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.66       1.10   14.70       0.46  119.42    0.71
MBLF  MBLA Financial Corp. of MO             13.49    13.49    0.66    4.90    4.47       0.86    6.34       0.25  111.87    0.49
MFBC  MFB Corp. of Mishawaka IN              14.51    14.51    0.56    3.33    3.51       0.85    5.09        NA      NA     0.19
MLBC  ML Bancorp of Villanova PA              6.98     6.86    0.74   10.26    6.72       0.67    9.28       0.46  163.34    1.71
MBB   MSB Bancorp of Middletown NY*           6.90     2.97    0.33    4.82    4.04       0.36    5.17       0.70   36.62    0.60
MSBF  MSB Financial Corp. of MI              16.99    16.99    1.20    6.47   10.08       1.46    7.86       0.66   61.34    0.44
MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    5.40       1.53   15.70       2.92   26.42    1.11
MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    6.00       1.67    7.28       0.81  144.01    1.35
MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.25       0.84    3.14       0.75   12.24    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.79       0.73    4.66        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.44     8.33    0.58    6.97    4.27       0.84   10.17        NA      NA     0.46
MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    7.02       1.04   10.23       0.16  149.80    0.87
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    7.39       0.98   10.18       1.03   90.08    1.56
MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.45   12.69       1.92   19.45       1.13  152.02    2.58
MDBK  Medford Savings Bank of MA*             8.99     8.38    1.08   12.07    8.15       1.01   11.29       0.37  176.45    1.22
MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.91       1.05   13.56       0.37   83.87    0.58
MWBX  Metro West of MA*                       7.44     7.44    1.38   18.37    7.77       1.38   18.37       0.91  126.64    1.48
MCBS  Mid Continent Bancshares of KS          9.39     9.39    1.02    9.79    6.39       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.10     9.09    0.91    9.88    6.65       1.19   12.96        NA      NA      NA
MCBN  Mid-Coast Bancorp of ME                 8.61     8.61    0.43    4.88    4.20       0.67    7.57       0.40  124.47    0.60



                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBBI  Home Building Bancorp of IN                 NM   110.75   14.19  110.75   27.70         0.30    1.46     NM
HCFC  Home City Fin. Corp. of OH                29.41  101.56   20.93  101.56   19.48         0.32    2.13   62.75
HOMF  Home Fed Bancorp of Seymour IN            15.10  178.89   15.17  184.51   12.98         0.50    1.64   24.75
HWEN  Home Financial Bancorp of IN                NM   100.86   18.79  100.86   23.83         0.20    1.31   44.44
HPBC  Home Port Bancorp, Inc. of MA*            12.06  182.18   19.23  182.18   12.13         0.80    3.86   46.51
HMCI  Homecorp, Inc. of Rockford IL               NM   111.24    7.28  111.24   16.76         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA             25.16   97.72   10.26   97.72   17.97         0.32    1.70   42.67
HRZB  Horizon Financial Corp. of WA*            14.36  140.88   21.98  140.88   14.64         0.40    2.60   37.38
IBSF  IBS Financial Corp. of NJ                   NM   136.51   23.26  136.51   26.05         0.40    2.56     NM
ISBF  ISB Financial Corp. of LA                   NM   149.69   18.36  177.37   24.13         0.40    1.64   53.33
ITLA  Imperial Thrift & Loan of CA*             13.23  153.95   17.50  154.61   13.23         0.00    0.00    0.00
IFSB  Independence FSB of DC                      NM   107.32    7.00  122.40   21.77         0.22    1.53     NM
INCB  Indiana Comm. Bank, SB of IN                NM   124.29   15.39  124.29     NM          0.36    2.36     NM
INBI  Industrial Bancorp of OH                    NM   124.68   22.08  124.68   16.48         0.48    3.31     NM
IWBK  Interwest SB of Oak Harbor WA             21.77  256.27   17.37  262.04   16.04         0.60    1.51   32.97
IPSW  Ipswich SB of Ipswich MA*                 13.24  244.24   13.96  244.24   16.86         0.24    1.08   14.29
JSB   JSB Financial, Inc. of NY                 16.15  128.81   28.55  128.81   17.01         1.40    3.15   50.91
JXVL  Jacksonville Bancorp of TX                18.47  122.66   18.30  122.66   14.08         0.50    3.01   55.56
JXSB  Jcksnville SB,MHC of IL (44.6)              NM   125.34   12.90  125.34   21.58         0.40    2.41     NM
JSBA  Jefferson Svgs Bancorp of MO                NM   176.89   13.86  226.63   22.38         0.40    1.25   70.18
JOAC  Joachim Bancorp of MO                       NM   104.78   30.37  104.78     NM          0.50    3.51     NM
KSAV  KS Bancorp of Kenly NC                    17.13  114.06   15.43  114.13   13.21         0.60    3.24   55.56
KSBK  KSB Bancorp of Kingfield ME(8)*            5.23   65.62    4.48   70.89    5.24         0.08    0.56    2.91
KFBI  Klamath First Bancorp of OR                 NM   137.56   28.12  137.56   22.31         0.30    1.56   51.72
LSBI  LSB Fin. Corp. of Lafayette IN            22.61  117.66   10.68  117.66   26.90         0.34    1.60   36.17
LVSB  Lakeview SB of Paterson NJ                11.60  161.98   15.41  202.58   16.71         0.25    0.78    8.99
LARK  Landmark Bancshares of KS                 20.67  112.33   16.44  112.33   16.67         0.40    1.86   38.46
LARL  Laurel Capital Group of PA                14.25  147.28   15.35  147.28   11.13         0.52    2.43   34.67
LSBX  Lawrence Savings Bank of MA*               8.48  159.33   13.85  159.33    8.60         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.2)                 NM   158.11   25.58  158.11   23.19         0.76    3.64     NM
LXMO  Lexington B&L Fin. Corp. of MO            28.79  106.26   29.35  106.26   28.79         0.30    1.86   53.57
LIFB  Life Bancorp of Norfolk VA                27.08  168.61   18.19  174.03   22.03         0.48    1.85   50.00
LFBI  Little Falls Bancorp of NJ                  NM   117.99   15.66  127.76     NM          0.20    1.17   68.97
LOGN  Logansport Fin. Corp. of IN               18.92  110.50   21.22  110.50   14.58         0.40    2.86   54.05
LONF  London Financial Corp. of OH              28.94  106.84   21.22  106.84   19.78         0.24    1.54   44.44
LISB  Long Island Bancorp, Inc of NY            27.08  175.91   15.82  177.68   23.35         0.60    1.54   41.67
MAFB  MAF Bancorp of IL                         21.44  195.35   15.40  224.95   15.41         0.28    0.86   18.54
MBLF  MBLA Financial Corp. of MO                22.38  109.25   14.74  109.25   17.28         0.40    1.70   38.10
MFBC  MFB Corp. of Mishawaka IN                 28.47  101.94   14.79  101.94   18.64         0.32    1.56   44.44
MLBC  ML Bancorp of Villanova PA                14.89  148.03   10.33  150.67   16.46         0.40    1.98   29.41
MBB   MSB Bancorp of Middletown NY*             24.74  119.17    8.22  277.12   23.04         0.60    2.55   63.16
MSBF  MSB Financial Corp. of MI                  9.92   63.91   10.86   63.91    8.18         0.28    2.15   21.37
MGNL  Magna Bancorp of MS(8)                    18.52  248.51   25.41  255.36   16.78         0.60    2.40   44.44
MARN  Marion Capital Holdings of IN             16.67  104.07   23.46  104.07   13.94         0.88    3.83   63.77
MRKF  Market Fin. Corp. of OH                     NM    96.15   33.65   96.15     NM          0.28    1.96     NM
MFCX  Marshalltown Fin. Corp. of IA(8)            NM   117.71   18.53  117.71   25.77         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD               23.40  160.04   13.51  162.23   16.05         0.80    1.68   39.41
MASB  MassBank Corp. of Reading MA*             14.25  144.40   15.36  144.40   15.03         1.28    2.47   35.16
MFLR  Mayflower Co-Op. Bank of MA*              13.53  136.26   12.85  138.67   13.85         0.60    3.33   45.11
MECH  Mechanics SB of Hartford CT*               7.88  136.53   13.97  136.53    7.88         0.00    0.00    0.00
MDBK  Medford Savings Bank of MA*               12.27  141.53   12.73  151.89   13.13         0.72    2.40   29.39
MERI  Meritrust FSB of Thibodaux LA             20.35  167.22   13.72  167.22   13.06         0.70    1.73   35.18
MWBX  Metro West of MA*                         12.87  221.52   16.48  221.52   12.87         0.12    1.79   23.08
MCBS  Mid Continent Bancshares of KS            15.64  149.31   14.02  149.31   13.80         0.40    1.37   21.39
MIFC  Mid Iowa Financial Corp. of IA            15.03  143.37   13.05  143.58   11.45         0.08    0.83   12.50
MCBN  Mid-Coast Bancorp of ME                   23.81  113.79    9.80  113.79   15.34         0.52    2.08   49.52

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.46    6.80    5.26       0.77   11.24       0.82   61.28    0.84
MWFD  Midwest Fed. Fin. Corp of WI            8.61     8.28    1.39   16.14    7.91       1.09   12.66       0.14  543.01    1.01
MFFC  Milton Fed. Fin. Corp. of OH           13.14    13.14    0.49    3.07    2.86       0.68    4.25       0.32   86.42    0.46
MIVI  Miss. View Hold. Co. of MN             18.26    18.26    0.68    3.67    3.84       1.01    5.44       0.25  488.70    1.93
MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    3.04       1.64    3.81        NA      NA     0.62
MBBC  Monterey Bay Bancorp of CA             10.74     9.85    0.28    2.17    1.91       0.51    3.99       0.36   94.16    0.61
MONT  Montgomery Financial Corp ofIN         17.91    17.91    0.42    2.32    2.19       0.67    3.74        NA      NA     0.20
MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.67       0.04    0.75       0.11  272.91    0.67
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.70       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.93    19.93    0.49    2.30    2.47       0.74    3.47       0.06  127.27    0.13
NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    5.39       0.79    7.78       1.11  152.08    3.18
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    7.70       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.13    14.13    0.49    3.27    2.61       0.68    4.57        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    6.18       1.90    7.41       0.12  823.53    1.20
NBN   Northeast Bancorp of ME*                6.95     6.01    0.67    9.71    8.88       0.59    8.52       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.16    15.16    1.04    5.98    5.53       1.23    7.07        NA      NA     0.71
NWEQ  Northwest Equity Corp. of WI           11.42    11.42    0.77    6.16    5.57       0.97    7.83        NA      NA     0.59
NWSB  Northwest SB, MHC of PA (29.9)          9.71     9.13    0.69    6.88    3.22       1.00    9.95       0.72   90.87    0.88
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.51    6.99       1.11   14.32       2.09   56.84    1.70
NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    6.38       1.04    9.58       1.29  151.12    2.83
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.31    5.46    3.63       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.04    11.04    0.61    5.15    4.41       0.86    7.34       0.33   68.18    0.31
OCFC  Ocean Fin. Corp. of NJ                 17.82    17.82   -0.04   -0.29   -0.17       0.95    6.33       0.64   69.12    0.88
OCN   Ocwen Financial Corp. of FL             8.50     8.50    2.70   32.38    5.89       1.96   23.50       4.10   19.90    1.19
OFCP  Ottawa Financial Corp. of MI            8.73     7.00    0.48    5.25    3.20       0.78    8.45       0.32  112.76    0.42
PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    1.07       0.46    4.09       1.76   59.73    1.46
PSFI  PS Financial of Chicago IL             43.22    43.22    1.92    4.46    4.55       1.98    4.59       0.43   57.23    0.52
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.54    7.90       1.35   19.98       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.09     7.09    1.04   13.26    7.34       0.97   12.43       1.29   79.26    1.67
PALM  Palfed, Inc. of Aiken SC                8.24     8.24    0.10    1.29    0.84       0.61    7.54       2.12   51.22    1.32
PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    5.66       1.24    8.78       2.77   26.10    1.29
PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.73       1.21    5.81       0.21  134.41    0.73
PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.73    9.76    6.14       1.08   14.42       0.27  537.53    1.97
PBIX  Patriot Bank Corp. of PA                8.09     8.09    0.47    4.26    2.97       0.65    5.81       0.13  242.39    0.65
PEEK  Peekskill Fin. Corp. of NY             25.58    25.58    1.07    3.73    3.94       1.37    4.79       1.22   27.97    1.35
PFSB  PennFed Fin. Services of NJ             7.53     6.21    0.57    7.10    4.53       0.85   10.57        NA      NA     0.28
PWBC  PennFirst Bancorp of PA                 7.07     6.45    0.43    5.88    4.22       0.64    8.87       0.58   86.14    1.57
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    2.97       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    6.93       0.47    8.57       0.82   91.19    1.57
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    5.50       1.47    9.59       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (37.4)*         8.41     8.40    1.10   13.64    4.71       0.88   10.87       0.90  121.39    1.60
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.86    3.21    2.99       0.86    3.21       0.01     NA     0.41
PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    6.07       1.29   15.88       0.91  126.66    1.66
PHSB  Peoples Home SB of PA                  17.31    17.31    0.39    2.23    2.29       0.81    4.67        NA      NA     1.40
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.39       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.23     9.15    0.32    3.27    2.53       0.60    6.18       1.11   45.38    1.00
PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.24       0.29    3.36       0.40  185.58    0.95
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    2.55       1.06    9.13        NA      NA     1.01
PCBC  Perry Co. Fin. Corp. of MO             18.32    18.32    0.78    4.11    3.76       1.03    5.45       0.05   64.10    0.20
PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    4.03       0.79    6.00       1.60   32.18    0.76
PFSL  Pocahnts Fed, MHC of AR (46.4)          6.36     6.36    0.60    9.75    6.25       0.84   13.54       0.15  308.72    1.12
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.93    25.93    2.29    9.13    5.97       2.02    8.07       0.50   53.09    0.76
PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.81       0.85    9.54       0.50  350.66    2.78
PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    3.00       0.54    6.49       4.28   25.28    1.45
PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.94       0.65    5.01       0.30   85.33    0.38
PETE  Primary Bank of NH(8)*                  6.62     6.61    0.84   13.15    6.59       0.83   12.99       0.80   77.36    1.08



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MWBI  Midwest Bancshares, Inc. of IA             19.02  126.31    8.76  126.31   11.51         0.60    1.71   32.61
MWFD  Midwest Fed. Fin. Corp of WI               12.65  204.03   17.58  212.40   16.11         0.34    1.56   19.77
MFFC  Milton Fed. Fin. Corp. of OH                 NM   119.79   15.74  119.79   25.22         0.60    4.41     NM
MIVI  Miss. View Hold. Co. of MN                 26.07   97.23   17.75   97.23   17.58         0.16    1.06   27.59
MBSP  Mitchell Bancorp of NC*                      NM   108.84   47.20  108.84   27.92         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                   NM   116.24   12.48  126.76   28.51         0.12    0.74   38.71
MONT  Montgomery Financial Corp ofIN               NM   105.79   18.95  105.79   28.26         0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI                NM   112.33    6.82  112.33     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                   NM   142.20   10.63  167.80   25.09         0.50    3.07     NM
NSLB  NS&L Bancorp of Neosho MO                    NM   101.65   20.26  101.65   26.81         0.50    3.01     NM
NMSB  Newmil Bancorp. of CT*                     18.56  152.60   14.98  152.60   19.42         0.24    1.90   35.29
NASB  North American SB of MO                    12.99  205.34   16.37  212.22   13.37         0.80    1.60   20.78
NBSI  North Bancshares of Chicago IL               NM   131.27   18.55  131.27   27.47         0.48    2.16     NM
FFFD  North Central Bancshares of IA             16.18  111.41   25.25  111.41   13.98         0.25    1.52   24.51
NBN   Northeast Bancorp of ME*                   11.26  109.34    7.60  126.50   12.83         0.32    2.17   24.43
NEIB  Northeast Indiana Bncrp of IN              18.09  114.32   17.34  114.32   15.32         0.32    1.88   34.04
NWEQ  Northwest Equity Corp. of WI               17.94  117.85   13.45  117.85   14.12         0.52    3.41   61.18
NWSB  Northwest SB, MHC of PA (29.9)               NM   209.28   20.33  222.69   21.44         0.32    1.84   57.14
NSSY  Norwalk Savings Society of CT*             14.31  167.33   13.48  173.53   12.50         0.40    1.16   16.53
NSSB  Norwich Financial Corp. of CT*             15.67  151.36   16.90  167.67   16.48         0.56    2.52   39.44
NTMG  Nutmeg FS&LA of CT                         27.56  146.26    8.32  146.26   24.43         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH                 22.69  116.67   12.88  116.67   15.91         0.88    3.59     NM
OCFC  Ocean Fin. Corp. of NJ                       NM   126.37   22.52  126.37   26.54         0.80    2.32     NM
OCN   Ocwen Financial Corp. of FL                16.99     NM    44.51     NM    23.40         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI                 NM   167.34   14.61  208.63   19.41         0.40    1.56   48.78
PFFB  PFF Bancorp of Pomona CA                     NM   134.80   13.91  136.21     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                 21.97   97.45   42.11   97.45   21.32         0.32    2.21   48.48
PVFC  PVF Capital Corp. of OH                    12.66  181.06   12.72  181.06    9.85         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*               13.62  168.94   11.97  168.94   14.54         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                     NM   149.47   12.32  149.47   20.39         0.12    0.77     NM
PBCI  Pamrapo Bancorp, Inc. of NJ                17.67  123.35   15.71  124.32   12.81         1.00    4.88     NM
PFED  Park Bancorp of Chicago IL                 26.81  102.15   23.01  102.15   19.33         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA              16.28  151.02   11.45  152.17   11.02         0.52    1.86   30.23
PBIX  Patriot Bank Corp. of PA                     NM   155.42   12.57  155.42   24.65         0.35    2.00   67.31
PEEK  Peekskill Fin. Corp. of NY                 25.40  109.36   27.98  109.36   19.75         0.36    2.25   57.14
PFSB  PennFed Fin. Services of NJ                22.08  152.48   11.48  184.93   14.83         0.28    0.94   20.74
PWBC  PennFirst Bancorp of PA                    23.72  141.00    9.97  154.58   15.74         0.33    2.02   47.83
PWBK  Pennwood SB of PA*                           NM   101.31   19.73  101.31   21.23         0.32    2.06   69.57
PBKB  People's SB of Brockton MA*                14.44  195.68   10.97  204.27   24.28         0.44    2.63   37.93
PFDC  Peoples Bancorp of Auburn IN               18.17  131.31   19.97  131.31   13.87         0.60    2.38   43.17
PBCT  Peoples Bank, MHC of CT (37.4)*            21.24  271.90   22.88  272.42   26.65         0.68    2.41   51.13
PFFC  Peoples Fin. Corp. of OH                     NM   107.35   28.88  107.35     NM          0.50    2.88     NM
PHBK  Peoples Heritage Fin Grp of ME*            16.47  246.48   19.03  292.48   16.26         0.76    1.96   32.20
PHSB  Peoples Home SB of PA                        NM    97.49   16.87   97.49   20.90         0.00    0.00    0.00
PSFC  Peoples Sidney Fin. Corp of OH             29.46  117.10   27.24  117.10   22.60         0.20    1.21   35.71
PERM  Permanent Bancorp of IN                      NM   132.55   12.23  133.67   20.87         0.40    1.58   62.50
PMFI  Perpetual Midwest Fin. of IA                 NM   111.78    9.54  111.78     NM          0.30    1.49     NM
PERT  Perpetual of SC, MHC (46.8)                  NM   199.34   26.49  199.34   27.84         1.40    3.57     NM
PCBC  Perry Co. Fin. Corp. of MO                 26.62  113.45   20.78  113.45   20.10         0.40    1.95   51.95
PHFC  Pittsburgh Home Fin. of PA                 24.81  120.48   13.15  121.76   19.45         0.24    1.40   34.78
PFSL  Pocahnts Fed, MHC of AR (46.4)             16.01  150.75    9.59  150.75   11.53         0.90    4.04   64.75
POBS  Portsmouth Bank Shrs Inc of NH(8)*         16.75  151.45   39.28  151.45   18.96         0.60    3.48   58.25
PTRS  Potters Financial Corp of OH               20.79  109.79    9.69  109.79   11.71         0.36    1.49   31.03
PKPS  Poughkeepsie Fin. Corp. of NY                NM   136.75   11.45  136.75   21.62         0.10    1.25   41.67
PRBC  Prestige Bancorp of PA                       NM    96.91   10.79   96.91   19.28         0.12    0.75   25.53
PETE  Primary Bank of NH(8)*                     15.18  184.65   12.23  185.05   15.36         0.00    0.00    0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFNC  Progress Financial Corp. of PA          5.27     4.65    0.54   10.19    4.08       0.65   12.26       1.46   51.92    1.08
PSBK  Progressive Bank, Inc. of NY*           8.55     7.64    0.99   12.02    7.57       0.98   11.81       0.85  131.46    1.65
PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    2.05       0.28    1.95        NA      NA     1.31
PULB  Pulaski SB, MHC of MO (29.0)           13.00    13.00    0.93    7.16    3.85       0.87    6.70       0.49   52.28    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90   -0.16   -1.37   -1.01       0.55    4.61       0.65     NA      NA
PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    5.85       1.08   13.86       0.69   65.20    1.93
QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    5.62       1.24    6.25        NA      NA      NA
QCBC  Quaker City Bancorp of CA               8.91     8.90    0.32    3.45    2.50       0.58    6.28       1.31     NA      NA
QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    4.22       1.63   10.95       0.68   95.23    0.74
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.96   12.26    5.66       0.96   12.17       0.76   83.90    1.18
RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    6.08       1.02   13.33       0.29  297.45    1.29
REDF  RedFed Bancorp of Redlands CA           8.18     8.17    0.12    1.71    0.93       0.47    6.50       3.26   34.86    1.33
RELY  Reliance Bancorp, Inc. of NY            8.04     5.63    0.56    6.63    4.03       0.85   10.11        NA      NA     0.57
RELI  Reliance Bancshares Inc of WI(8)*      61.06    61.06    1.32    2.16    2.96       1.32    2.16        NA      NA     0.52
RIVR  River Valley Bancorp of IN             12.36    12.17    0.99    8.00    7.42       0.60    4.87       0.12  700.00    1.06
RSLN  Roslyn Bancorp, Inc. of NY*            21.57    21.46    0.35    1.63    0.97       1.42    6.61       0.27  278.21    3.46
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.16    10.11    0.92    8.38    3.25       1.17   10.71       0.10  372.65    0.54
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.31       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.58     9.58    0.13    1.32    0.82       0.44    4.49       0.69   76.89    1.16
SFED  SFS Bancorp of Schenectady NY          12.99    12.99    0.46    3.46    3.15       0.83    6.22       0.69   58.23    0.57
SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    2.02       0.47    5.74        NA      NA     0.44
SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82   10.90       1.37   18.70       0.47  244.29    2.48
SWCB  Sandwich Co-Op. Bank of MA*             8.24     7.86    0.94   11.30    6.64       0.95   11.45       1.28   62.63    1.13
SECP  Security Capital Corp. of WI(8)        15.85    15.85    1.15    7.17    4.44       1.38    8.57       0.12  918.65    1.44
SFSL  Security First Corp. of OH              9.36     9.20    1.10   11.88    8.00       1.39   15.04       0.26  301.46    0.87
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    5.47       1.17   11.79       0.14  425.11    0.66
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    1.83       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    6.30       0.78   13.26       6.28   22.01    1.81
SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.40       1.17    5.71       0.27   65.44    0.39
SCBS  Southern Commun. Bncshrs of AL         20.77    20.77    0.62    3.01    2.58       1.11    5.34       2.28   50.34    2.02
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    1.03    6.46    5.91       1.01    6.33       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             11.00    11.00    0.75    6.94    5.06       1.02    9.52       0.30   67.34    0.28
SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    3.98       0.68   17.14       0.57   78.85    0.72
STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    5.06       0.70    8.09       0.19  181.58    0.80
SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.72    8.22    4.16       1.03   11.84       0.32  232.75    1.09
STND  Standard Fin. of Chicago IL(8)         10.90    10.88    0.47    4.12    2.69       0.71    6.18        NA      NA     0.49
SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    5.38       1.35    7.47        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.30     9.28    0.51    5.01    3.66       0.89    8.74       0.49   80.61    0.81
STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.53       0.32    7.91       0.61   79.43    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    4.47       0.56    8.55       0.48   41.27    0.31
ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.72    6.78       0.88   14.18       0.46   90.99    0.80
THRD  TF Financial Corp. of PA               11.11     9.75    0.55    4.76    4.39       0.74    6.40       0.33   92.84    0.62
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    3.01       0.65    3.90        NA      NA     1.18
ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.03    0.28    4.48    3.85       0.27    4.28       0.83   76.33    0.80
GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.74   12.34    6.24       0.40    6.62        NA      NA     1.71
TSBS  Trenton SB, FSB MHC of NJ(35.0         16.89    15.48    1.34    7.53    3.51       1.14    6.39       0.73   55.92    0.67
TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    4.84       1.02    6.55        NA      NA     1.11
TWIN  Twin City Bancorp of TN                12.86    12.86    0.53    4.13    3.38       0.75    5.82       0.16  130.95    0.29
UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.55       0.38    4.98       0.58  135.44    0.98
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    3.94       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.86       0.47    7.02       1.26   56.59    0.93
VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.62       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   20.65    20.65    0.79    3.74    3.57       0.79    3.74       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71   10.32       1.32   23.87       1.70   96.79    2.65
WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    6.29       1.34   10.72       0.30  230.13    1.25
WRNB  Warren Bancorp of Peabody MA*          10.37    10.37    2.13   22.09   11.32       1.81   18.79       1.15   98.45    1.79



                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFNC  Progress Financial Corp. of PA             24.54  229.24   12.07  259.80   20.38         0.12    0.91   22.22
PSBK  Progressive Bank, Inc. of NY*              13.20  154.40   13.20  172.85   13.44         0.68    2.24   29.57
PROV  Provident Fin. Holdings of CA                NM   109.38   15.19  109.38     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)               25.95  185.69   24.14  185.69   27.70         1.00    4.88     NM
PLSK  Pulaski SB, MHC of NJ (46.0)                 NM   135.98   16.19  135.98   29.51         0.30    2.16     NM
PULS  Pulse Bancorp of S. River NJ               17.08  150.40   12.10  150.40   11.39         0.70    3.41   58.33
QCFB  QCF Bancorp of Virginia MN                 17.80  128.07   22.59  128.07   17.80         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                    NM   135.23   12.05  135.41   21.98         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*               23.72  298.59   35.40  298.59   23.39         1.00    1.96   46.51
RCSB  RCSB Financial, Inc. of NY(8)*             17.66  216.60   17.00  222.23   17.80         0.60    1.28   22.56
RARB  Raritan Bancorp. of Raritan NJ*            16.44  192.31   15.26  195.60   15.48         0.48    2.00   32.88
REDF  RedFed Bancorp of Redlands CA                NM   155.45   12.71  155.60   28.28         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY               24.78  162.89   13.09  232.42   16.24         0.64    2.23   55.17
RELI  Reliance Bancshares Inc of WI(8)*            NM    72.82   44.47   72.82     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                 13.48  107.86   13.33  109.54   22.14         0.00    0.00    0.00
RSLN  Roslyn Bancorp, Inc. of NY*                  NM   169.11   36.47  169.95   25.60         0.20    0.84     NM
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)            NM   246.14   27.46  271.57   24.06         0.24    0.94   28.92
SCCB  S. Carolina Comm. Bnshrs of SC               NM   131.50   34.13  131.50     NM          0.60    2.67     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)               NM   156.92   15.03  156.92     NM          0.40    2.19     NM
SFED  SFS Bancorp of Schenectady NY                NM   110.25   14.33  110.25   17.62         0.28    1.47   46.67
SGVB  SGV Bancorp of W. Covina CA                  NM   120.36    8.79  122.37   20.49         0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                      9.18  163.98   11.81  163.98    9.23         0.56    1.84   16.92
SWCB  Sandwich Co-Op. Bank of MA*                15.07  164.23   13.54  172.28   14.87         1.20    3.56   53.57
SECP  Security Capital Corp. of WI(8)            22.50  157.67   25.00  157.67   18.82         1.20    1.21   27.27
SFSL  Security First Corp. of OH                 12.50  134.68   12.61  137.10    9.88         0.32    2.00   25.00
SMFC  Sho-Me Fin. Corp. of MO(8)                 18.27  191.82   17.32  191.82   16.17         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN               NM   102.12   15.73  102.12   27.28         0.28    1.71     NM
SOSA  Somerset Savings Bank of MA(8)*            15.88  202.55   12.85  202.55   16.54         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*               NM   138.07   34.87  138.07     NM          0.40    2.13     NM
SCBS  Southern Commun. Bncshrs of AL               NM   116.54   24.20  116.54   21.83         0.30    1.94   75.00
SMBC  Southern Missouri Bncrp of MO              16.91  108.83   17.05  108.83   17.25         0.50    2.90   49.02
SWBI  Southwest Bancshares of IL                 19.76  132.25   14.55  132.25   14.41         0.76    3.66   72.38
SVRN  Sovereign Bancorp of PA                    25.10  248.96   10.00     NM    16.21         0.08    0.51   12.90
STFR  St. Francis Cap. Corp. of WI               19.77  143.27   11.29  162.11   17.95         0.48    1.37   27.12
SPBC  St. Paul Bancorp, Inc. of IL               24.05  191.69   16.49  192.18   16.69         0.40    1.79   43.01
STND  Standard Fin. of Chicago IL(8)               NM   150.93   16.45  151.11   24.75         0.40    1.58   58.82
SFFC  StateFed Financial Corp. of IA             18.59  111.94   19.90  111.94   15.32         0.40    1.84   34.19
SFIN  Statewide Fin. Corp. of NJ                 27.31  144.74   13.47  145.07   15.67         0.40    2.09   57.14
STSA  Sterling Financial Corp. of WA               NM   147.06    6.02  168.67   20.28         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL                 22.36  125.46    8.13  125.92   15.36         0.32    1.16   26.02
ROSE  T R Financial Corp. of NY*                 14.75  215.83   13.39  215.83   16.36         0.60    2.22   32.79
THRD  TF Financial Corp. of PA                   22.76  109.63   12.18  124.97   16.92         0.40    2.09   47.62
TPNZ  Tappan Zee Fin., Inc. of NY                  NM   122.79   22.01  122.79     NM          0.28    1.59   52.83
ESBK  The Elmira SB FSB of Elmira NY*            25.98  116.36    7.33  121.56   27.20         0.64    2.77   71.91
GRTR  The Greater New York SB of NY(8)*          16.03  188.26   11.80  188.26   29.89         0.20    0.90   14.49
TSBS  Trenton SB, FSB MHC of NJ(35.0             28.49  207.80   35.09  226.64     NM          0.35    1.43   40.70
TRIC  Tri-County Bancorp of WY                   20.68  101.11   15.49  101.11   16.25         0.60    2.64   54.55
TWIN  Twin City Bancorp of TN                    29.55  120.52   15.50  120.52   20.97         0.64    3.28     NM
UFRM  United FS&LA of Rocky Mount NC               NM   182.84   13.67  182.84     NM          0.24    1.96     NM
UBMT  United Fin. Corp. of MT                    25.39  119.65   27.10  119.65   20.58         0.98    4.11     NM
VABF  Va. Beach Fed. Fin. Corp of VA               NM   164.71   11.28  164.71   24.14         0.20    1.43     NM
VFFC  Virginia First Savings of VA(8)            13.12  209.25   16.87  216.70   14.31         0.10    0.42    5.52
WHGB  WHG Bancshares of MD                       28.00  106.78   22.05  106.78   28.00         0.20    1.32   37.04
WSFS  WSFS Financial Corp. of DE*                 9.69  225.47   11.73  227.27    9.63         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                 15.90  142.70   15.93  142.70   12.73         0.80    2.98   47.34
WRNB  Warren Bancorp of Peabody MA*               8.83  180.75   18.75  180.75   10.38         0.52    2.93   25.87

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 8, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    6.84       1.84   15.85       0.73   59.65    0.60
WAMU  Washington Mutual Inc. of WA*           5.00     4.75    0.35    6.81    1.78       0.74   14.45       0.81   93.26    1.12
WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.31       0.44    2.94       0.91   83.50    1.15
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.16     9.16    0.29    3.14    1.75       0.66    7.16       0.70   51.61    0.43
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.74       1.42    6.15       0.26  152.85    0.69
WBST  Webster Financial Corp. of CT           5.08     4.27    0.36    7.02    2.43       0.69   13.47       0.85  103.47    1.45
WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.56       1.06    7.49        NA      NA      NA
WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.29    5.42       1.42    9.20       0.60   47.07    0.38
WSTR  WesterFed Fin. Corp. of MT             10.98     8.67    0.56    4.34    2.84       0.78    6.01       0.25     NA      NA
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.02    2.06       0.44    2.90       0.96   45.88    0.59
WWFC  Westwood Fin. Corp. of NJ               9.22     8.17    0.43    5.55    3.35       0.80   10.27       0.14  146.31    0.54
WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.95       1.04    3.62       0.06  255.81    0.21
WFCO  Winton Financial Corp. of OH            7.13     6.95    0.66    8.78    5.42       0.84   11.18        NA      NA     0.33
FFWD  Wood Bancorp of OH                     12.70    12.70    1.00    7.48    6.18       1.24    9.24       0.10  346.50    0.41
YFCB  Yonkers Fin. Corp. of NY               14.89    14.89    0.86    5.03    4.36       1.16    6.82       0.57   65.11    1.02
YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    3.96       0.79    9.46       2.39   23.05    0.64



                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WFSL  Washington FS&LA of Seattle WA            14.62  193.52   23.37  211.87   13.26         0.92    3.24   47.42
WAMU  Washington Mutual Inc. of WA*               NM      NM    16.63     NM    26.52         1.08    1.68     NM
WYNE  Wayne Bancorp of NJ                         NM   131.51   17.56  131.51     NM          0.20    0.93   40.00
WAYN  Wayne S&L Co. MHC of OH (47.8)              NM   177.53   16.27  177.53   25.00         0.62    3.40     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)              NM   166.19   38.81  166.19   27.34         0.80    4.57     NM
WBST  Webster Financial Corp. of CT               NM   218.72   11.11  259.92   21.38         0.80    1.55   63.49
WEFC  Wells Fin. Corp. of Wells MN              21.92  109.29   15.51  109.29   14.81         0.48    3.00   65.75
WCBI  WestCo Bancorp of IL                      18.44  135.56   20.66  135.56   14.61         0.60    2.31   42.55
WSTR  WesterFed Fin. Corp. of MT                  NM   124.36   13.65  157.40   25.41         0.44    1.92   67.69
WOFC  Western Ohio Fin. Corp. of OH               NM   100.17   13.44  106.31     NM          1.00    4.30     NM
WWFC  Westwood Fin. Corp. of NJ                 29.85  129.62   11.95  146.31   16.13         0.20    1.00   29.85
WEHO  Westwood Hmstd Fin Corp of OH               NM   108.47   31.90  108.47     NM          0.28    1.82     NM
WFCO  Winton Financial Corp. of OH              18.45  147.76   10.53  151.52   14.49         0.46    2.97   54.76
FFWD  Wood Bancorp of OH                        16.18  118.62   15.07  118.62   13.10         0.40    2.42   39.22
YFCB  Yonkers Fin. Corp. of NY                  22.95  122.62   18.26  122.62   16.92         0.24    1.43   32.88
YFED  York Financial Corp. of PA                25.25  178.57   15.37  178.57   19.77         0.60    2.35   59.41

                                  EXHIBIT 2

                           Core Earnings Analysis

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997


                                                                                              Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items    to Common     Shares       Core EPS
                                           ----------  -----------   ----------   ----------   ----------   ----------   -------
                                              ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)
Comparable Group
----------------

ALBK  ALBANK Fin. Corp. of Albany NY            29,419       10,167       -3,457            0        36,129        12,825      2.82
DIME  Dime Community Bancorp of NY              12,316        1,404         -477            0        13,243        13,093      1.01
FFIC  Flushing Fin. Corp. of NY(1)               6,942          355         -121            0         7,176         7,979      0.90
HAVN  Haven Bancorp of Woodhaven NY              9,146        6,775       -2,304            0        13,618         4,377      3.11
JSB   JSB Financial, Inc. of NY(1)              27,095       -2,069          703            0        25,729         9,845      2.61
PKPS  Poughkeepsie Fin. Corp. of NY              2,962        2,630         -894            0         4,698        12,595      0.37
PSBK  Progressive Bank, Inc. of NY               8,780         -207           70            0         8,643         3,821      2.26
QCSB  Queens County Bancorp of NY               21,888          420         -143            0        22,165        10,181      2.18
RELY  Reliance Bancorp, Inc. of NY(1)           10,197        8,078       -2,747            0        15,528         8,776      1.77
ROSE  T R Financial Corp. of NY                 32,295       -4,889        1,662            0        29,068        17,609      1.65


(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT 3

                          Pro Forma Analysis Sheet

                                   EXHIBIT 3
                            PRO FORMA ANALYSIS SHEET
                           Independence Savings Bank
                          Prices as of August 8, 1997


                                                                                                                     All Savings
                                                                   Peer Group           New York Companies          Institutions
                                                             ---------------------    ---------------------------  ----------------
Price Multiple                       Symbol     Subject (1)       Mean     Median          Mean           Median              Mean
--------------                       ------     -----------       ----     ------          ----           ------              ----

Price-earnings ratio                  P/E          21.x8       18.86x     17.34x           21.40x           23.11x         19.94x

Price-book ratio        =             P/B          71.30%     164.58%    146.95%          143.50%          129.90%        142.56%

Price-assets ratio      =             P/A          12.86%      17.61%     13.32%           17.48%           14.70%         17.09%

Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)           $15,638,000             ESOP Stock Purchases (E)            8.00 (5)
Pre-Conversion Book Value (B)        $316,669,000             Cost of ESOP Borrowings (S)         0.00 (4)
Pre-Conv. Tang. Book Value (B)       $253,256,000             ESOP Amortization (T)              20.00 years
Pre-Conversion Assets (A)          $3,820,703,000             RRP Amount (M)                      4.00%
Reinvestment Rate (2)(R)                    3.06%             RRP Vesting (N)                     5.00 years (5)
Est. Conversion Expenses (3)(X)             2.46%             Foundation (F)                      8.00%
Tax rate (TAX)                             47.00%             Tax Benefit (Z)                19,148,148
                                                              Percentage Sold (PCT)             100.00%



Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V=             P/E * (Y)                                                V=      $550,000,000
         -------------------------------------------------------------
           1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.    V=             P/B  *  (B+Z)                                            V=      $550,000,000
         --------------------------
           1 - P/B * PCT * (1-X-E-M-F)

3.    V=              P/A * (A+Z)                                             V=      $550,000,000
         --------------------------
           1 - P/A * PCT * (1-X-E-M-F)


                                                                   Shares                          Aggregate
                  Shares Sold to   Price Per     Gross Offering   Issued To     Total Shares      Market Value
Conclusion            Public         Share        Proceeds        Foundation       Issued        of Stock Issued
----------            ------         -----        --------        ----------       ------        ---------------

Minimum                43,287,037     10.00        $432,870,370     3,462,963       46,750,000       467,500,000
Midpoint               50,925,926     10.00         509,259,260     4,074,074       55,000,000       550,000,000
Maximum                58,564,815     10.00         585,648,150     4,685,185       63,250,000       632,500,000
Supermaximum           67,349,537     10.00         673,495,370     5,387,963       72,737,500       727,375,000

---------------------------------------------------------------------
(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment rate of 5.77 percent, and a tax rate of
    47.00 percent.
(3) Offering expenses shown at estimated midpoint value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 47.00 percent.

                                  EXHIBIT 4

                   Pro Forma Effect of Conversion Proceeds

                                   Exhibit 4
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Independence Savings Bank
                                 At the Minimum






1.       Offering Proceeds                                                                                              $432,870,370
         Less: Estimated Offering Expenses                                                                                11,390,162
                                                                                                                          ----------
         Net Conversion Proceeds                                                                                        $421,480,208


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                          $421,480,208
       Less: Proceeds Invested in Non-Earning Fixed Assets                                                                         0
       Less: Non-Cash Stock Purchases (1)                                                                                 51,944,444
                                                                                                                          ----------
       Net Proceeds Reinvested                                                                                          $369,535,764
       Estimated net incremental rate of return                                                                                3.06%
                                                                                                                               -----
       Earnings Increase                                                                                                 $11,300,773
           Less: Estimated cost of ESOP borrowings (2)                                                                             0
           Less: Amortization of ESOP borrowings (3)                                                                         917,685
           Less: Recognition Plan Vesting (4)                                                                              1,835,370
                                                                                                                           ---------
       Net Earnings Increase                                                                                              $8,547,718


                                                                                                         Net
                                                                               Before                  Earnings           After
3.     Pro Forma Earnings                                                    Conversion                Increase        Conversion
                                                                             ----------                --------        ----------

       12 Months ended May 31, 1997 (reported)                                  $15,638,000              $8,547,718      $24,185,718
       12 Months ended May 31, 1997 (core)                                      $24,115,000              $8,547,718      $32,662,718

                                                           Before             Net Cash             Tax Benefit (5)        After
4.     Pro Forma Net Worth                               Conversion           Proceeds            Of Contribution      Conversion
                                                         ----------           --------            ---------------      ----------

       May 31, 1997                                        $316,669,000         $369,535,764             $16,275,926    $702,480,690
       May 31, 1997 (Tangible)                             $253,256,000         $369,535,764             $16,275,926    $639,067,690

                                                           Before             Net Cash             Tax Benefit (5)        After
5.     Pro Forma Assets                                  Conversion           Proceeds            Of Contribution      Conversion
                                                         ----------           --------            ---------------      ----------

       May 31, 1997                                      $3,820,703,000         $369,535,764             $16,275,926  $4,206,514,690



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                   Exhibit 4
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Independence Savings Bank
                                At the Midpoint



1.       Offering Proceeds                                                                                              $509,259,260
         Less: Estimated Offering Expenses                                                                                12,532,176
                                                                                                                          ----------
         Net Conversion Proceeds                                                                                        $496,727,084


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                          $496,727,084
       Less: Proceeds Invested in Non-Earning Fixed Assets                                                                         0
       Less: Non-Cash Stock Purchases (1)                                                                                 61,111,111
                                                                                                                          ----------
       Net Proceeds Reinvested                                                                                          $435,615,973
       Estimated net incremental rate of return                                                                                3.06%
                                                                                                                               -----
       Earnings Increase                                                                                                 $13,321,572
           Less: Estimated cost of ESOP borrowings (2)                                                                             0
           Less: Amortization of ESOP borrowings (3)                                                                       1,079,630
           Less: Recognition Plan Vesting (4)                                                                              2,159,259
                                                                                                                           ---------
       Net Earnings Increase                                                                                             $10,082,683


                                                                                                      Net
                                                                                Before              Earnings              After
3.     Pro Forma Earnings                                                     Conversion            Increase            Conversion
                                                                             -----------            --------            ----------

       12 Months ended May 31, 1997 (reported)                                  $15,638,000           $10,082,683        $25,720,683
       12 Months ended May 31, 1997 (core)                                      $24,115,000           $10,082,683        $34,197,683

                                                           Before             Net Cash             Tax Benefit (5)         After
4.     Pro Forma Net Worth                               Conversion           Proceeds            Of Contribution       Conversion
                                                         ----------           --------            ---------------       ----------

       May 31, 1997                                        $316,669,000        $435,615,973           $19,148,148       $771,433,121
       May 31, 1997 (Tangible)                             $253,256,000        $435,615,973           $19,148,148       $708,020,121

                                                          Before              Net Cash             Tax Benefit (5)         After
5.     Pro Forma Assets                                  Conversion           Proceeds            Of Contribution       Conversion
                                                         ----------           --------            ---------------       ----------

       May 31, 1997                                      $3,820,703,000       $435,615,973            $19,148,148     $4,275,467,121



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at 47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                   Exhibit 4
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Independence Savings Bank
                                 At the Maximum



1.       Offering Proceeds                                                                                             $585,648,150
         Less: Estimated Offering Expenses                                                                               13,674,190
                                                                                                                         ----------
         Net Conversion Proceeds                                                                                       $571,973,960


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                         $571,973,960
       Less: Proceeds Invested in Non-Earning Fixed Assets                                                                        0
       Less: Non-Cash Stock Purchases (1)                                                                                70,277,778
                                                                                                                         ----------
       Net Proceeds Reinvested                                                                                         $501,696,182
       Estimated net incremental rate of return                                                                               3.06%
                                                                                                                              -----
       Earnings Increase                                                                                                $15,342,371
           Less: Estimated cost of ESOP borrowings (2)                                                                            0
           Less: Amortization of ESOP borrowings (3)                                                                      1,241,574
           Less: Recognition Plan Vesting (4)                                                                             2,483,148
                                                                                                                          ---------
       Net Earnings Increase                                                                                            $11,617,649

                                                                                                         Net
                                                                               Before                  Earnings          After
3.     Pro Forma Earnings                                                    Conversion                Increase       Conversion
                                                                             ----------                --------       ----------

       12 Months ended May 31, 1997 (reported)                                $15,638,000             $11,617,649      $27,255,649
       12 Months ended May 31, 1997 (core)                                    $24,115,000             $11,617,649      $35,732,649

                                                           Before             Net Cash             Tax Benefit (5)       After
4.     Pro Forma Net Worth                               Conversion           Proceeds            Of Contribution     Conversion
                                                         ----------           --------            ---------------     ----------

       May 31, 1997                                      $316,669,000         $501,696,182            $22,020,370     $840,385,553
       May 31, 1997 (Tangible)                           $253,256,000         $501,696,182            $22,020,370     $776,972,553

                                                           Before             Net Cash             Tax Benefit (5)       After
5.     Pro Forma Assets                                  Conversion           Proceeds            Of Contribution     Conversion
                                                         ----------           --------            ---------------     ----------
       May 31, 1997                                      $3,820,703,000       $501,696,182            $22,020,370   $4,344,419,553



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                   Exhibit 4
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Independence Savings Bank
                           At the Supermaximum Value





1.       Offering Proceeds                                                                                              $673,495,370
         Less: Estimated Offering Expenses                                                                                14,987,506
                                                                                                                          ----------
         Net Conversion Proceeds                                                                                        $658,507,864


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                          $658,507,864
       Less: Proceeds Invested in Non-Earning Fixed Assets                                                                         0
       Less: Non-Cash Stock Purchases (1)                                                                                 80,819,444
                                                                                                                          ----------
       Net Proceeds Reinvested                                                                                          $577,688,419
       Estimated net incremental rate of return                                                                                3.06%
                                                                                                                               -----
       Earnings Increase                                                                                                 $17,666,290
           Less: Estimated cost of ESOP borrowings (2)                                                                             0
           Less: Amortization of ESOP borrowings (3)                                                                       1,427,810
           Less: Recognition Plan Vesting (4)                                                                              2,855,620
                                                                                                                           ---------
       Net Earnings Increase                                                                                             $13,382,859


                                                                                                         Net
                                                                               Before                  Earnings             After
3.     Pro Forma Earnings                                                    Conversion                Increase          Conversion
                                                                              --------                 ----------        ----------

       12 Months ended May 31, 1997 (reported)                                   $15,638,000             $13,382,859     $29,020,859
       12 Months ended May 31, 1997 (core)                                       $24,115,000             $13,382,859     $37,497,859

                                                           Before             Net Cash             Tax Benefit (5)          After
4.     Pro Forma Net Worth                               Conversion           Proceeds            Of Contribution        Conversion
                                                         ----------           --------            ---------------        ----------

       May 31, 1997                                        $316,669,000         $577,688,419             $25,323,426    $919,680,845
       May 31, 1997 (Tangible)                             $253,256,000         $577,688,419             $25,323,426    $856,267,845

                                                           Before             Net Cash             Tax Benefit (5)          After
5.     Pro Forma Assets                                  Conversion           Proceeds            Of Contribution        Conversion
                                                         ----------           --------            ---------------        ----------

       May 31, 1997                                      $3,820,703,000         $577,688,419             $25,323,426  $4,423,714,845


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at 47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT 5

                     Pro Forma Regulatory Capital Levels

                                                                             Pro Forma at May 31, 1997
                                            Actual, As of         -----------------------------------------------
                                            May 31, 1997                Minimum                    Midpoint
                                        -------------------       -------------------        --------------------
                                                    Percent                   Percent                     Percent
                                        Amount    of Assets       Amount    of Assets        Amount     of Assets
                                        --------  ---------       --------  ---------        --------   ---------
                                                                              (Dollars in Thousands)
Capital and Retained
  Earnings Under
  Generally Accepted . . . . . . . . .
  Accounting Principles  . . . . . . .  $316,576       8.29%      $491,741      12.20%       $523,070       12.86%
                                        ========      =====       ========      =====        ========       =====

Tier 1 Risk Based                       $249,355      10.44%      $424,520      17.46%       $455,849       18.69%
Requirement. . . . . . . . . . . . . .    95,557       4.00%        97,237       4.00%         97,537        4.00%
                                        --------      -----       --------      -----        --------       -----
Excess . . . . . . . . . . . . . . . .  $153,798       6.44%      $327,283      13.46%       $358,312       14.69%
                                        ========      =====       ========      =====        ========       =====

Total Risk-Based . . . . . . . . . . .  $278,131      11.64%      $453,296      18.65%       $484,625       19.87%
Risk-Based Requirement . . . . . . . .   191,114       8.00%       194,474       8.00%        195,073        8.00%
                                        --------      -----       --------      -----        --------       -----
Excess . . . . . . . . . . . . . . . .  $ 87,017       3.64%      $258,821      10.65%       $289,551       11.87%
                                        ========      =====       ========      =====        ========       =====

Tier I Leverage. . . . . . . . . . . .  $249,355       6.66%      $424,520      10.74%       $455,849       11.42%
Requirement. . . . . . . . . . . . . .   149,776       4.00%       158,177       4.00%        159,674        4.00%
                                        --------      -----       --------      -----        --------       -----
Excess . . . . . . . . . . . . . . . .  $ 99,579       2.66%      $266,343       6.74%       $296,174        7.42%
                                        ========      =====       ========      =====        ========       =====

                                                   Pro Forma at May 31, 1997
                                        -----------------------------------------------
                                              Maximum              Maximum As Adjusted
                                        -------------------        --------------------
                                                    Percent                     Percent
                                        Amount    of Assets        Amount     of Assets
                                        --------  ---------        --------   ---------
                                                    (Dollars in Thousands)
Capital and Retained
  Earnings Under
  Generally Accepted . . . . . . . . .
  Accounting Principles  . . . . . . .  $554,399      13.50%       $590,427       14.23%
                                        ========      =====        ========       =====

Tier 1 Risk Based                       $487,178      19.92%       $523,206       21.32%
Requirement. . . . . . . . . . . . . .    97,836       4.00%         98,181        4.00%
                                        --------      -----        --------       -----
Excess . . . . . . . . . . . . . . . .  $389,341      15.92%       $425,025       17.32%
                                        ========      =====        ========       =====

Total Risk-Based . . . . . . . . . . .  $515,954      21.09%       $551,982       22.49%
Risk-Based Requirement . . . . . . . .   195,672       8.00%        196,361        8.00%
                                        --------      -----        --------       -----
Excess . . . . . . . . . . . . . . . .  $320,281      13.09%       $355,620       14.49%
                                        ========      =====        ========       =====

Tier I Leverage. . . . . . . . . . . .  $487,178      12.09%       $523,206       12.85%
Requirement. . . . . . . . . . . . . .   161,172       4.00%        162,894        4.00%
                                        --------      -----        --------       -----
Excess . . . . . . . . . . . . . . . .  $326,006       8.09%       $360,311        8.85%
                                        ========      =====        ========       =====

                                   EXHIBIT 6

                         Firm Qualifications Statement

                        [RP FINANCIAL, L.C. LETTERHEAD]

                                                    FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

   Ronald S. Riggins, Managing Director (17)
   William E. Pommerening, Managing Director (13)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (12)
   James J. Oren, Vice President (10)
   Timothy M. Biddle, Vice President (8)